EXHIBIT 4.1


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                    WELLS FARGO ASSET SECURITIES CORPORATION,
                                    Depositor

                             WELLS FARGO BANK, N.A.,
                                    Servicer

                             WELLS FARGO BANK, N.A.,
                            Securities Administrator

                                       and

                      HSBC Bank USA, National Association,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 29, 2006


              Home Equity Asset-Backed Certificates, Series 2006-2



================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Defined Terms.
Section 1.02   Accounting.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.
Section 2.02   Acceptance by Custodian.
Section 2.03   Repurchase or Substitution of Mortgage Loans by the Depositor.
Section 2.04   Representations and Warranties of the Depositor with respect to the Mortgage Loans.
Section 2.05   Representations, Warranties and Covenants of the Servicer.
Section 2.06   Representations and Warranties of the Depositor.
Section 2.07   Issuance of Certificates and the REMIC Regular Interests.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

Section 3.01   Servicer to Act as Servicer.
Section 3.02   Collection of Mortgage Loan Payments.
Section 3.03   Realization Upon Defaulted Mortgage Loans.
Section 3.04   Collection Account, Distribution Account, Excess Reserve Fund
                 Account and Supplemental Interest Trust Account.
Section 3.05   Permitted Withdrawals from the Collection Account.
Section 3.06   Establishment of Escrow Accounts; Deposits in Escrow Accounts.
Section 3.07   Permitted Withdrawals From Escrow Account.
Section 3.08   Payment of Taxes, Insurance and Other Charges; Collections
                 Thereunder; Primary Mortgage Insurance.
Section 3.09   Transfer of Accounts.
Section 3.10   Maintenance of Hazard Insurance.
Section 3.11   Maintenance of Mortgage Impairment Insurance Policy.
Section 3.12   Fidelity Bond, Errors and Omissions Insurance.
Section 3.13   Title, Management and Disposition of REO Property.
Section 3.14   Due-on-Sale Clauses; Assumption and Substitution Agreements.
Section 3.15   Duties of the Credit Risk Manager.
Section 3.16   Optional Purchases of 60+ Day Delinquent Loans.
Section 3.17   Custodian to Cooperate; Release of Files.
Section 3.18   Servicing Compensation.
Section 3.19   Annual Statement as to Compliance.
Section 3.20   Assessment of Servicing Compliance; Registered Public Accounting
                 Firm Attestation Reports.
Section 3.21   Access to Certain Documentation and Information Regarding the
                 Mortgage Loans.
Section 3.22   Obligations of the Servicer in Respect of Compensating Interest.
Section 3.23   Investment of Funds in the Collection Account and the
                 Distribution Account.
Section 3.24   Liability of Servicer; Indemnification.
Section 3.25   Reports of Foreclosure and Abandonment of Mortgaged Properties.
Section 3.26   Limitation of Liability of the Credit Risk Manager.
Section 3.27   No Personal Solicitation.
Section 3.28   Exchange Act Reports.

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01   Interest Distributions.
Section 4.02   Distributions of Principal and Monthly Excess Cashflow Amounts.
Section 4.03   Allocation of Losses.
Section 4.04   Method of Distribution.
Section 4.05   Distributions on Book-Entry Certificates.
Section 4.06   Statements.
Section 4.07   Remittance Reports; Advances.
Section 4.08   Tax Treatment of Cap Carryover Amounts, the Supplemental Interest
                 Trust and the Interest Rate Swap Agreement.

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.
Section 5.02   Registration of Transfer and Exchange of Certificates.
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04   Persons Deemed Owners.
Section 5.05   Appointment of Paying Agent.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

Section 6.01   Liability of the Servicer and the Depositor.
Section 6.02   Merger or Consolidation of, or Assumption of the Obligations of,
                 the Servicer or the Depositor.
Section 6.03   Limitation on Liability of the Servicer and Others.
Section 6.04   Servicer Not to Resign.
Section 6.05   Delegation of Duties.

                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Servicer Events of Termination.
Section 7.02   Trustee to Act; Appointment of Successor.
Section 7.03   Waiver of Defaults.
Section 7.04   Notification to Certificateholders.
Section 7.05   Survival of Servicer Liabilities.

                                  ARTICLE VIII

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.01    Duties of Trustee and Securities Administrator.
Section 8.02    Certain Matters Affecting the Trustee and the Securities
                  Administrator.
Section 8.03    Trustee and Securities Administrator Not Liable for Certificates
                  or Mortgage Loans.
Section 8.04    Trustee and Securities Administrator May Own Certificates.
Section 8.05    Trustee and Securities Administrator Fees and Expenses.
Section 8.06    Eligibility Requirements for Trustee and Securities
                  Administrator.
Section 8.07    Resignation or Removal of Trustee and Securities Administrator.
Section 8.08    Successor Trustee and Successor Securities Administrator.
Section 8.09    Merger or Consolidation of Trustee or Securities Administrator.
Section 8.10    Appointment of Co-Trustee or Separate Trustee.
Section 8.11    Limitation of Liability.
Section 8.12    Trustee or Securities Administrator May Enforce Claims Without
                  Possession of Certificates.
Section 8.13    Suits for Enforcement.
Section 8.14    Waiver of Bond Requirement.
Section 8.15    Waiver of Inventory, Accounting and Appraisal Requirement.
Section 8.16    Appointment of Custodian.
Section 8.17    Indemnification of the Securities Administrator and Depositor by
                  the Trustee
Section 8.18    Trustee Errors and Omissions Policy.
Section 8.19    Securities Administrator Errors and Omissions Policy.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 9.01     REMIC Administration.
Section 9.02     Prohibited Transactions and Activities.
Section 9.03     Indemnification with Respect to Certain Taxes and Loss of REMIC
                   Status.
Section 9.04     [Reserved].
Section 9.05     Grantor Trust Administration.

                                    ARTICLE X

                                   TERMINATION

Section 10.01    Termination.
Section 10.02    Additional Termination Requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Amendment.
Section 11.02    Recordation of Agreement; Counterparts.
Section 11.03    Limitation on Rights of Certificateholders.
Section 11.04    Governing Law; Jurisdiction.
Section 11.05    Notices.
Section 11.06    Severability of Provisions.
Section 11.07    Article and Section References.
Section 11.08    Notice to the Rating Agencies.
Section 11.09    Further Assurances.
Section 11.10    Benefits of Agreement.
Section 11.11    Acts of Certificateholders.
Section 11.12    Recharacterization.
Section 11.13    Regulation AB Compliance; Intent of Parties; Reasonableness.

                                    EXHIBITS:

Exhibit A-1      Form of Class A-1 Certificates
Exhibit A-2      Form of Class A-2 Certificates
Exhibit A-3      Form of Class A-3 Certificates
Exhibit A-4      Form of Class A-4 Certificates
Exhibit B-1      Form of Class M-1 Certificates
Exhibit B-2      Form of Class M-2 Certificates
Exhibit B-3      Form of Class M-3 Certificates
Exhibit B-4      Form of Class M-4 Certificates
Exhibit B-5      Form of Class M-5 Certificates
Exhibit B-6      Form of Class M-6 Certificates
Exhibit B-7      Form of Class M-7 Certificates
Exhibit B-8      Form of Class M-8 Certificates
Exhibit B-9      Form of Class M-9 Certificates
Exhibit B-10     Form of Class M-10 Certificates
Exhibit C-1      Form of Class CE Certificates
Exhibit C-2      Form of Class P Certificates
Exhibit C-3      Form of Class R-1 Certificates
Exhibit C-4      Form of Class R-2 Certificates
Exhibit D        Addresses for Requesting Mortgage Loan Schedule
Exhibit E        Form of Request for Release
Exhibit F-1      Form of Custodian's Initial Certification
Exhibit F-2      Form of Custodian's Final Certification
Exhibit G        Form of Mortgage Loan Purchase Agreement
Exhibit H        Form of Lost Note Affidavit
Exhibit I        Form of ERISA Representation Letter
Exhibit J        Form of Rule 144A Investment Letter
Exhibit K        Form of Residual Certificate Transfer Affidavit
Exhibit L        Form of Transferor Certificate for the M-10, Class CE and Class
                 P Certificates
Exhibit M        [Reserved]
Exhibit N        Form of Interest Rate Swap Agreement
Exhibit O        Form of Sarbanes-Oxley Certification
Exhibit P        Form of Certification of the Securities Administrator
                 to be Provided to Servicer
Exhibit Q        List of Recordation States
Exhibit R        Form of Custodial Agreement
Exhibit S        Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit T        Additional Form 10-D Disclosure
Exhibit U        Additional Form 10-K Disclosure
Exhibit V        Form 8-K Disclosure Information
Exhibit W        Additional Disclosure Notification
Exhibit X        Prepayment Penalty Matrices

               This Pooling and Servicing Agreement is dated as of June 29, 2006 (the "Agreement"), among WELLS FARGO ASSET SECURITIES CORPORATION, as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as servicer (the "Servicer"), WELLS FARGO BANK, N.A., as securities administrator (the "Securities Administrator") and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

               The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eighteen Classes of Certificates, designated as (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, (iii) the Class CE Certificates, (iv) the Class P Certificates and
(v) the Class R-1 and Class R-2 Certificates.

               The Trustee shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Penalties, the Servicer Prepayment Penalty Payment Amounts and the Originator Prepayment Penalty Payment Amounts, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the Regular Certificates to receive Cap Carryover Amounts and the obligation of the Regular Certificates to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (each, a "Trust REMIC" or, in the alternative, "Pooling-Tier REMIC-1," "Pooling-Tier REMIC-2," "Lower-Tier REMIC," "Upper-Tier REMIC" and "Class CE REMIC," respectively). The Class CE Interest, Class IO Interest and each Class of Regular Certificates (other than (i) the right of each Class of Regular Certificates to receive Cap Carryover Amounts and the obligation to pay Class IO Shortfalls and (ii) the right of the Class CE Certificates to receive Net Swap Payments from the Swap Provider and the obligation to pay Cap Carryover Amounts to Holders of the Regular Certificates and to pay Net Swap Payments and Swap Termination Payments to the Swap Provider) represent ownership of one or more regular interests in a REMIC for purposes of the REMIC Provisions.

               The Class R-1 Certificates represent the sole class of residual interest in the Class CE REMIC for purposes of the REMIC Provisions. The Class R-2 Certificates represent ownership of the sole class of residual interest in each of Poling-Tier REMIC 1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions.

               The Start-up Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 9.01.

               The Class CE REMIC shall hold as assets the Class UT-X Interest and the Class UT-IO Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Penalties, the Servicer Prepayment Penalty Payment Amounts and the Originator Prepayment Penalty Payment Amounts,
(ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust,
(iv) the Excess Reserve Fund Account, and (v) the right of the Regular Certificates to receive Cap Carryover Amounts and the obligation of the Regular Certificates to pay Class IO Shortfalls).

               For federal income tax purposes, each Class of Regular Certificates, the Class CE Certificates and the Class P Certificates represent beneficial ownership of portions of the Trust Fund which shall be treated as a grantor trust in accordance with Section 9.05.

                              Pooling-Tier REMIC-1
                              --------------------

               Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. The Class PT1-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class PT1-R Interest shall have no principal balance and no interest rate.

              Pooling-Tier     Pooling-Tier    Initial Pooling-Tier
                REMIC-1           REMIC-1            REMIC-1
            Regular Interest   Interest Rate     Principal Amount
            Class PT1-1             (1)            $40,435,086.90
            Class PT1-2A            (2)            $11,748,500.00
            Class PT1-2B            (3)            $11,748,500.00
            Class PT1-3A            (2)            $11,400,000.00
            Class PT1-3B            (3)            $11,400,000.00
            Class PT1-4A            (2)            $11,060,500.00
            Class PT1-4B            (3)            $11,060,500.00
            Class PT1-5A            (2)            $10,732,000.00
            Class PT1-5B            (3)            $10,732,000.00
            Class PT1-6A            (2)            $10,412,500.00
            Class PT1-6B            (3)            $10,412,500.00
            Class PT1-7A            (2)            $10,103,000.00
            Class PT1-7B            (3)            $10,103,000.00
            Class PT1-8A            (2)             $9,802,500.00
            Class PT1-8B            (3)             $9,802,500.00
            Class PT1-9A            (2)             $9,511,000.00
            Class PT1-9B            (3)             $9,511,000.00
            Class PT1-10A           (2)             $9,227,000.00
            Class PT1-10B           (3)             $9,227,000.00
            Class PT1-11A           (2)             $8,953,000.00
            Class PT1-11B           (3)             $8,953,000.00
            Class PT1-12A           (2)             $8,686,500.00
            Class PT1-12B           (3)             $8,686,500.00
            Class PT1-13A           (2)             $8,682,500.00
            Class PT1-13B           (3)             $8,682,500.00
            Class PT1-14A           (2)            $10,657,500.00
            Class PT1-14B           (3)            $10,657,500.00
            Class PT1-15A           (2)            $10,551,500.00
            Class PT1-15B           (3)            $10,551,500.00
            Class PT1-16A           (2)            $10,426,500.00
            Class PT1-16B           (3)            $10,426,500.00
            Class PT1-17A           (2)            $10,283,000.00
            Class PT1-17B           (3)            $10,283,000.00
            Class PT1-18A           (2)            $10,122,500.00
            Class PT1-18B           (3)            $10,122,500.00
            Class PT1-19A           (2)             $9,946,000.00
            Class PT1-19B           (3)             $9,946,000.00
            Class PT1-20A           (2)             $9,754,000.00
            Class PT1-20B           (3)             $9,754,000.00
            Class PT1-21A           (2)             $9,548,500.00
            Class PT1-21B           (3)             $9,548,500.00
            Class PT1-22A           (2)             $9,330,000.00
            Class PT1-22B           (3)             $9,330,000.00
            Class PT1-23A           (2)             $9,099,500.00
            Class PT1-23B           (3)             $9,099,500.00
            Class PT1-24A           (2)            $31,357,000.00
            Class PT1-24B           (3)            $31,357,000.00
            Class PT1-25A           (2)            $16,852,500.00
            Class PT1-25B           (3)            $16,852,500.00
            Class PT1-26A           (2)            $14,730,000.00
            Class PT1-26B           (3)            $14,730,000.00
            Class PT1-27A           (2)            $11,198,500.00
            Class PT1-27B           (3)            $11,198,500.00
            Class PT1-28A           (2)             $8,731,000.00
            Class PT1-28B           (3)             $8,731,000.00
            Class PT1-29A           (2)             $6,932,000.00
            Class PT1-29B           (3)             $6,932,000.00
            Class PT1-30A           (2)             $5,576,000.00
            Class PT1-30B           (3)             $5,576,000.00
            Class PT1-31A           (2)             $4,526,500.00
            Class PT1-31B           (3)             $4,526,500.00
            Class PT1-32A           (2)             $3,694,500.00
            Class PT1-32B           (3)             $3,694,500.00
            Class PT1-33A           (2)             $3,022,500.00
            Class PT1-33B           (3)             $3,022,500.00
            Class PT1-34A           (2)             $2,874,500.00
            Class PT1-34B           (3)             $2,874,500.00
            Class PT1-35A           (2)             $2,732,000.00
            Class PT1-35B           (3)             $2,732,000.00
            Class PT1-36A           (2)             $2,598,500.00
            Class PT1-36B           (3)             $2,598,500.00
            Class PT1-37A           (2)             $2,471,000.00
            Class PT1-37B           (3)             $2,471,000.00
            Class PT1-38A           (2)             $2,350,000.00
            Class PT1-38B           (3)             $2,350,000.00
            Class PT1-39A           (2)             $2,234,500.00
            Class PT1-39B           (3)             $2,234,500.00
            Class PT1-40A           (2)             $2,125,000.00
            Class PT1-40B           (3)             $2,125,000.00
            Class PT1-41A           (2)             $2,021,000.00
            Class PT1-41B           (3)             $2,021,000.00
            Class PT1-42A           (2)             $1,922,000.00
            Class PT1-42B           (3)             $1,922,000.00
            Class PT1-43A           (2)             $1,828,000.00
            Class PT1-43B           (3)             $1,828,000.00
            Class PT1-44A           (2)             $1,737,500.00
            Class PT1-44B           (3)             $1,737,500.00
            Class PT1-45A           (2)             $1,653,000.00
            Class PT1-45B           (3)             $1,653,000.00
            Class PT1-46A           (2)             $1,572,000.00
            Class PT1-46B           (3)             $1,572,000.00
            Class PT1-47A           (2)             $1,494,500.00
            Class PT1-47B           (3)             $1,494,500.00
            Class PT1-48A           (2)             $1,421,500.00
            Class PT1-48B           (3)             $1,421,500.00
            Class PT1-49A           (2)             $1,352,000.00
            Class PT1-49B           (3)             $1,352,000.00
            Class PT1-50A           (2)             $1,285,500.00
            Class PT1-50B           (3)             $1,285,500.00
            Class PT1-51A           (2)             $1,222,000.00
            Class PT1-51B           (3)             $1,222,000.00
            Class PT1-52A           (2)             $1,162,500.00
            Class PT1-52B           (3)             $1,162,500.00
            Class PT1-53A           (2)             $1,105,000.00
            Class PT1-53B           (3)             $1,105,000.00
            Class PT1-54A           (2)             $1,051,500.00
            Class PT1-54B           (3)             $1,051,500.00
            Class PT1-55A           (2)               $999,500.00
            Class PT1-55B           (3)               $999,500.00
            Class PT1-56A           (2)               $950,500.00
            Class PT1-56B           (3)               $950,500.00
            Class PT1-57A           (2)               $904,500.00
            Class PT1-57B           (3)               $904,500.00
            Class PT1-58A           (2)               $860,000.00
            Class PT1-58B           (3)               $860,000.00
            Class PT1-59A           (2)               $820,500.00
            Class PT1-59B           (3)               $820,500.00
            Class PT1-60A           (2)            $15,799,000.00
            Class PT1-60B           (3)            $15,799,000.00

----------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (such rate, the "Pooling-Tier REMIC-1 Interest Rate" for such Class) equal to the Pooling-Tier REMIC-1 WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (such rate, the "Pooling-Tier REMIC-1 Interest Rate" for such Class) equal to the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 WAC Rate, subject to a maximum rate equal to the PT1 Cap.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (such rate, the "Pooling-Tier REMIC-1 Interest Rate" for such Class) equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 WAC Rate over (B) the PTI Cap.

               On each Distribution Date, the Securities Administrator shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than the Servicing Fee, shall be allocated in the same manner as Realized Losses.

               On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

               On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests.

                              Pooling-Tier REMIC-2
                              --------------------

               Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R-2 Certificates. The Class PT2-R Interest shall have no principal balance and no interest rate.


                                        Initial          Corresponding     Corresponding      Corresponding
  Pooling-Tier     Pooling-Tier       Pooling-Tier       Pooling-Tier      Pooling-Tier         Scheduled
     REMIC-2         REMIC-2           REMIC-2           REMIC-2 IO      REMIC-1 Regular       Crossover
Regular Interest   Interest Rate    Principal Amount       Interest          Interest       Distribution Date
Class PT2-1             (1)           $40,435,086.90          N/A               N/A                N/A
Class PT2-2A            (2)           $11,748,500.00    Class PT2-IO-2          N/A                N/A
Class PT2-2B            (3)           $11,748,500.00          N/A               N/A                N/A
Class PT2-3A            (2)           $11,400,000.00    Class PT2-IO-3          N/A                N/A
Class PT2-3B            (3)           $11,400,000.00          N/A               N/A                N/A
Class PT2-4A            (2)           $11,060,500.00    Class PT2-IO-4          N/A                N/A
Class PT2-4B            (3)           $11,060,500.00          N/A               N/A                N/A
Class PT2-5A            (2)           $10,732,000.00    Class PT2-IO-5          N/A                N/A
Class PT2-5B            (3)           $10,732,000.00          N/A               N/A                N/A
Class PT2-6A            (2)           $10,412,500.00    Class PT2-IO-6          N/A                N/A
Class PT2-6B            (3)           $10,412,500.00          N/A               N/A                N/A
Class PT2-7A            (2)           $10,103,000.00    Class PT2-IO-7          N/A                N/A
Class PT2-7B            (3)           $10,103,000.00          N/A               N/A                N/A
Class PT2-8A            (2)            $9,802,500.00    Class PT2-IO-8          N/A                N/A
Class PT2-8B            (3)            $9,802,500.00          N/A               N/A                N/A
Class PT2-9A            (2)            $9,511,000.00    Class PT2-IO-9          N/A                N/A
Class PT2-9B            (3)            $9,511,000.00          N/A               N/A                N/A
Class PT2-10A           (2)            $9,227,000.00    Class PT2-IO-10         N/A                N/A
Class PT2-10B           (3)            $9,227,000.00          N/A               N/A                N/A
Class PT2-11A           (2)            $8,953,000.00    Class PT2-IO-11         N/A                N/A
Class PT2-11B           (3)            $8,953,000.00          N/A               N/A                N/A
Class PT2-12A           (2)            $8,686,500.00    Class PT2-IO-12         N/A                N/A
Class PT2-12B           (3)            $8,686,500.00          N/A               N/A                N/A
Class PT2-13A           (2)            $8,682,500.00    Class PT2-IO-13         N/A                N/A
Class PT2-13B           (3)            $8,682,500.00          N/A               N/A                N/A
Class PT2-14A           (2)           $10,657,500.00    Class PT2-IO-14         N/A                N/A
Class PT2-14B           (3)           $10,657,500.00          N/A               N/A                N/A
Class PT2-15A           (2)           $10,551,500.00    Class PT2-IO-15         N/A                N/A
Class PT2-15B           (3)           $10,551,500.00          N/A               N/A                N/A
Class PT2-16A           (2)           $10,426,500.00    Class PT2-IO-16         N/A                N/A
Class PT2-16B           (3)           $10,426,500.00          N/A               N/A                N/A
Class PT2-17A           (2)           $10,283,000.00    Class PT2-IO-17         N/A                N/A
Class PT2-17B           (3)           $10,283,000.00          N/A               N/A                N/A
Class PT2-18A           (2)           $10,122,500.00    Class PT2-IO-18         N/A                N/A
Class PT2-18B           (3)           $10,122,500.00          N/A               N/A                N/A
Class PT2-19A           (2)            $9,946,000.00    Class PT2-IO-19         N/A                N/A
Class PT2-19B           (3)            $9,946,000.00          N/A               N/A                N/A
Class PT2-20A           (2)            $9,754,000.00    Class PT2-IO-20         N/A                N/A
Class PT2-20B           (3)            $9,754,000.00          N/A               N/A                N/A
Class PT2-21A           (2)            $9,548,500.00    Class PT2-IO-21         N/A                N/A
Class PT2-21B           (3)            $9,548,500.00          N/A               N/A                N/A
Class PT2-22A           (2)            $9,330,000.00    Class PT2-IO-22         N/A                N/A
Class PT2-22B           (3)            $9,330,000.00          N/A               N/A                N/A
Class PT2-23A           (2)            $9,099,500.00    Class PT2-IO-23         N/A                N/A
Class PT2-23B           (3)            $9,099,500.00          N/A               N/A                N/A
Class PT2-24A           (2)           $31,357,000.00    Class PT2-IO-24         N/A                N/A
Class PT2-24B           (3)           $31,357,000.00          N/A               N/A                N/A
Class PT2-25A           (2)           $16,852,500.00    Class PT2-IO-25         N/A                N/A
Class PT2-25B           (3)           $16,852,500.00          N/A               N/A                N/A
Class PT2-26A           (2)           $14,730,000.00    Class PT2-IO-26         N/A                N/A
Class PT2-26B           (3)           $14,730,000.00          N/A               N/A                N/A
Class PT2-27A           (2)           $11,198,500.00    Class PT2-IO-27         N/A                N/A
Class PT2-27B           (3)           $11,198,500.00          N/A               N/A                N/A
Class PT2-28A           (2)            $8,731,000.00    Class PT2-IO-28         N/A                N/A
Class PT2-28B           (3)            $8,731,000.00          N/A               N/A                N/A
Class PT2-29A           (2)            $6,932,000.00    Class PT2-IO-29         N/A                N/A
Class PT2-29B           (3)            $6,932,000.00          N/A               N/A                N/A
Class PT2-30A           (2)            $5,576,000.00    Class PT2-IO-30         N/A                N/A
Class PT2-30B           (3)            $5,576,000.00          N/A               N/A                N/A
Class PT2-31A           (2)            $4,526,500.00    Class PT2-IO-31         N/A                N/A
Class PT2-31B           (3)            $4,526,500.00          N/A               N/A                N/A
Class PT2-32A           (2)            $3,694,500.00    Class PT2-IO-32         N/A                N/A
Class PT2-32B           (3)            $3,694,500.00          N/A               N/A                N/A
Class PT2-33A           (2)            $3,022,500.00    Class PT2-IO-33         N/A                N/A
Class PT2-33B           (3)            $3,022,500.00          N/A               N/A                N/A
Class PT2-34A           (2)            $2,874,500.00    Class PT2-IO-34         N/A                N/A
Class PT2-34B           (3)            $2,874,500.00          N/A               N/A                N/A
Class PT2-35A           (2)            $2,732,000.00    Class PT2-IO-35         N/A                N/A
Class PT2-35B           (3)            $2,732,000.00          N/A               N/A                N/A
Class PT2-36A           (2)            $2,598,500.00    Class PT2-IO-36         N/A                N/A
Class PT2-36B           (3)            $2,598,500.00          N/A               N/A                N/A
Class PT2-37A           (2)            $2,471,000.00    Class PT2-IO-37         N/A                N/A
Class PT2-37B           (3)            $2,471,000.00          N/A               N/A                N/A
Class PT2-38A           (2)            $2,350,000.00    Class PT2-IO-38         N/A                N/A
Class PT2-38B           (3)            $2,350,000.00          N/A               N/A                N/A
Class PT2-39A           (2)            $2,234,500.00    Class PT2-IO-39         N/A                N/A
Class PT2-39B           (3)            $2,234,500.00          N/A               N/A                N/A
Class PT2-40A           (2)            $2,125,000.00    Class PT2-IO-40         N/A                N/A
Class PT2-40B           (3)            $2,125,000.00          N/A               N/A                N/A
Class PT2-41A           (2)            $2,021,000.00    Class PT2-IO-41         N/A                N/A
Class PT2-41B           (3)            $2,021,000.00          N/A               N/A                N/A
Class PT2-42A           (2)            $1,922,000.00    Class PT2-IO-42         N/A                N/A
Class PT2-42B           (3)            $1,922,000.00          N/A               N/A                N/A
Class PT2-43A           (2)            $1,828,000.00    Class PT2-IO-43         N/A                N/A
Class PT2-43B           (3)            $1,828,000.00          N/A               N/A                N/A
Class PT2-44A           (2)            $1,737,500.00    Class PT2-IO-44         N/A                N/A
Class PT2-44B           (3)            $1,737,500.00          N/A               N/A                N/A
Class PT2-45A           (2)            $1,653,000.00    Class PT2-IO-45         N/A                N/A
Class PT2-45B           (3)            $1,653,000.00          N/A               N/A                N/A
Class PT2-46A           (2)            $1,572,000.00    Class PT2-IO-46         N/A                N/A
Class PT2-46B           (3)            $1,572,000.00          N/A               N/A                N/A
Class PT2-47A           (2)            $1,494,500.00    Class PT2-IO-47         N/A                N/A
Class PT2-47B           (3)            $1,494,500.00          N/A               N/A                N/A
Class PT2-48A           (2)            $1,421,500.00    Class PT2-IO-48         N/A                N/A
Class PT2-48B           (3)            $1,421,500.00          N/A               N/A                N/A
Class PT2-49A           (2)            $1,352,000.00    Class PT2-IO-49         N/A                N/A
Class PT2-49B           (3)            $1,352,000.00          N/A               N/A                N/A
Class PT2-50A           (2)            $1,285,500.00    Class PT2-IO-50         N/A                N/A
Class PT2-50B           (3)            $1,285,500.00          N/A               N/A                N/A
Class PT2-51A           (2)            $1,222,000.00    Class PT2-IO-51         N/A                N/A
Class PT2-51B           (3)            $1,222,000.00          N/A               N/A                N/A
Class PT2-52A           (2)            $1,162,500.00    Class PT2-IO-52         N/A                N/A
Class PT2-52B           (3)            $1,162,500.00          N/A               N/A                N/A
Class PT2-53A           (2)            $1,105,000.00    Class PT2-IO-53         N/A                N/A
Class PT2-53B           (3)            $1,105,000.00          N/A               N/A                N/A
Class PT2-54A           (2)            $1,051,500.00    Class PT2-IO-54         N/A                N/A
Class PT2-54B           (3)            $1,051,500.00          N/A               N/A                N/A
Class PT2-55A           (2)              $999,500.00    Class PT2-IO-55         N/A                N/A
Class PT2-55B           (3)              $999,500.00          N/A               N/A                N/A
Class PT2-56A           (2)              $950,500.00    Class PT2-IO-56         N/A                N/A
Class PT2-56B           (3)              $950,500.00          N/A               N/A                N/A
Class PT2-57A           (2)              $904,500.00    Class PT2-IO-57         N/A                N/A
Class PT2-57B           (3)              $904,500.00          N/A               N/A                N/A
Class PT2-58A           (2)              $860,000.00    Class PT2-IO-58         N/A                N/A
Class PT2-58B           (3)              $860,000.00          N/A               N/A                N/A
Class PT2-59A           (2)              $820,500.00    Class PT2-IO-59         N/A                N/A
Class PT2-59B           (3)              $820,500.00          N/A               N/A                N/A
Class PT2-60A           (2)           $15,799,000.00    Class PT2-IO-60         N/A                N/A
Class PT2-60B           (3)           $15,799,000.00          N/A               N/A                N/A
Class PT2-IO-2          (4)                       (4)         N/A          Class PT1-2A        August 2006
Class PT2-IO-3          (4)                       (4)         N/A          Class PT1-3A      September 2006
Class PT2-IO-4          (4)                       (4)         N/A          Class PT1-4A       October 2006
Class PT2-IO-5          (4)                       (4)         N/A          Class PT1-5A       November 2006
Class PT2-IO-6          (4)                       (4)         N/A          Class PT1-6A       December 2006
Class PT2-IO-7          (4)                       (4)         N/A          Class PT1-7A       January 2007
Class PT2-IO-8          (4)                       (4)         N/A          Class PT1-8A       February 2007
Class PT2-IO-9          (4)                       (4)         N/A          Class PT1-9A        March 2007
Class PT2-IO-10         (4)                       (4)         N/A          Class PT1-10A       April 2007
Class PT2-IO-11         (4)                       (4)         N/A          Class PT1-11A        May 2007
Class PT2-IO-12         (4)                       (4)         N/A          Class PT1-12A        June 2007
Class PT2-IO-13         (4)                       (4)         N/A          Class PT1-13A        July 2007
Class PT2-IO-14         (4)                       (4)         N/A          Class PT1-14A       August 2007
Class PT2-IO-15         (4)                       (4)         N/A          Class PT1-15A     September 2007
Class PT2-IO-16         (4)                       (4)         N/A          Class PT1-16A      October 2007
Class PT2-IO-17         (4)                       (4)         N/A          Class PT1-17A      November 2007
Class PT2-IO-18         (4)                       (4)         N/A          Class PT1-18A      December 2007
Class PT2-IO-19         (4)                       (4)         N/A          Class PT1-19A      January 2008
Class PT2-IO-20         (4)                       (4)         N/A          Class PT1-20A      February 2008
Class PT2-IO-21         (4)                       (4)         N/A          Class PT1-21A       March 2008
Class PT2-IO-22         (4)                       (4)         N/A          Class PT1-22A       April 2008
Class PT2-IO-23         (4)                       (4)         N/A          Class PT1-23A        May 2008
Class PT2-IO-24         (4)                       (4)         N/A          Class PT1-24A        June 2008
Class PT2-IO-25         (4)                       (4)         N/A          Class PT1-25A        July 2008
Class PT2-IO-26         (4)                       (4)         N/A          Class PT1-26A       August 2008
Class PT2-IO-27         (4)                       (4)         N/A          Class PT1-27A     September 2008
Class PT2-IO-28         (4)                       (4)         N/A          Class PT1-28A      October 2008
Class PT2-IO-29         (4)                       (4)         N/A          Class PT1-29A      November 2008
Class PT2-IO-30         (4)                       (4)         N/A          Class PT1-30A      December 2008
Class PT2-IO-31         (4)                       (4)         N/A          Class PT1-31A      January 2009
Class PT2-IO-32         (4)                       (4)         N/A          Class PT1-32A      February 2009
Class PT2-IO-33         (4)                       (4)         N/A          Class PT1-33A       March 2009
Class PT2-IO-34         (4)                       (4)         N/A          Class PT1-34A       April 2009
Class PT2-IO-35         (4)                       (4)         N/A          Class PT1-35A        May 2009
Class PT2-IO-36         (4)                       (4)         N/A          Class PT1-36A        June 2009
Class PT2-IO-37         (4)                       (4)         N/A          Class PT1-37A        July 2009
Class PT2-IO-38         (4)                       (4)         N/A          Class PT1-38A       August 2009
Class PT2-IO-39         (4)                       (4)         N/A          Class PT1-39A     September 2009
Class PT2-IO-40         (4)                       (4)         N/A          Class PT1-40A      October 2009
Class PT2-IO-41         (4)                       (4)         N/A          Class PT1-41A      November 2009
Class PT2-IO-42         (4)                       (4)         N/A          Class PT1-42A      December 2009
Class PT2-IO-43         (4)                       (4)         N/A          Class PT1-43A      January 2010
Class PT2-IO-44         (4)                       (4)         N/A          Class PT1-44A      February 2010
Class PT2-IO-45         (4)                       (4)         N/A          Class PT1-45A       March 2010
Class PT2-IO-46         (4)                       (4)         N/A          Class PT1-46A       April 2010
Class PT2-IO-47         (4)                       (4)         N/A          Class PT1-47A        May 2010
Class PT2-IO-48         (4)                       (4)         N/A          Class PT1-48A        June 2010
Class PT2-IO-49         (4)                       (4)         N/A          Class PT1-49A        July 2010
Class PT2-IO-50         (4)                       (4)         N/A          Class PT1-50A       August 2010
Class PT2-IO-51         (4)                       (4)         N/A          Class PT1-51A     September 2010
Class PT2-IO-52         (4)                       (4)         N/A          Class PT1-52A      October 2010
Class PT2-IO-53         (4)                       (4)         N/A          Class PT1-53A      November 2010
Class PT2-IO-54         (4)                       (4)         N/A          Class PT1-54A      December 2010
Class PT2-IO-55         (4)                       (4)         N/A          Class PT1-55A      January 2011
Class PT2-IO-56         (4)                       (4)         N/A          Class PT1-56A      February 2011
Class PT2-IO-57         (4)                       (4)         N/A          Class PT1-57A       March 2011
Class PT2-IO-58         (4)                       (4)         N/A          Class PT1-58A       April 2011
Class PT2-IO-59         (4)                       (4)         N/A          Class PT1-59A        May 2011
Class PT2-IO-60         (4)                       (4)         N/A          Class PT1-60A        June 2011

------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (such rate, the "Pooling-Tier REMIC-2 Interest Rate" for such Class) equal to the Pooling-Tier REMIC-1 WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (such rate, the "Pooling-Tier REMIC-2 Interest Rate" for such Class) equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (such rate, the "Pooling-Tier REMIC-2 Interest Rate" for such Class) equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance. From the Closing Date through and including the Corresponding Scheduled Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Scheduled Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

               On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

               On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided however that, for Pooling-Tier REMIC-2 Regular Interests with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests.

                                Lower-Tier REMIC
                                ----------------

               The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R-2 Certificates. The Class LT-R Interest shall have no principal balance and no interest rate.


                                                                               Corresponding
   Lower-Tier       Lower-Tier                Initial Lower-Tier              Upper-Tier REMIC
Regular Interest   Interest Rate               Principal Amount               Regular Interest
  Class LT-A-1          (1)         1/2 Principal Balance of Corresponding          A-1
                                    Upper-Tier REMIC Regular Interest
  Class LT-A-2          (1)         1/2 Principal Balance of Corresponding          A-2
                                    Upper-Tier REMIC Regular Interest
  Class LT-A-3          (1)         1/2 Principal Balance of Corresponding          A-3
                                    Upper-Tier REMIC Regular Interest
  Class LT-A-4          (1)         1/2 Principal Balance of Corresponding          A-4
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-1          (1)         1/2 Principal Balance of Corresponding          M-1
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-2          (1)         1/2 Principal Balance of Corresponding          M-2
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-3          (1)         1/2 Principal Balance of Corresponding          M-3
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-4          (1)         1/2 Principal Balance of Corresponding          M-4
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-5          (1)         1/2 Principal Balance of Corresponding          M-5
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-6          (1)         1/2 Principal Balance of Corresponding          M-6
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-7          (1)         1/2 Principal Balance of Corresponding          M-7
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-8          (1)         1/2 Principal Balance of Corresponding          M-8
                                    Upper-Tier REMIC Regular Interest
  Class LT-M-9          (1)         1/2 Principal Balance of Corresponding          M-9
                                    Upper-Tier REMIC Regular Interest
 Class LT-M-10          (1)         1/2 Principal Balance of Corresponding          M-10
                                    Upper-Tier REMIC Regular Interest
Class LT-Accrual        (1)               1/2 Pool Balance plus 1/2                 N/A
                                         Overcollateralization Amount
  Class LT-IO           (2)                          (2)                            N/A

-------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

               Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-A-4, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9 and Class LT-M-10 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

               On each Distribution Date, 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that is attributable to a reduction in the Principal Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralization Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralization Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated
(i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class UT-X Interest that result in the reduction in the Overcollateralization Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Principal Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest is equal to 50% of the Pool Balance plus 50% of the Overcollateralization Amount. Any increase in the Principal Balance of a Class of Regular Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest.

                                Upper-Tier REMIC
                                ----------------

               The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R-2 Certificates. The Class UT-R Interest shall have no principal balance and no interest rate.

  Upper-Tier REMIC    Upper-Tier     Initial Principal   Corresponding Class
  Regular Interest   Interest Rate   Upper-Tier Amount     of Certificates
     Class A-1            (1)          $369,249,000.00        Class A-1
     Class A-2            (1)           $89,966,000.00        Class A-2
     Class A-3            (1)          $134,092,000.00        Class A-3
     Class A-4            (1)           $66,317,000.00        Class A-4
     Class M-1            (1)           $30,001,000.00        Class M-1
     Class M-2            (1)           $25,542,000.00        Class M-2
     Class M-3            (1)           $14,595,000.00        Class M-3
     Class M-4            (1)           $12,974,000.00        Class M-4
     Class M-5            (1)           $12,974,000.00        Class M-5
     Class M-6            (1)           $11,757,000.00        Class M-6
     Class M-7            (1)           $11,352,000.00        Class M-7
     Class M-8            (1)            $8,919,000.00        Class M-8
     Class M-9            (1)            $4,460,000.00        Class M-9
     Class M-10           (1)            $8,108,000.00       Class M-10
     Class UT-IO          (2)                  (2)               N/A
     Class UT-X           (3)                  (3)               N/A

-----------------
(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Pool Cap) for the Corresponding Class of Certificates, and (ii) the Upper-Tier REMIC WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest.

(3) The Class UT-X Interest has an initial principal balance of $10,541,086.90 but will not accrue interest on such balance but will accrue interest on a notional amount. As of any Distribution Date, the Class UT-X Interest shall have a notional amount equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class UT-X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO Interest), where the Lower-Tier Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional amount of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Overcollateralization Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

               On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

               On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Principal Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                 Class CE REMIC
                                 --------------

               The Class CE REMIC shall issue the following classes of interests. The Class CE Interest and the Class IO Interest shall each represent a regular interest in the Class CE REMIC and the Class R-1 Certificate shall represent the sole class of residual interest in the Class CE REMIC.

              Class CE REMIC        Interest      Class CE REMIC
                Designation           Rate       Principal Amount
           Class CE Interest           (1)              (1)
           Class IO Interest           (2)              (2)
           Class R-1 Certificate       (3)              (3)

------------------
(1) The Class CE Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3) The Class R-1 Certificate does not have a principal balance or an interest rate.


                                  Certificates
                                  ------------

               The following table sets forth (or describes) the Class designation, Original Principal Balance, the Pass-Through Rate and the Final Scheduled Distribution Date for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

                 Original Principal   Pass-Through    Final Scheduled
         Class         Balance            Rate       Distribution Date*
         A-1        $369,249,000.00        (1)         July 25, 2036
         A-2         $89,966,000.00        (2)         July 25, 2036
         A-3        $134,092,000.00        (3)         July 25, 2036
         A-4         $66,317,000.00        (4)         July 25, 2036
         M-1         $30,001,000.00        (5)         July 25, 2036
         M-2         $25,542,000.00        (6)         July 25, 2036
         M-3         $14,595,000.00        (7)         July 25, 2036
         M-4         $12,974,000.00        (8)         July 25, 2036
         M-5         $12,974,000.00        (9)         July 25, 2036
         M-6         $11,757,000.00       (10)         July 25, 2036
         M-7         $11,352,000.00       (11)         July 25, 2036
         M-8          $8,919,000.00       (12)         July 25, 2036
         M-9          $4,460,000.00       (13)         July 25, 2036
         M-10         $8,108,000.00       (14)         July 25, 2036
         CE             (15)              (15)              N/A
         P               N/A               N/A              N/A
         R-1             N/A               N/A              N/A
         R-2             N/A               N/A              N/A
         Total      $800,306,000.00        N/A              N/A

---------------
* Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Regular Certificates, the Class CE Interest and the Class IO Interest that represents one or more of the "regular interests" in the Upper-Tier REMIC.

(1) The Pass-Through Rate for the Class A-1 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class A-1 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(2) The Pass-Through Rate for the Class A-2 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class A-2 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(3) The Pass-Through Rate for the Class A-3 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class A-3 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(4) The Pass-Through Rate for the Class A-4 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class A-4 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(5) The Pass-Through Rate for the Class M-1 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-1 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(6) The Pass-Through Rate for the Class M-2 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-2 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(7) The Pass-Through Rate for the Class M-3 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-3 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(8) The Pass-Through Rate for the Class M-4 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-4 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(9) The Pass-Through Rate for the Class M-5 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-5 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(10) The Pass-Through Rate for the Class M-6 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-6 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(11) The Pass-Through Rate for the Class M-7 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-7 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(12) The Pass-Through Rate for the Class M-8 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-8 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(13) The Pass-Through Rate for the Class M-9 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-9 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(14) The Pass-Through Rate for the Class M-10 Certificates during each Interest Accrual Period is equal to the lesser of: (i) the Class M-10 Formula Rate and (ii) the Pool Cap for such Distribution Date.

(15) The Class CE Certificates will represent beneficial ownership of (i) the Class CE Interest, (ii) the Class IO Interest, (iii) the right to receive Class IO Shortfalls, (iv) amounts in the Supplemental Interest Trust, including the Interest Rate Swap Agreement subject to the obligation to pay Net Swap Payments and Swap Termination Payments to the Swap Provider and Cap Carryover Amounts to the Regular Certificates and (v) amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Cap Carryover Amounts to the Regular Certificates. For federal income tax purposes, the Class CE Certificateholder's obligation to make payments of Cap Carryover Amounts to the Regular Certificates from the Excess Reserve Fund Account and the Supplemental Interest Trust shall be treated as payments made pursuant to an interest rate cap contract written by the Class CE Certificateholders in favor of each Class of Regular Certificates. Such rights of the Class CE Certificateholders and Regular Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

                                   ARTICLE I

                                   DEFINITIONS

               Section 1.01 Defined Terms. Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Regular Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

               "1933 Act" The Securities Act of 1933, as amended.

               "60+ Day Delinquent Loan" Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

               "Account" Any of the Collection Account, the Distribution Account, the Supplemental Interest Trust Account, the Excess Reserve Fund Account or the Escrow Account.

               "Accrued Certificate Interest" With respect to each Distribution Date and Class of Certificates (other than the Class CE, Class P and Residual Certificates), an amount equal to the interest accrued at the Pass-Through Rate set forth or described for such Class in the table in the Preliminary Statement under the caption "Certificates" during the related Interest Accrual Period on the Principal Balance of such Class of Certificates, reduced by such Class' Interest Percentage of any Current Interest Shortfall for such Distribution Date.

               "Additional Form 10-D Disclosure" As defined in Section 3.28(a).

               "Additional Form 10-K Disclosure" As defined in Section 3.28(b).

               "Additional Servicer" As defined in Section 6.05.

               "Adjustable Rate Mortgage Loan" A Mortgage Loan which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

               "Adjustment Date" With respect to each Adjustable Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the applicable Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

               "Advance" As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07 or if the Servicer fails to make any advance, by the Trustee pursuant to Section 7.01.

               "Adverse REMIC Event" As defined in Section 9.01(f) hereof.

               "Affiliate" With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

               "Agreement" This Pooling and Servicing Agreement and all amendments and supplements hereto.

               "Applicable Regulations" As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

               "Applied Realized Loss Amount" With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Principal Balances of the Certificates (other than the Class CE, Class P and Residual Certificates and after giving effect to all distributions on such Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries) over
(b) the Pool Balance as of the end of the related Collection Period.

               "Assignment" An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

               "Available Funds" As to any Distribution Date, an amount equal to the excess of (i) the sum of: (a) the aggregate of the Monthly Payments due during the related Collection Period and received on or prior to the related Determination Date by the Servicer, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, (e) the aggregate of any Advances made by the Servicer or the Trustee for such Distribution Date and (f) any Reimbursement Amount or Subsequent Recovery deposited into the Collection Account during the related Prepayment Period over
(ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Sections 3.05 or 6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section 7.01 or Section 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to Section 8.05 or Section 9.01(c), (c) Stayed Funds, (d) the Servicing Fee and (e) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

               "Balloon Loan" A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

               "Balloon Payment" A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

               "Bankruptcy Code" Title 11 of the United States Code, as amended.

               "Book-Entry Certificates" Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository directly, as a Depository Participant, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof. On the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates shall be Book-Entry Certificates.

               "Business Day" Any day other than (i) a Saturday or a Sunday or
(ii) a legal holiday in the State of New York.

               "Cap Carryover Amount" For any Distribution Date, the sum of (a) if the Accrued Certificate Interest for any Certificate is based upon the Pool Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Formula Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on the Pool Cap, and (b) if the Pool Cap exceeds the Upper-Tier REMIC WAC Rate, the excess of (i) the lesser of the amount in clause (a)(i) or clause
(a)(ii) over (ii) the amount of interest such Certificate would have received on such Distribution Date based on the Upper-Tier REMIC WAC Rate, in each case together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate on such Certificate).

               "Certificate" Any Regular Certificate, Class CE Certificate or Residual Certificate.

               "Certificate Custodian" Initially, Wells Fargo Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

               "Certificate Owner" With respect to each Book-Entry Certificate, any beneficial owner thereof.

               "Certificate Register" and "Certificate Registrar" The register maintained and registrar appointed pursuant to Section 5.02 hereof.

               "Certificateholder" or "Holder" The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

               "Class" Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

               "Class A Certificate" Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class A Certificateholders" Collectively, the Holders of the Class A Certificates.

              "Class A-1 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.070% per annum, and (ii) following the Optional Termination Date, 0.140% per annum.

               "Class A-1 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class A-1 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class A-2 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.100% per annum, and (ii) following the Optional Termination Date, 0.200% per annum.

               "Class A-2 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class A-2 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class A-3 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.140% per annum, and (ii) following the Optional Termination Date, 0.280% per annum.

               "Class A-3 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class A-3 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class A-4 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.250% per annum, and (ii) following the Optional Termination Date, 0.500% per annum.

               "Class A-4 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class A-4 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class CE Certificates" Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class CE Distributable Amount" With respect to any Distribution Date, the sum of (i) the interest accrued on the Class CE Interest at its Pass-Through Rate calculated on its Notional Amount less the amount of Cap Carryover Amounts paid pursuant to Section 4.02(b)(xxxiii), any Net Swap Payments paid to the Swap Provider and any Swap Termination Payments paid to the Swap Provider pursuant to Section 4.02(b)(xxxiv), and (ii) any remaining Overcollateralization Release Amounts.

               "Class CE Interest" As defined in the Preliminary Statement.

               "Class CE REMIC" As defined in the Preliminary Statement.

               "Class IO Interest" As defined in the Preliminary Statement.

               "Class IO Shortfalls" As defined in Section 4.08. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable by the Class CE Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) in excess of the amount payable on the Class CE Interest (prior to any reduction for Cap Carryover Amounts or Swap Termination Payments) and the Class IO Interest on such Distribution Date, all as further provided in Section 4.08.

               "Class LT-A-1 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-A-1 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-A-2 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-A-2 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-A-3 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-A-3 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-A-4 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-A-4 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-Accrual Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-Accrual Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the Pool Balance plus 1/2 of the Overcollateralization Amount, as set forth in the Preliminary Statement hereto.

               "Class LT-M-1 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-1 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-2 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-2 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-3 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-3 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-4 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-4 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-5 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-5 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-6 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-6 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-7 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-7 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

              "Class LT-M-8 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-8 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-9 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-9 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-M-10 Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Class LT-M-10 Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to 1/2 of the initial Principal Balance of the Corresponding Upper-Tier REMIC Regular Interest as set forth in the Preliminary Statement hereto.

               "Class LT-IO Interest" One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. The Class LT-IO Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, the Class LT-IO Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interest.

               "Class LT-R Interest" The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

               "Class M Certificate" Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7, Exhibit B-8, Exhibit B-9 and Exhibit B-10, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class M Certificateholders" Collectively, the Holders of the Class M Certificates.

               "Class M-1 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.270% per annum, and (ii) following the Optional Termination Date, 0.405% per annum.

               "Class M-1 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-1 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-1 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 70.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-1 Realized Loss Amortization Amount" As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxii) hereof, in each case for such Distribution Date.

              "Class M-2 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.290% per annum, and (ii) following the Optional Termination Date, 0.435% per annum.

               "Class M-2 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-2 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-2 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-2 Realized Loss Amortization Amount" As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxiii) hereof, in each case for such Distribution Date.

               "Class M-3 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.320% per annum, and (ii) following the Optional Termination Date, 0.480% per annum.

               "Class M-3 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-3 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-3 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), and (iv) the Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-3 Realized Loss Amortization Amount" As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxiv) hereof, in each case for such Distribution Date.

               "Class M-4 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.350% per annum, and (ii) following the Optional Termination Date, 0.525% per annum.

               "Class M-4 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-4 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-4 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.20% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-4 Realized Loss Amortization Amount" As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxv) hereof, in each case for such Distribution Date.

               "Class M-5 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.400% per annum, and (ii) following the Optional Termination Date, 0.600% per annum.

               "Class M-5 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-5 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-5 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-5 Realized Loss Amortization Amount" As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxvi) hereof, in each case for such Distribution Date.

               "Class M-6 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.450% per annum, and (ii) following the Optional Termination Date, 0.675% per annum.

               "Class M-6 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-6 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-6 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 89.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-6 Realized Loss Amortization Amount" As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxvii) hereof, in each case for such Distribution Date.

              "Class M-7 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 0.850% per annum, and (ii) following the Optional Termination Date, 1.275% per annum.

               "Class M-7 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-7 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-7 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-7 Realized Loss Amortization Amount" As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxviii) hereof, in each case for such Distribution Date.

               "Class M-8 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 1.000% per annum, and (ii) following the Optional Termination Date, 1.500% per annum.

               "Class M-8 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-8 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-8 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (viii) the Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-8 Realized Loss Amortization Amount" As to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxix) hereof, in each case for such Distribution Date.

               "Class M-9 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 1.800% per annum, and (ii) following the Optional Termination Date, 2.700% per annum.

               "Class M-9 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-9 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-9 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

              "Class M-9 Realized Loss Amortization Amount" As to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxx) hereof, in each case for such Distribution Date.

               "Class M-10 Certificate Margin" For each Distribution Date (i) on or prior to the Optional Termination Date, 2.500% per annum, and (ii) following the Optional Termination Date, 3.750% per annum.

               "Class M-10 Formula Rate" For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR applicable to the related Interest Accrual Period, plus the Class M-10 Certificate Margin and (b) the Pool Maximum Rate Cap.

               "Class M-10 Principal Distribution Amount" As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor.

               "Class M-10 Realized Loss Amortization Amount" As to the Class M-10 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-10 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxxi) hereof, in each case for such Distribution Date.

               "Class P Certificate" Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class PT1-R Interest" The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

               "Class PT2-R Interest" The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

               "Class P Certificateholders" The holders of the Class P Certificates.

               "Class R-1 Certificate" The Class R-1 Certificate executed by the Securities Administrator on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-3 and representing the sole Class of Residual Interest in the Class CE REMIC.

               "Class R-2 Certificate" The Class R-2 Certificate executed by the Securities Administrator on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-4 and evidencing the ownership of the Class PT1-R Interest, the Class PT2-R Interest, the Class LT-R interest and the Class UT-R Interest.

               "Class UT-IO Interest" A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

               "Class UT-R Interest" The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

               "Class UT-X Interest" A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

               "Closing Date" June 29, 2006.

               "Code" The Internal Revenue Code of 1986, as it may be amended from time to time.

               "Collection Account" The segregated account or accounts created and maintained by the Servicer pursuant to Section 3.04(a), which shall be entitled "Collection Account, Wells Fargo Bank, N.A., as Servicer for HSBC Bank USA, National Association, as Trustee, in trust for registered Holders of Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2," and which must be an Eligible Account.

               "Collection Period" With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

               "Commission" The United States Securities and Exchange
Commission.

               "Compensating Interest" As defined in Section 3.22 hereof.

               "Condemnation Proceeds" All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

               "Corporate Trust Office" With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 452 Fifth Avenue, New York, New York 10018, Attention: WFHET 2006-2 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Servicer. With respect to the Securities Administrator, the corporate trust office of the Securities Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) for certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113, Attention:
Client Manager-WFHET, Series 2006-2 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager-WFHET, Series 2006-2 or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Servicer.

               "Corresponding Class" The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

                               Corresponding
       Lower-Tier Class          Upper-Tier              Corresponding
         Designation       REMIC Regular Interest    Class of Certificates
       ----------------    ----------------------    ---------------------
         Class LT-A-1            Class A-1               Class A-1
         Class LT-A-2            Class A-2               Class A-2
         Class LT-A-3            Class A-3               Class A-3
         Class LT-A-4            Class A-4               Class A-4
         Class LT-M-1            Class M-1               Class M-1
         Class LT-M-2            Class M-2               Class M-2
         Class LT-M-3            Class M-3               Class M-3
         Class LT-M-4            Class M-4               Class M-4
         Class LT-M-5            Class M-5               Class M-5
         Class LT-M-6            Class M-6               Class M-6
         Class LT-M-7            Class M-7               Class M-7
         Class LT-M-8            Class M-8               Class M-8
         Class LT-M-9            Class M-9               Class M-9
         Class LT-M-10           Class M-10              Class M-10

               "Corresponding Pooling-Tier REMIC-2 IO Interest" As defined in the Preliminary Statement.

               "Corresponding Scheduled Crossover Distribution Date" The Distribution Date, if any, in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

               "Credit Risk Management Agreement" The Credit Risk Management Agreement between the Servicer and the Credit Risk Manager dated June 29, 2006.

               "Credit Risk Manager" Clayton Fixed Income Services Inc., a Colorado corporation.

               "Credit Risk Manager Fee" The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to the product of (i) one-twelfth of the Credit Risk Manager Fee Rate and (ii) the Pool Balance as of the opening of business on the first day of the related Collection Period.

               "Credit Risk Manager Fee Rate" With respect to any Distribution Date, 0.011% per annum.

               "Current Interest Shortfall" With respect to any Distribution Date, the sum of (i) the aggregate amount of Relief Act Interest Shortfalls,
(ii) the aggregate amount of Prepayment Interest Shortfalls attributable to partial Principal Prepayments and (iii) the amount, if any, by which (x) the aggregate amount of Prepayment Interest Shortfalls attributable to Principal Prepayments in full exceeds (y) the Compensating Interest for such Distribution Date.

               "Custodial Agreement" That certain Custodial Agreement, dated as of June 29, 2006, among the Custodian, the Depositor, the Servicer and the Trustee, in the form of Exhibit R attached hereto.

               "Custodian" Wells Fargo Bank, as custodian pursuant to the Custodial Agreement, and any successor custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.16. The Custodian may (but need not) be the Trustee, the Securities Administrator or the Servicer or any Person directly or indirectly controlling or controlled by or under common control of any of them.

               "Cut-off Date" With respect to each Mortgage Loan, the Due Date occurring in June 1, 2006.

               "Cut-off Date Principal Balance" With respect to any Mortgage Loan, the unpaid principal balance thereof as of the applicable Cut-off Date after giving effect to any Monthly Payment due on such date and to the application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage
Loan).

               "Debt Service Reduction" With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

               "Defective Mortgage Loan" A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

               "Deficient Valuation" With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation results from a proceeding initiated under the Bankruptcy Code.

               "Definitive Certificates" As defined in Section 5.02(c) hereof.

               "Delinquent" Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

               "Depositor" Wells Fargo Asset Securities Corporation, a Delaware corporation, or any successor in interest.

               "Depository" The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

               "Depository Participant" A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               "Determination Date" With respect to any Distribution Date, the 17th day of the calendar month in which such Distribution Date occurs or, if such 17th day is not a Business Day, the Business Day immediately preceding such 17th day.

               "Disqualified Organization" A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel provided by nationally recognized counsel to the Securities Administrator that the holding of an ownership interest in a Class R-1 or Class R-2 Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R-1 or Class R-2 Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

               "Distribution Account" The segregated trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.04(b), which shall be entitled "Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator, in trust for the registered Holders of Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2," and which must be an Eligible Account.

               "Distribution Date" The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2006.

               "Distribution Date Statement" As defined in Section 4.06(a) hereof.

               "Document Transfer Date" The 60th day following the occurrence of a Document Transfer Event.

               "Document Transfer Event" The occurrence of either of the following: (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch.

               "Due Date" With respect to each Mortgage Loan, the day of the calendar month on which the Monthly Payment for such Mortgage Loan was due in accordance with the terms of the related Mortgage Note, exclusive of any grace period.

               "Eligible Account" Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by S&P, "F-1" by Fitch and "P-1" by Moody's (or comparable ratings if S&P, Fitch and Moody's are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Securities Administrator and the Trustee. Eligible Accounts may bear interest.

               "Eligible Investments" Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee or the Securities Administrator serves as an advisor:

                      (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                      (ii) (A) demand and time deposits in, certificates of
               deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Securities Administrator or their respective agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                      (iii) repurchase obligations with a term not to exceed 30
               days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and Fitch and A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Securities Administrator in exchange for such collateral and (C) be delivered to the Trustee, the Securities Administrator or, if the Trustee or the Securities Administrator is supplying the collateral, an agent for the Trustee or the Securities Administrator, as the case may be, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                      (iv) securities bearing interest or sold at a discount
               that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                      (v) commercial paper (including both non-interest-bearing
               discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                      (vi) units of money market funds registered under the
               Investment Company Act of 1940 (including funds managed or advised by the Trustee or the Securities Administrator or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

                      (vii) if previously confirmed in writing to the Trustee
               and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

               provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

               "Eligible Substitute Mortgage Loan" A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) if an Adjustable Rate Mortgage Loan, have a Rate Ceiling not less than the Rate Ceiling for the Defective Mortgage Loan, (iv) if an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Defective Mortgage Loan, (v) if an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) if an Adjustable Rate Mortgage Loan, have the same Index and frequency of adjustment as the Defective Mortgage Loan (vii) if an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than three months later than the next Adjustment Date on the Defective Mortgage Loan,
(viii) have an original term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan, (xi) have a risk grading at least equal to the risk grading assigned on the Defective Mortgage Loan, (xii) have the same lien priority as the Defective Mortgage Loan; (xiii) have a Prepayment Penalty at least equal in amount and duration of that of the Defective Mortgage Loan and (xiv) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balance, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause
(xi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause
(x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

               "ERISA" The Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Restricted Certificates" Any of the Class M-10, Class CE, Class P, Class R-1 and Class R-2 Certificates.

               "Escrow Account" The account or accounts created and maintained pursuant to Section 3.06.

               "Escrow Agreement" An agreement between a Mortgagor and the Servicer relating to accounts constituting taxes and/or fire and hazard insurance premiums required to be escrowed.

               "Escrow Payments" The amounts constituting taxes and/or fire and hazard insurance premiums required to be escrowed to an Escrow Agreement.

               "Estate in Real Property" A fee simple estate in a parcel of real property.

               "Excess Reserve Fund Account" The segregated trust account created and maintained by the Securities Administrator pursuant to Section 3.04(g) which shall be entitled "Excess Reserve Fund Account, Wells Fargo Bank, N.A., as Securities Administrator for HSBC Bank USA, National Association, as Trustee, in trust for registered Holders of the Class A and M Certificates of Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2," and which must be an Eligible Account. Amounts on deposit in the Excess Reserve Fund Account shall not be invested. The Excess Reserve Fund Account shall not be an asset of any REMIC formed under this Agreement.

               "Exchange Act" The Securities Exchange Act of 1934, as amended.

               "Extra Principal Distribution Amount" With respect to any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date, after reduction (but not below zero) by any Current Interest Shortfall and (y) the Overcollateralization Deficiency for such Distribution Date.

               "FDIC" Federal Deposit Insurance Corporation or any successor thereto.

               "Fidelity Bond" An insurance policy naming the Trustee, its successors and assigns as loss payees relative to losses caused by improper or unlawful acts of the Servicer's personnel.

               "Final Scheduled Distribution Date" As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

               "Fitch" Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission.

               "Fixed Rate Mortgage Loan" A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

               "Fixed Swap Payment" With respect to any Distribution Date (other than the initial Distribution Date) up to and including the Distribution Date in June 2011, an amount equal to the product of (x) the fixed rate for such Distribution Date set forth on Schedule A to the Interest Rate Swap Agreement,
(y) the notional amount for such Distribution Date set forth on Schedule A to the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360.

               "Floating Swap Payment" With respect to any Distribution Date (other than the initial Distribution Date) up to and including the Distribution Date in June 2011, an amount equal to the product of (i) Swap LIBOR, (ii) the notional amount for such Distribution Date set forth on Schedule A to the Interest Rate Swap Agreement and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360.

               "Foreclosure Price" The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

               "Form 8-K" A Current Report on Form 8-K under the Exchange Act.

               "Form 8-K Disclosure Information" As defined in Section 3.28(c).

               "Form 10-D" An Asset-Backed Issuer Distribution Report on Form 10-D under the Exchange Act.

               "Form 10-K" An Annual Report on Form 10-K under the Exchange Act.

               "Form 10-K Filing Deadline" As defined in Section 3.28(b).

               "Form 15" A Form 15 Suspension Notification under the Exchange
Act.

               "Formula Rate" Any of the Class A-1 Formula Rate, the Class A-2 Formula Rate, the Class A-3 Formula Rate, the Class A-4 Formula Rate, the Class M-1 Formula Rate, the Class M-2 Formula Rate, the Class M-3 Formula Rate, the Class M-4 Formula Rate, the Class M-5 Formula Rate, the Class M-6 Formula Rate, the Class M-7 Formula Rate, the Class M-8 Formula Rate, the Class M-9 Formula Rate and the Class M-10 Formula Rate.

               "Grantor Trust" That portion of the Trust exclusive of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, Lower-Tier REMIC, Upper-Tier REMIC, and Class CE REMIC consisting of (a) the Prepayment Penalties, any Originator Prepayment Penalty Payment Amounts, any Servicer Prepayment Penalty Payment Amounts, proceeds thereof in the Custodial Account or Distribution Account and the right of the Class P Certificateholders to receive such Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts, (b) the right of the Certificates (other than the Class CE, Class P and Residual Certificates) to receive Cap Carryover Amounts, (c) the Interest Rate Swap Agreement, the Excess Reserve Fund Account and the beneficial interest of the Class CE Certificates with respect thereto and (d) the obligation of the Class CE Certificates to pay Cap Carryover Amounts.

               "Gross Margin" With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

               "Independent" When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Securities Administrator, the Trustee, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, and (iii) is not connected with the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Securities Administrator, the Trustee or the Servicer, or any Affiliate thereof, as the case may be.

               "Index" With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

               "Initial Overcollateralization Amount" $10,541,086.90.

               "Initial Principal Balance" With respect to any Certificate of a Class other than a Class CE, Class P or Residual Certificate, the amount designated "Initial Principal Balance" on the face thereof.

               "Insurance Proceeds" Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

               "Interest Accrual Period" With respect to any Distribution Date, the period from and including the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from June 29, 2006 through July 25, 2006).

               "Interest Carry Forward Amount" For any Class of Certificates (other than the Class CE, Class P and Residual Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for the prior Distribution Date and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

               "Interest Percentage" With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to at least six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date, without regard to Current Interest Shortfalls.

               "Interest Rate Swap Agreement" The long-form confirmation (which incorporates by reference a 1992 ISDA Master Agreement (Multicurrency-Cross Border)) dated as of June 29, 2006 between IXIS Financial Products Inc. and the Securities Administrator acting on behalf of the Supplemental Interest Trust, substantially in the form attached hereto as Exhibit N. The Interest Rate Swap Agreement shall not be an asset of any REMIC formed under this Agreement.

               "Interest Remittance Amount" As of any Distribution Date, an amount equal to (A) the sum, without duplication, of (i) all interest due and collected with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer or the Trustee on the Mortgage Loans with respect to the related Collection Period (less the Servicing Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03, amounts reimbursable or payable to the Trustee pursuant to this Agreement, including, without limitation, Sections 7.01 and 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to this Agreement, including, without limitation, Sections 8.05 and 9.01(c)), (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Purchase Price, Termination Price, Insurance Proceeds, Subsequent Recoveries or Net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

               "Investor-Based Exemption" Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

               "Late Collections" With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

               "LIBOR Business Day" Any day on which banks in London, England and the City of New York are open and conducting transactions in foreign currency and exchange.

               "LIBOR Determination Date" With respect to any Class of Class A or Class M Certificates, (i) for the initial Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

               "Liquidated Mortgage Loan" As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

               "Liquidation Proceeds" The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

               "Liquidation Report" The report with respect to a Liquidated Mortgage Loan in such form as is agreed to by the Servicer, the Trustee and the Securities Administrator listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition, (ii) the amount of any Realized Loss (or gain) with respect to such Liquidated Mortgage Loan, (iii) the expenses relating to the liquidation of such Liquidated Mortgage Loan and (iv) such other information as is agreed to by the Servicer, the Trustee and the Securities Administrator.

               "Loan-to-Value Ratio" For any Mortgage Loan, the ratio, expressed as a percentage, the numerator of which is the original loan amount (unless otherwise indicated) of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

               "Losses" As defined in Section 9.03.

               "Lost Note Affidavit" With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

               "Lower-Tier Interest Rate" With respect to each Lower-Tier Regular Interest, the Lower-Tier Interest Rate described in the Preliminary Statement.

               "Lower-Tier Principal Amount" With respect to each Lower-Tier Regular Interest, the amount described in the Preliminary Statement under the caption "Lower-Tier REMIC."

                  "Lower-Tier Regular Interest" Each of the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-A-4, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-M-10, Class LT-IO and Class LT-Accrual Interests as described in the Preliminary Statement.

               "Lower-Tier REMIC" As defined in the Preliminary Statement.

               "LT-Accretion Directed Classes" As defined in the Preliminary Statement.

               "Majority Certificateholders" The Holders of Certificates evidencing at least 51% of the Voting Interests.

               "Majority Class CE Certificateholder" The Holder of Class CE Certificates evidencing at least a 51% Percentage Interest in the Class CE Certificates.

               "MERS" The Mortgage Electronic Registration Systems, Inc.

               "MERS Mortgage Loan" Any MOM Mortgage Loan or any other Mortgage Loan as to which MERS is (or is intended to be) the mortgagee of record and as to which a MIN has been assigned.

               "MIN" A MERS Mortgage Identification Number assigned to a Mortgage Loan in accordance with the MERS Procedure Manual.

               "Minimum Mortgage Interest Rate" With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

               "MOM" A Mortgage Loan where the related Mortgage names MERS as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other person.

               "Monthly Excess Cashflow Amount" The sum of (a) the Monthly Excess Interest Amount remaining after reduction (but not below zero) by any Current Interest Shortfall and any amounts used to fund any Extra Principal Distribution Amount, (b) the Overcollateralization Release Amount and (c) any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates (other than the Class CE, Class P and Residual Certificates).

               "Monthly Excess Interest Amount" With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (xxiii) of Section 4.01.

               "Monthly Payment" With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

               "Moody's" Moody's Investors Service, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission.

               "Mortgage" The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

               "Mortgage File" Either of the Owner Mortgage File or Retained Mortgage File.

               "Mortgage Interest Rate" With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the applicable Cut-off Date and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the applicable Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the applicable Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

               "Mortgage Loan" Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

               "Mortgage Loan Purchase Agreement" The agreement between the Seller and the Depositor, dated as of June 29, 2006, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, in the form of Exhibit G attached hereto.

               "Mortgage Loan Schedule" As of any date with respect to the Mortgage Loans, the lists of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans delivered by the Depositor to the Trustee, the Servicer, the Securities Administrator and the Custodian. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage
Loan:

               (1) the Mortgage Loan identifying number;

               (2) the city, state and zip code of

the Mortgaged Property;

               (3) the type of property;

               (4) the Mortgage Interest Rate;

               (5) the Net Mortgage Interest Rate;

               (6) the Monthly Payment;

               (7) the original number of months to maturity;

               (8) the scheduled maturity date;

               (9) the Cut-off Date Principal Balance;

               (10) the Loan-to-Value Ratio at origination;

               (11) whether such Mortgage Loan is covered by primary mortgage insurance;

               (12) the applicable Servicing Fee Rate;

               (13) the Index;

               (14) the Gross Margin;

               (15) the Periodic Cap;

               (16) the first Adjustment Date;

               (17) the Rate Ceiling; and

               (18) a code indicating whether the Mortgage Loan has a Prepayment Penalty and the Prepayment Penalty term.

               The Mortgage Loan Schedule shall set forth the following information, as of the applicable Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current unpaid principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the applicable date of substitution.

               "Mortgage Note" The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

               "Mortgage Pool" The pool of Mortgage Loans, identified on the Mortgage Loan Schedule from time to time, and any REO Properties acquired in respect thereof.

               "Mortgaged Property" The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

               "Mortgagor" The obligor on a Mortgage Note.

               "Net Liquidation Proceeds" With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, unpaid Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

               "Net Mortgage Interest Rate" With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Servicing Fee Rate.

               "Net Rate Ceiling" With respect to any Adjustable Rate Mortgage Loan, the applicable Rate Ceiling minus the Servicing Fee Rate.

               "Net Swap Payment" In the case of (i) payments made by the Supplemental Interest Trust to the Swap Provider on any Distribution Date (other than the initial Distribution Date) up to an including the Distribution Date in June 2011, the excess, if any, of (x) the Fixed Swap Payment for such Distribution Date over (y) the Floating Swap Payment for such Distribution Date and (ii) payments made by the Swap Provider to the Supplemental Interest Trust on any Distribution Date (other than the initial Distribution Date) up to an including the Distribution Date in June 2011, the excess, if any, of (x) the Floating Swap Payment for such Distribution Date over (y) the Fixed Swap Payment for such Distribution Date.

               "Nonrecoverable Advance" Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer (or the Trustee, in the case of any Advance made by the Trustee pursuant to Section 7.01), will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

               "Notional Amount" With respect to Class CE Interest, an amount equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period.

               "NYCEMA" A New York Consolidation, Extension and Modification Agreement.

               "Officer's Certificate" A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries or any other duly authorized officer of the Servicer, the Securities Administrator, the Trustee or the Depositor, as applicable.

               "One-Month LIBOR" With respect to the initial Interest Accrual Period, 5.350% per annum. With respect to each Interest Accrual Period (other than the initial Interest Accrual Period), the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate Page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. If no such quotations are available on a LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Securities Administrator as the higher of:

               (i) One-Month LIBOR as determined on the previous LIBOR Determination Date; and

               (ii) the rate per annum which the Securities Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Securities Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

               "Opinion of Counsel" A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Securities Administrator, the Trustee or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

               "Optional Termination Date" The first Distribution Date on which the Majority Class CE Certificateholder or, if there is no Majority Class CE Certificateholder, the Depositor, may opt to terminate the Mortgage Pool pursuant to Section 10.01.

               "Original Principal Balance" With respect to each Class of Certificates, the Principal Balance thereof on the Closing Date, as set forth opposite such Class in the table in the Preliminary Statement under the caption "Certificates," except with respect to (i) the Class P and Residual Certificates, which have an Original Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Principal Balance equal to the Initial Overcollateralization Amount.

               "Originator" Wells Fargo Bank and its successors.

               "Originator Prepayment Penalty Payment Amount" The amount payable by the Originator pursuant to Section 5(b) of the Mortgage Loan Purchase Agreement.

               "Overcollateralization Amount" As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Principal Balance of all Classes of Certificates (other than the Class CE, Class P and Residual Certificates) after taking into account all distributions of principal on such Distribution Date and the increase of any Principal Balance as a result of Subsequent Recoveries.

               "Overcollateralization Deficiency" As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balances of all Classes of Certificates (other than the Class CE, Class P and Residual Certificates) resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amount on such Distribution Date.

               "Overcollateralization Floor" As of any Distribution Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.50% and (ii) the Pool Balance as of the Cut-off Date.

               "Overcollateralization Release Amount" With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates (other than the Class CE, Class P and Residual Certificates) on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

               "Owner Mortgage File" A file maintained by the Custodian for each Mortgage Loan that contains the documents specified in Section 2.01(a) and any additional documents required to be added to the Owner Mortgage File pursuant to this Agreement.

               "Ownership Interest" As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "Pass-Through Rate" For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier Regular Interest, and each Class CE REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

               "Paying Agent" Any paying agent appointed pursuant to Section
5.05.

               "Paying Agent Agreement" As defined in Section 5.05.

               "Percentage Interest" With respect to any Certificate (other than a Class CE, Class P and Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the initial Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Principal Balance of the related Class. With respect to a Class CE or Class P Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to each of the Class R-1 and Class R-2 Certificates, 100%.

               "Periodic Cap" With respect to each Adjustable Rate Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

               "Permitted Transferee" Any transferee of a Residual Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

               "Person" Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

               "Pool Balance" As of any date of determination, the aggregate unpaid principal balance of the Mortgage Loans.

               "Pool Cap" With respect to any Distribution Date and the Class A and Class M Certificates (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed by the Supplemental Interest Trust to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed by the Supplemental Interest Trust to the Swap Provider and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

               "Pool Maximum Rate Cap" With respect to any Distribution Date and the Class A and Class M Certificates (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans, weighted on the basis of the unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period minus
(b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed by the Supplemental Interest Trust to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed by the Supplemental Interest Trust to the Swap Provider and the denominator of which is the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is any Net Swap Payment owed by the Swap Provider to the Supplemental Interest Trust and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

               "Pooling-Tier REMIC-1" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-1 Interest Rate" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-1 Principal Amount" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-1 Regular Interest" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-1 WAC Rate" As of any Distribution Date, a per annum rate equal to (a) the weighted average of the Net Mortgage Interest Rates then in effect on the beginning of the related Collection Period multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

               "Pooling-Tier REMIC-2" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-2 Interest Rate" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-2 IO Interest" Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

               "Pooling-Tier REMIC-2 Principal Amount" As described in the Preliminary Statement.

               "Pooling-Tier REMIC-2 Regular Interest" As described in the Preliminary Statement.

               "Prepayment Interest Shortfall" With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period that was applied by the Servicer to reduce the outstanding Principal Balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is applied and ending on the last day of the calendar month in which applied.

               "Prepayment Penalty" With respect to any Prepayment Period, any Prepayment Penalty, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Penalties so held being determined in accordance with the guidelines for Prepayment Penalty provisions set forth in the Seller underwriting standards. The defined term "Prepayment Penalty" shall not include any Servicer Prepayment Penalty Payment Amount or Originator Prepayment Penalty Payment Amount.

               "Prepayment Period" With respect to any Distribution Date, the one month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

               "Prime Rate" The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

               "Principal Balance" With respect to any Class of Certificates (other than the Class CE, Class P and Residual Certificates) and any Distribution Date, the Original Principal Balance (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. The Class CE, Class P and Residual Certificates do not have a Principal Balance. With respect to any Certificate (other than a Class CE, Class P or Residual Certificate) of a Class and any Distribution Date, the portion of the Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Principal Balance of such Class.

               "Principal Distribution Amount" With respect to any Distribution Date, (a) the sum of (i) the Principal Remittance Amount and (ii) the Extra Principal Distribution Amount, if any, minus (b) the Overcollateralization Release Amount.

               "Principal Prepayment" Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

               "Principal Remittance Amount" With respect to any Distribution Date, to the extent of funds available therefor, an amount equal to (A) the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03 and amounts reimbursable or payable to the Securities Administrator or Trustee pursuant to this Agreement, including, without limitation, Sections 8.05 and
Section 9.01(c)) of (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto (other than any payment received on an Eligible Substitute Mortgage Loan substituted during the related Collection Period), (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received during the related Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal; less (B) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (B) of the definition of "Interest Remittance Amount"), the amount of such excess.

               "Private Certificates" Any of the Class M-10, Class CE, Class P, Class R-1 and Class R-2 Certificates.

               "Private Placement Memorandum" That certain private placement memorandum dated June 28, 2006 relating to the private placement of the Class M-10, Class CE and Class P Certificates.

               "Prospectus" That certain Prospectus, dated June 26, 2006, as supplemented by the Prospectus Supplement.

               "Prospectus Supplement" That certain Prospectus Supplement, dated June 28, 2006 relating to the public offering of the Senior Certificates and the Class M Certificates (other than the Class M-10 Certificates).

               "PT1 Cap" With respect to any Distribution Date, the product of
(x) the fixed rate for such Distribution Date set forth on Schedule A to the Interest Rate Swap Agreement and (y) 2.

               "Purchase Price" With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.01, 2.03 or 3.16, an amount equal to the sum of (i) 100% of the unpaid principal balance thereof as of the date of purchase, (ii) in the case of a Mortgage Loan, accrued interest on such unpaid principal balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Securities Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

               "Rate Ceiling" With respect to each Adjustable Rate Mortgage Loan, the maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

               "Rating Agency or Rating Agencies" Moody's, Fitch and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Commission and designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Servicer.

               "Realized Loss" With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

               "Realized Loss Amortization Amount" Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class M-10 Realized Loss Amortization Amount.

               "Record Date" With respect to any Distribution Date and (i) the Class CE, Class P and Residual Certificates, the last Business Day of the preceding month and (ii) any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any Book-Entry Certificate becomes a Definitive Certificate, the Record Date for such Class shall be the last Business Day of the immediately preceding month.

               "Reference Banks" Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Securities Administrator shall select from one of the following banks a substitute Reference Bank: Westdeutsche Landesbank Girozentrale, The J.P. Morgan Chase Bank or National Westminster Bank Plc. If any of these banks are not available, the Securities Administrator shall in its discretion select another Reference Bank.

               "Regular Certificate" Any of the Class A and Class M
Certificates.

               "Regulation AB" Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been publicly provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               "Regulation FD" Regulation FD, 17 C.F.R. ss.ss.243.100-243.103, as such may be amended from time to time.

               "Reimbursement Amount" With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of the Depositor's representations set forth in Section 2.04(i) and (dd) hereof.

               "Related Documents" With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

               "Relevant Servicing Criteria" The Servicing Criteria applicable to the Securities Administrator, the Trustee, the Custodian or the Servicer, as set forth on Exhibit S attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Securities Administrator, the Trustee, the Custodian or the Servicer, the term "Relevant Servicing Criteria" refers to the portion of the Relevant Servicing Criteria applicable to the party engaging such Servicing Function Participant insofar as the functions required to be performed by such party are to be performed by the Servicing Function Participant.

               "Relief Act" The Servicemembers Civil Relief Act, as it may be amended from time to time.

               "Relief Act Interest Shortfall" With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the principal balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state laws.

               "REMIC" A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

               "REMIC Provisions" Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

               "REMIC Regular Interest" Any Pooling-Tier REMIC-1 Regular Interest, Pooling-Tier REMIC-2 Regular Interest, Lower-Tier REMIC Regular Interest or Upper-Tier REMIC Regular Interest, the Class CE Interest or the Class IO Interest.

               "Remittance Report" A report prepared by the Servicer and delivered to the Securities Administrator pursuant to Section 4.07, containing the information agreed to between the Servicer and the Securities Administrator necessary for the Securities Administrator to prepare each Distribution Date Statement.

               "Rents from Real Property" With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

               "REO Disposition" The sale or other disposition of an REO Property on behalf of the Trust.

               "REO Disposition Fee" The REO Disposition Fee shall be the greater of one percent (1%) of the gross sales price of the REO Property or $1,500.00 up to a maximum fee of $10,000 per REO Property.

               "REO Imputed Interest" As to any REO Property, for any Collection Period, an amount equivalent to interest (at the Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding) for such Collection Period on the unpaid principal balance of the Mortgage Loan as of the date of acquisition.

               "REO Mortgage Loan" Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage
Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

               "REO Principal Amortization" With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and payable and reimbursable to the Servicer or the Trustee for unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

               "REO Property" A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

               "Reportable Event" As defined in Section 3.28(c).

               "Request for Release" A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

               "Residential Dwelling" Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, or
(v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

               "Residual Certificate" Either of the Class R-1 or Class R-2 Certificate.

               "Residual Interest" The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

               "Responsible Officer" When used with respect to the Trustee, the Securities Administrator, the Custodian or the Paying Agent, any officer of the Corporate Trust Department of the Trustee, the Securities Administrator, the Custodian or the Paying Agent having direct responsibility for the administration of this Agreement, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other employee of the Trustee, the Securities Administrator, the Custodian or the Paying Agent customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement. When used with respect to a Servicer, a Servicing Officer.

               "Retained Mortgage File" A file maintained by Wells Fargo Bank prior to any Document Transfer Date for each Mortgage Loan that contains the documents specified in Section 2.01(b) and any additional documents required to be added to the Retained Mortgage File pursuant to this Agreement.

               "S&P" Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission.

               "Sarbanes Oxley Certification" As defined in Section 3.28(b) hereof.

               "Securities Administrator" Wells Fargo Bank, or any successor Securities Administrator appointed as herein provided.

               "Securities Administrator Errors and Omissions Policy" An insurance policy covering losses caused by errors or omissions of the Securities Administrator and its personnel.

               "Seller" Wells Fargo Bank, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

               "Senior Certificates" The Class A Certificates.

               "Senior Enhancement Percentage" For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Principal Balance of the Class M Certificates before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

               "Senior Principal Distribution Amount" With respect to any Distribution Date, the excess of (a) the aggregate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) 62.70% and (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the Overcollateralization Floor.

               "Senior Specified Enhancement Percentage" On any date of determination thereof, 37.30%.

               "Servicer" Wells Fargo Bank, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder. Initially the servicing functions performed by Wells Fargo Bank shall be performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank.

               "Servicer Errors and Omissions Policy" An insurance policy covering losses caused by errors or omissions of the Servicer and its personnel, including, but not limited to losses caused by the failure to pay insurance premiums or taxes, to record or perfect liens, to effect valid transfers of Mortgage Notes, or to properly service Mortgage Loans.

               "Servicer Event of Termination" One or more of the events described in Section 7.01.

               "Servicer Modification" A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

               "Servicer Prepayment Penalty Payment Amount" The amount payable by the Servicer in respect of any waived Prepayment Penalties pursuant to
Section 3.01, which amount shall be equal to the difference between the amount of Prepayment Penalty due by a Mortgagor before any waiver and the actual amount of the Prepayment Penalty that was paid by the Mortgagor.

               "Servicer Remittance Date" With respect to any Distribution Date, three Business Days prior to such Distribution Date.

               "Servicing Advances" All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer (including reasonable attorneys' fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

               "Servicing Criteria" The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

               "Servicing Fee" With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

               "Servicing Fee Rate" With respect to each Mortgage Loan, 0.50% per annum.

               "Servicing Function Participant" Any Subservicer, Subcontractor or any other Person, other than the Securities Administrator, the Trustee, the Custodian and the Servicer, that is performing activities addressed by the Servicing Criteria.

               "Servicing Officer" Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee, the Securities Administrator and the Depositor, as such list may from time to time be amended.

               "Servicing Standards" The standards set forth in Section 3.01.

               "Similar Law" As defined in Section 5.02(d) hereof.

               "Startup Day" As defined in Section 9.01(b) hereof.

               "Stayed Funds" Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

               "Stepdown Date" The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Principal Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in July 2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

               "Subcontractor" Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Subservicer of the Servicer), the Securities Administrator, the Trustee or the Custodian.

               "Subordination Depletion Date" The Distribution Date on which the aggregate Principal Balance of the Class M Certificates is reduced to zero.

               "Subsequent Recovery" Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

               "Subservicer" Any Person that (i) services Mortgage Loans on behalf of the Servicer, and (ii) is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed under this Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

               "Substitution Adjustment Amount" As defined in Section 2.03(d) hereof.

               "Supplemental Interest Trust" The corpus of a trust created pursuant to this Agreement, consisting of the Supplemental Interest Trust Account created pursuant to Section 3.04(h) of this Agreement, the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 3.04(h).

               "Supplemental Interest Trust Account" The segregated trust account created and maintained by the Securities Administrator pursuant to
Section 3.04(h) which shall be entitled "Supplemental Interest Trust Account, Wells Fargo Bank, N.A., as Securities Administrator for HSBC Bank USA, National Association, as Trustee, in trust for registered Holders of the Class A and M Certificates of Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2," and which must be an Eligible Account. Amounts on deposit in the Supplemental Interest Trust Account shall not be invested. The Supplemental Interest Trust Account shall not be an asset of any REMIC formed under this Agreement.

               "Swap Early Termination" The occurrence of an early termination under the Interest Rate Swap Agreement.

               "Swap LIBOR" As to any Distribution Date, LIBOR (as determined pursuant to the Interest Rate Swap Agreement with respect to such Distribution
Date).

               "Swap Provider" IXIS Financial Products Inc.

               "Swap Provider Trigger Event" The occurrence of any of the following: (i) an "Event of Default" under the Interest Rate Swap Agreement with respect to the Swap Provider, (ii) a Termination Event under the Interest Rate Swap Agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an "Additional Termination Event" under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole "Affected Party."

               "Swap Termination Payment" The amount, if any, owed by the Supplemental Interest Trust to the Swap Provider or by the Swap Provider to the Supplemental Interest Trust upon a Swap Early Termination.

               "Targeted Overcollateralization Amount" As of any Distribution Date, (x) prior to the Stepdown Date, 1.30% of the Pool Balance as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred for such Distribution Date, the greater of (A) the lesser of (1) 1.30% of the Pool Balance on the Cut-off Date and (2) 2.60% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Pool Balance as of the Cut-off Date and (ii) if a Trigger Event has occurred for such Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

               "Tax Matters Person" With respect to each Trust REMIC, the Person designated as the "tax matters person" for each such Trust REMIC in Section 9.01(e) hereof, in each case in the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

               "Tax Returns" The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the five REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

               "Telerate Page 3750" The display page currently so designated on the Moneyline Telerate Service (or such other page as may replace the Telerate Page 3750 page on the Moneyline Telerate Service for the purpose of displaying London interbank offered rates of major banks).

               "Termination Price" As defined in Section 10.01(a) hereof.

               "Trigger Event" With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds 40.85% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the applicable Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the applicable Cut-off Date through the end of the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                        Percentage
------------------------------     ---------------------------------------------
July 2008 through June 2009        1.30% for the first month, plus an additional
                                     1/12th of 1.60% for each month thereafter
July 2009 through June 2010        2.90% for the first month, plus an additional
                                     1/12th of 1.60% for each month thereafter
July 2010 through June 2011        4.50% for the first month, plus an additional
                                     1/12th of 1.25% for each month thereafter
July 2011 through June 2012        5.75% for the first month, plus an additional
                                     1/12th of 0.25% for each month thereafter
July 2012 and thereafter...                            6.00%

               "Trust" Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, the New York common law trust created hereunder.

               "Trustee Errors and Omissions Policy" An insurance policy covering losses caused by errors or omissions of the Trustee and its personnel.

               "Trust Fund" The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which five REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Securities Administrator's rights under the Interest Rate Swap Agreement, (vi) the Interest Rate Swap Agreement and (vii) the Collection Account, the Distribution Account, the Excess Reserve Fund Account, the Supplemental Interest Trust Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

               "Trust REMIC" As defined in the Preliminary Statement.

               "Trustee" HSBC Bank USA, National Association, a national banking association, in its capacity as trustee hereunder, or any successor Trustee appointed as herein provided.

               "United States Person" or "U.S. Person" (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person.

               "Unpaid Realized Loss Amount" For any Class of Class M Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts applied with respect to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and (b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

               "Upper-Tier Interest Rate" As described in the Preliminary Statement.

               "Upper-Tier Regular Interest" As described in the Preliminary Statement.

               "Upper-Tier REMIC" As described in the Preliminary Statement.

               "Upper-Tier REMIC WAC Rate" For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO Interest), as of the first day of the related Interest Accrual Period, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

               "Value" With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available.

               "Voting Interests" The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Interests allocated among Holders of the Certificates (other than the Class CE, Class P and Residual Certificates) shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Principal Balance of all the Certificates (other than the Class CE, Class P and Residual Certificates) then outstanding. The Voting Interests allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor, the Securities Administrator or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Interests; provided that only such Certificates as are known by a Responsible Officer of the Securities Administrator to be so registered will be so excluded. One percent of all the Voting Interests will be allocated to the Holders of each of the Class CE and Class P Certificates. The Class R-1 and Class R-2 Certificates shall have no Voting Interests.

               "Wells Fargo Bank" Wells Fargo Bank, N.A., a national banking association, or its successor in interest.

               "Wells Fargo Bank Correspondents" The entities identified on a list provided by Wells Fargo Bank to the Servicer, from which Wells Fargo Bank purchased the Mortgage Loans.

               "Written Order to Authenticate" A written order of the Depositor directing the Securities Administrator to execute, authenticate and deliver the Certificates.

               Section 1.02 Accounting. Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

               Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the applicable Cut-off Date and all collections in respect of interest and principal due after the applicable Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement. Such assignment includes all interest and principal due to the Depositor or the Servicer after the applicable Cut-off Date with respect to the Mortgage Loans. It is agreed and understood by the Depositor and the Trustee that it is not intended that any mortgage loan be included in the Trust Fund that is a "High-Cost Home Loan" as defined in (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

               In connection with such assignment, the Depositor shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date the following documents or instruments with respect to each Mortgage Loan:

               (i) The original Mortgage Note either (A) endorsed in blank or
       (B) endorsed as provided in Section 2.01(d), with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements or with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a lost note affidavit with a copy of the Mortgage Note and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

               (ii) A recorded original assignment of the related Mortgage from Wells Fargo Bank assigning the related Mortgage to the Trustee, certified by the recording office, or, if such assignment is in the process of being recorded, a copy of the related Mortgage transmitted for recordation certified by an officer of Wells Fargo Bank or applicable Wells Fargo Bank Correspondent to be a true and correct copy of such assignment submitted for recordation; provided, however, if recordation is not required as described below, an assignment in recordable form (which may be assigned in blank) with respect to the related Mortgage;

               (iii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage Note, if any; and

               (iv) For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                    (A) The loan security agreement;

                    (B) The stock certificate;

                    (C) The stock power, executed in blank;

                    (D) The executed proprietary lease;

                    (E) The executed recognition agreement;

                    (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                    (G) The executed UCC-3 financing statements or other
               appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

               (b) The Securities Administrator shall promptly notify the Depositor, the Trustee and the Custodian of the occurrence of any Document Transfer Event of which the Securities Administrator had knowledge. Following the receipt of such notice, the Depositor shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, no later than the Document Transfer Date, copies (which may be in electronic form mutually agreed upon by the Depositor and the Custodian) of the following additional documents or instruments with respect to each Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Custodian if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

               (i) The original recorded Mortgage with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Mortgage with such evidence of recordation certified to be true and correct by the appropriate governmental recording office; or a copy of such recorded Mortgage with such evidence of recordation, or if the original Mortgage has been submitted for recordation but has not been returned from the applicable public recording office, a copy of the Mortgage certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the original Mortgage submitted for recordation;

               (ii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage, if any, or, if such document is in the process of being recorded, a copy of such document, certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent of such Mortgage Loan or by the applicable title insurance company, closing agent, settlement agent, escrow agent or closing attorney to be a true and correct copy of such document transmitted for recordation, if any;

               (iii) For each MERS Mortgage Loan that is not a MOM Mortgage Loan, the original assignment showing MERS as the assignee of the Mortgage, with evidence of recording thereon or copies thereof certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to have been submitted for recordation;

               (iv) Each original recorded intervening assignment of the Mortgage as may be necessary to show a complete chain of title from the Mortgage Loan originator to Wells Fargo Bank or Wells Fargo Home Mortgage, Inc., with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation to be true and correct by the appropriate governmental recording office, or, if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the recorded assignment submitted for recordation; and

               (v) The original policy of the title insurance or certificate of title insurance or a written commitment to issue such a title insurance policy or certificate of title insurance, or a copy of such title insurance certified as true and correct by the applicable insurer or any attorney's certificate of title with an Officer's Certificate of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent that such attorney's certificate of title is customarily used in lieu of a title insurance policy in the jurisdiction in which the related mortgage property is located.

               (c) If any assignment of a Mortgage to the Trustee is in the process of being recorded on the Closing Date, the Depositor shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of MERS or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Depositor shall also cause to be delivered to the Custodian any other original mortgage loan document included in the Owner Mortgage File (and, if applicable, the Retained Mortgage File) if a copy thereof has been delivered. The Depositor shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust by reason of the failure of the Depositor to cause to be delivered to the Custodian within one (1) year following the Closing Date any assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

               In lieu of recording an assignment of any Mortgage the Depositor may, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee and the Custodian have received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Depositor has been advised by each Rating Agency that non recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. Set forth on Exhibit Q attached hereto is a list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Custodian may rely and shall be protected in relying upon the information contained in such Exhibit Q. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

               (d) Except for Mortgage Notes endorsed in blank, endorsements shall comply with the following format:

                                WITHOUT RECOURSE
                              PAY TO THE ORDER OF:
                     HSBC BANK USA, NATIONAL ASSOCIATION, AS
                     TRUSTEE under the pooling and servicing
                      agreement dated as of June 29, 2006.
                         and its successors and assigns,

            [Wells Fargo Bank, N.A.][Wells Fargo Home Mortgage, Inc.]
                             [Signature of Officer]
                           [Officer's Name and Title]

               Except where assignments in blank are authorized or in the case of any Mortgage registered in the name of MERS, assignments of any Mortgage shall comply with the following:

                     HSBC BANK USA, NATIONAL ASSOCIATION, AS
                                     TRUSTEE
                         and its successors and assigns

               (e) Concurrently with the execution and delivery of this Agreement, the Depositor shall deliver the Mortgage Loan Schedule to the Trustee, the Securities Administrator, the Servicer and the Custodian. The Depositor and the Securities Administrator shall provide a copy of the Mortgage Loan Schedule to any Certificateholders upon written request made to it at the addresses set forth on Exhibit D, as the same may be amended from time to time by written notice from such party to the other parties hereto.

               (f) The Securities Administrator shall monitor the rating of Wells Fargo & Company and upon the occurrence of a Document Transfer Event relating to such rating, shall promptly notify the Servicer, Depositor, Trustee and Custodian of the occurrence of such Document Transfer Event.

               Section 2.02 Acceptance by Custodian. The Custodian, on behalf of the Trustee, acknowledges the receipt of, subject to the provisions of Section
2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting the Owner Mortgage File (and in the case of a Document Transfer Event, the Retained Mortgage File), and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

               The Custodian, for the benefit of the Certificateholders, shall execute and deliver to the Servicer, the Securities Administrator, the Trustee and the Depositor on or prior to the Closing Date an initial certification in the form attached hereto as Exhibit F-1 hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes (described in Section 2.01(a)(i)) relating to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan that has been paid in full, liquidated or otherwise released as of the date of such certification, and subject to any exceptions specifically identified in the exception report annexed to such certification).

               The Custodian will review each Owner Mortgage File within 45 days after execution of this Agreement. The Custodian will deliver no later than 30 days after completion of such review to the Servicer, the Securities Administrator, the Trustee and the Depositor a final certification in the form of Exhibit F-2 hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01(a) have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

               If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall so notify the Depositor, the Trustee, the Securities Administrator and the Servicer.

               The Securities Administrator is hereby directed to execute and deliver, on behalf of the Supplemental Interest Trust, the Interest Rate Swap Agreement.

               Section 2.03 Repurchase or Substitution of Mortgage Loans by the Depositor. (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, an Owner Mortgage File (or, if applicable, a Retained Mortgage File) or of a breach of a representation of warranty of the Depositor in Section 2.04 hereof, in respect of any Mortgage Loan and such breach materially adversely affects the value of such Mortgage Loan, Prepayment Penalty or the interest therein of the Certificateholders, the Trustee (or the Custodian) shall promptly (and in no event more than 30 days after completion of the review) notify the Depositor and the Servicer of such defect, missing document or breach and request that the Depositor cure such defect or breach or deliver such missing document within 60 days from the date the Depositor was notified of such missing document, breach or defect. If the Depositor does not deliver such missing document or cure such defect or cure such breach in all material respects during such period, the Depositor shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d) and the last paragraph of this Section 2.03(a)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Custodian, upon receipt of written notice from the Servicer of such deposit, shall release to the Depositor the Owner Mortgage File (and, if applicable, Retained Mortgage File) of the Mortgage Loan being repurchased. The Trustee shall execute and deliver such instruments of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Servicer shall reflect such assignment on the records of MERS), in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto and the Custodian and the Trustee shall have no further responsibility with regard to such Owner Mortgage File (and, if applicable, Retained Mortgage File). In lieu of repurchasing any such Mortgage Loan as provided above, the Depositor may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).

               It is understood and agreed that the representations and warranties set forth in Section 2.04 hereof shall survive delivery of the Owner Mortgage Files (and, if applicable, Retained Mortgage Files) to the Custodian and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Depositor set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties in Section 2.04 hereof.

               Notwithstanding anything to the contrary in this Section 2.03, with respect to any breach by the Depositor of the representation and warranty set forth in Section 2.04(z), which breach materially and adversely affects the value of any Prepayment Penalty or the interest of the Trust therein, the Depositor shall not be required to repurchase such Mortgage Loans as set forth in this Section 2.03(a). However, the Originator shall remedy such breach as follows: Upon any Principal Prepayment with respect to the affected Mortgage Loan, the Originator shall pay to the Trust the excess, if any, of (x) the amount of such Prepayment Penalty calculated as set forth in the matrices attached hereto as Exhibit X over (y) the amount collected from the Mortgagor in respect of such Prepayment Penalty. Such amount payable by the Originator shall be paid by the Servicer Remittance Date in the month following the month in which the related Principal Prepayment occurred.

               (b) In addition to the foregoing, in the case of a breach of the Depositor's representation set forth in Section 2.04(i) and (dd) hereof, the Depositor shall pay to the Trust the Reimbursement Amount. The Reimbursement Amount shall be delivered to the Servicer for deposit into the Collection Account within 10 days from the date the Depositor was notified by the Trustee of the amount of such costs and damages.

               (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

               (d) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Depositor substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Depositor delivering to the Custodian, on the Trustee's behalf for such Eligible Substitute Mortgage Loan or Loans, the documents required by Section 2.01, together with an Officer's Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount, if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, the Custodian shall review such documents as specified in Section 2.02 and deliver to the Servicer and the Trustee, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian shall deliver to the Servicer and the Trustee a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Servicer, the Securities Administrator and the Custodian. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties as of the date of substitution.

               For any month in which the Depositor substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Depositor will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and notice by the Servicer of such deposit, shall release to the Depositor the related Owner Mortgage File (and, if applicable, Retained Mortgage File) and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

               The Depositor shall determine the Purchase Price or the eligibility of any Eligible Substitute Mortgage Loan and the Trustee shall be protected in relying on such determination.

               (e) Upon discovery by the Depositor, the Seller, the Servicer, the Securities Administrator, the Custodian or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 60 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury Regulations relating to REMICs, the Depositor shall cure the defect or make the required purchase or substitution no later than 60 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

               (f) The Trustee shall be responsible for enforcing the Depositor's obligations under this Section 2.03. If the Trustee receives written notice from the Custodian or the Securities Administrator that the defect is not cured by the Depositor within 60 days after the Trustee's notice, the Trustee shall enforce the Depositor's obligation to repurchase such Mortgage Loan or substitute for such Mortgage Loan in accordance with the provisions of this
Section 2.03. In connection with any substitution permitted by this Section 2.03, the Trustee shall verify that the unpaid principal balance and the Loan-to-Value Ratio of the Eligible Substitute Mortgage Loan satisfy the requirements of this Section 2.03.

               Section 2.04 Representations and Warranties of the Depositor with respect to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

               (a) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects, including, without limitation, the information regarding any Prepayment Penalty, at the date or dates respecting which such information was furnished as specified in the Mortgage Loan Schedule;

               (b) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (c) All payments required to be made up to the Due Date for such Mortgage Loan immediately preceding the Closing Date under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the applicable Cut-off Date;

               (d) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Depositor's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (e) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and neither the Servicer nor the Depositor has advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (f) Neither the Depositor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (g) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (h) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Depositor a valid and subsisting first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

               (i) Each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws;

               (j) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit, a unit in a planned unit development or a manufacturing housing unit which constitutes real property for purposes of the applicable state law;

               (k) Except for Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Depositor's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (l) With respect to each Mortgage where a lost note affidavit has been delivered to the Custodian on the Trustee's behalf in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (m) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (n) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Depositor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Depositor's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Depositor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (o) To the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Depositor has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (p) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Depositor;

               (q) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (r) To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (s) Each Mortgage Note (other than with respect to any Balloon Loans) is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (t) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (u) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representations), in a matter which would adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (v) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (w) To the best of the Depositor's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (x) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land;
(2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               (y) None of the Mortgage Loans are classified as "high cost" Mortgage Loans under Section 32 of the Home Ownership and Equity Protection Act of 1994 as amended or any comparable state law;

               (z) With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty shall be enforceable, and each Prepayment Penalty shall be permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount less than or equal to the maximum amount permitted under applicable law. Each such Prepayment Penalty actually charged to the related borrower is in accordance with the Prepayment Penalty matrices set forth in Exhibit X;

               (aa) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. ss.1.860G-2;

               (bb) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

               (cc) No Mortgage Loan is serviced by the Trustee or an affiliate of the Trustee; and

               (dd) No Mortgage Loan (other than a Mortgage Loan that is a New Jersey covered purchase loan) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current S&P's LEVELS(R) Glossary which is now Version 5.6(d), Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

               Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

               It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Owner Mortgage Files (and, if applicable, Retained Mortgage Files) to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

               Section 2.05 Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor and the Securities Administrator that as of the Closing Date or as of such date specifically provided herein:

               (i) The Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

               (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the articles of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

               (iii) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

               (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (whether considered in a proceeding at law or in equity);

               (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

               (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

               (viii) No information in this Agreement provided by the Servicer nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Securities Administrator by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

               (ix) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

               (x) Except as otherwise disclosed in the Prospectus, no legal or governmental proceedings are pending (or known to be contemplated) against the Servicer that would be material to Certificateholders;

               (xi) Except as otherwise disclosed in the Prospectus, the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer under such securitization;

               (xii) Except as otherwise disclosed in the Prospectus, the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

               (xiii) Except as otherwise disclosed in the Prospectus, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer has been disclosed or reported by the Servicer within the past three (3) years;

               (xiv) Except as otherwise disclosed in the Prospectus, no material changes to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date of this Agreement;

               (xv) Except as otherwise disclosed in the Prospectus, there is no material risk that the Servicer's financial condition could affect one or more aspects of the performance by the Servicer of its servicing obligations under this Agreement in a manner that could have a material impact on the performance of the Mortgage Loans or the Certificates; and

               (xvi) Except as disclosed in the Prospectus, there are no affiliations, relationships or transactions relating to the Servicer and any party identified in Item 1119 of Regulation AB of the type described therein.

               It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Custodian and shall inure to the benefit of the Trustee, the Depositor, the Securities Administrator and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Penalty or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

               Upon discovery by any of the Depositor, the Servicer, the Securities Administrator or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.05, the party discovering such breach shall give prompt written notice, which shall not exceed two days, to the other parties. The Securities Administrator shall consult with the Depositor to determine if any such breach is material and any breach determined by the Depositor to be material shall be included by the Securities Administrator on the next Distribution Date Statement prepared pursuant to
Section 4.06.

               Section 2.06 Representations and Warranties of the Depositor. The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer and Securities Administrator as follows:

               (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

               (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

               (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

               (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

               (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

               (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as
       (a) may be required under State securities or blue sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

               (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
       (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

               Section 2.07 Issuance of Certificates and the REMIC Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, each Class of Certificates in the minimum dollar denominations and integral dollar multiples in excess thereof or minimum Percentage Interests set forth in Section 5.01 hereof. The Trustee acknowledges the issuance of the Pooling-Tier REMIC-1 Regular Interests and declares that it holds such regular interests as assets of Pooling-Tier REMIC-2. The Trustee acknowledges the issuance of the Pooling-Tier REMIC-2 Regular Interests and declares that it holds such regular interests as assets of the Lower-Tier REMIC. The Trustee acknowledges the issuance of the Lower-Tier REMIC Regular Interests and declares that it hold such regular interests as assets of the Upper-Tier REMIC. The Trustee acknowledges the issuance of the Class UT-IO Interest and Class UT-X Interest and declares that it holds such regular interests as assets of Class CE REMIC. The Trustee acknowledges the issuance of the Class PT1-R Interest, the Class PT2-R Interest, Class LT-R Interest and Class UT-R Interest, represented by the Class R-2 Certificate. The Trustee acknowledges that the obligation of the Class CE Certificates to pay Cap Carryover Amounts, and declares that it hold the same as assets of the Grantor Trust on behalf of the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, respectively. In addition to the assets described in the preceding sentence, the assets of the Grantor Trust shall also include (i) Prepayment Penalties, any Servicer Prepayment Penalty Payment Amounts, any Originator Prepayment Penalty Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and (ii) the Interest Rate Swap Agreement, the Supplemental Interest Trust Account, the Excess Reserve Fund Account and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Cap Carryover Amounts, Net Swap Payments to the Swap Provider and Swap Termination Payments to the Swap Provider. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF THE TRUST FUND

               Section 3.01 Servicer to Act as Servicer. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of sub-prime mortgage servicers servicing similar mortgage loans in the same respective jurisdictions as the Mortgaged Properties, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standards").

               Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances (other than Servicing Advances) and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce or increase the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any Trust REMIC as a REMIC or (iii) cause any REMIC created hereunder to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. By the execution of this Agreement, the Trustee hereby grants to the Servicer, a power of attorney to enable the Servicer to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Servicer. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

               In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

               Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and (c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If the Servicer has waived or does not collect all or a portion of a Prepayment Penalty relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, on the date on which the Principal Prepayment in full is remitted to the Securities Administrator, deliver to the Securities Administrator the Servicer Prepayment Penalty Amount with respect to such Mortgage Loan for distribution in accordance with the terms of this Agreement. If the Servicer waives a Prepayment Penalty, the Servicer shall notify the Securities Administrator of such waiver.

               In the event that a Prepayment Penalty due with respect to any Mortgage Loan is not timely received by the Servicer, the Servicer shall use commercially reasonable efforts to determine whether the Originator is obligated to pay a related Originator Prepayment Penalty Payment Amount, and if the Servicer determines that a Originator Prepayment Penalty Payment Amount is due, the Servicer shall promptly notify the Originator, and the Servicer shall enforce the Originator's obligations as set forth in the Mortgage Loan Purchase Agreement to pay any such Originator Prepayment Penalty Payment Amounts and, to the extent that such amounts are received by the Servicer, shall cause such amounts to be deposited into the Collection Account within one Business Day of receipt.

               Section 3.02 Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with the Servicing Standards and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, where applicable, the Servicer will take special care in ascertaining and estimating annual Escrow Payments that, as provided in the Escrow Agreement, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

               Section 3.03 Realization Upon Defaulted Mortgage Loans. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders.

               In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as it would exercise or use under the circumstances in the conduct of its own affairs and consistent with Applicable Regulations and the Servicing Standards, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

               Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, stating that:

               A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

               Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure.

               The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

               If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

               Section 3.04 Collection Account, Distribution Account, Excess Reserve Fund Account and Supplemental Interest Trust Account. (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"). Each Collection Account shall be an Eligible Account.

               The Servicer shall deposit in the Collection Account within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the applicable Cut-off Date with respect to the Mortgage Loans, without duplication:

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

               (iii) all Net Liquidation Proceeds and Subsequent Recoveries;

               (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

               (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

               (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

               (vii) all Prepayment Penalties collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans, all Originator Prepayment Penalty Payment Amounts paid by the Originator and all Servicer Prepayment Penalty Payment Amounts required to be paid by the Servicer pursuant to Section 3.01 in connection with any such Principal Prepayment; and

               (viii) all amounts required to be deposited by the Servicer pursuant to Section 2.03.

               Any interest paid on funds deposited in the Collection Account, subject to Section 3.23, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). In addition, the Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.23(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account. The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment penalties that are not Prepayment Penalties, Originator Prepayment Penalty Payment Amounts or Servicer Prepayment Penalty Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer in the Collection Account. Amounts deposited into the Collection Account in error may be withdrawn at any time.

               (b) On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), on behalf of the Trustee, held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver (or cause the Originator to deliver in the case of clause (iii) below) to the Securities Administrator in immediately available funds for deposit in the Distribution Account on the Servicer Remittance Date (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account,
(ii) the amount of all Prepayment Penalties collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Penalties received after the related Prepayment Period), (iii) any Originator Prepayment Penalty Payment Amount or Servicer Prepayment Penalty Payment Amount that became due during the related Prepayment Period and (iv) amounts reimbursable or payable to the Trustee pursuant to Section 7.01 and
Section 8.05 and amounts reimbursable or payable to the Securities Administrator pursuant to Section 8.05 or Section 9.01(c). Except as otherwise provided in
Section 3.04(f), amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs in accordance with the REMIC distributions set forth in the Preliminary Statement. The Securities Administrator or the Paying Agent, as applicable, may, from time to time, withdraw from the Distribution Account for the following purposes:

               (i) to pay to the Securities Administrator and to the Trustee any amounts owed to the Securities Administrator and the Trustee pursuant to
       Section 8.05, any amounts owed to the Securities Administrator pursuant to Section 9.01(c) and any amounts owed to the Trustee pursuant to
       Section 7.01;

               (ii) to pay to the Securities Administrator as compensation any interest earned on funds in the Distribution Account (all such interest to be withdrawn monthly on each Distribution Date);

               (iii) to remit Net Swap Payments and Swap Termination Payments to the Supplemental Interest Trust Account;

               (iv) to remit funds to Certificateholders in the amounts and the manner provided for herein; and

               (v) to clear and terminate the Distribution Account upon the termination of this Agreement.

       The Securities Administrator shall notify the Depositor and the Trustee of the amount, purpose and party paid pursuant to Section 3.04(b)(i).

               (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.23. The Servicer shall give notice to the Securities Administrator (and the Securities Administrator shall give such notice to the Trustee) of the location of the Collection Account maintained by it when established upon request and prior to any change thereof. The Securities Administrator shall give notice to the Servicer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

               (d) In the event the Servicer delivers to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Securities Administrator from time to time for deposit, and the Securities Administrator shall so deposit, in the Distribution Account in respect of Pooling-Tier REMIC-1 (other than amounts described in clause (iii), which shall be held in the Grantor Trust):

               (i) any Advances, as required pursuant to Section 4.07;

               (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

               (iii) any Prepayment Penalties, Servicer Prepayment Penalty Payment Amounts or amounts in connection with the waiver of such Prepayment Penalties, in each case required to be deposited pursuant to
       Section 3.01;

               (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.03, 3.04, 3.16, 3.23 or 4.07; and

               (v) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

               (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Securities Administrator shall, unless such funds have been received from the Servicer, notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Securities Administrator shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.23(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

               (f) Any Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts deposited pursuant to Section 3.04(a)(vii) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Securities Administrator, on behalf of the Trustee, for the benefit of the Class P Certificateholders. In addition, any Cap Carryover Amounts that are paid with respect to the Class A or Class M Certificates will be treated as first having been distributed with respect to the Class CE Certificates and then having been paid outside of the Trust REMICs to the Class A or Class M Certificateholders.

               (g) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, held in trust for the benefit of the Holders of the Regular Certificates. On each Distribution Date, Cap Carryover Amounts available pursuant the Section 4.02(b)(xxxiii) will be deposited into the Excess Reserve Fund Account. On such Distribution Date, the Securities Administrator shall withdraw such Cap Carryover Amounts on deposit and apply them, sequentially, as follows:

               (i) concurrently, to the Class A Certificates, pro rata (based on the Cap Carryover Amount of each such Class) any Cap Carryover Amount for such Class; and

               (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, any Cap Carryover Amount for such Class.

               (h) (i) The Securities Administrator shall establish and maintain the Supplemental Interest Trust Account, held in trust for the benefit of the Swap Provider and the Holders of the Regular Certificates and Class CE Certificates. On the Business Day prior to each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust Account from Available Funds, any Net Swap Payment and Swap Termination Payment for such Distribution Date prior to distributions to Certificateholders. On the Business Day prior to each Distribution Date, in the case of clauses first and seventh, and on each Distribution Date, in the case of clauses second, third, fourth, fifth, sixth and eighth, the Securities Administrator shall withdraw from the Supplemental Interest Trust Account any amounts on deposit and apply them, sequentially, as follows:

               first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider and Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

               second, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, the Accrued Certificate Interest and Interest Carry Forward Amounts, to the extent remaining undistributed after the distributions pursuant to Sections 4.01 and 4.02(b);

               third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, the Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after distributions pursuant to Sections 4.01 and 4.02(b);

               fourth, to the Certificates (other than the Class CE, Class P and Residual Certificates) to pay principal as described in Sections 4.02(a)(i) and
(ii), but only to the extent necessary to restore the Overcollateralization Amount to the Targeted Overcollateralization Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to distributions pursuant to Sections 4.01 and 4.02(a);

               fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, to pay the applicable Realized Loss Amortization Amounts, after payment of such amounts pursuant to Section 4.02(b);

               sixth, to the Certificates (other than the Class CE, Class P and Residual Certificates) to pay remaining Cap Carryover Amounts in the following order of priority (after giving effect to payments made pursuant to Section 3.04(g)(i) and (ii)):

          (i) concurrently, to the Class A Certificates, pro rata (based on the remaining Cap Carryover Amount of each such Class) any remaining Cap Carryover Amount for such Class; and

          (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, any remaining Cap Carryover Amount for such Class.

               seventh, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date; and

               eighth, any remaining amount to the Class CE Certificates.

               (ii) As described in Section 3.04(h)(i) above, Net Swap Payments owed to the Swap Provider and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) owed to the Swap Provider shall be payable from the Supplemental Interest Trust to the Swap Provider from Available Funds prior to any distributions to Certificateholders. Prior to each Distribution Date, such amounts will be remitted from the Distribution Account to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider on the Business Day prior to each Distribution Date pursuant to the Interest Rate Swap Agreement, and second to make any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider on the Business Day prior to each Distribution Date pursuant to the Interest Rate Swap Agreement. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class A and Class M Certificates and shall be paid pursuant to Section 3.04(h)(i) priority seventh.

               (i) The Securities Administrator shall account for the Excess Reserve Fund Account and Supplemental Interest Trust Account as assets of a grantor trust under subpart E, part I of subchapter J of the Code and not as assets of any REMIC created pursuant to this Agreement. The beneficial owner of the Excess Reserve Fund Account and the Supplemental Interest Trust Account is the Class CE Certificateholder. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Trust first, from the Class CE REMIC, by the Holder of the Class CE Certificates (in respect of the Class IO Interest and, if applicable, Class CE Interest) and second, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of Regular Certificates (in respect of Class IO Shortfalls).

               (j) Any Cap Carryover Amounts paid by the Securities Administrator pursuant to Sections 3.04(g) and (h) to the Regular Certificates shall be accounted for by the Securities Administrator as amounts paid first to the Class CE Certificates in respect of the Class CE Interest or from Net Swap Payments received from the Swap Provider and then to the respective Class or Classes of Regular Certificates. In addition, the Securities Administrator shall account for each Class of Regular Certificates' rights to receive payments of Cap Carryover Amounts as rights in a separate limited recourse interest rate cap contract written by the Class CE Certificateholders in favor of the holders of the Regular Certificates of each such Class.

               (k) [Reserved].

               (l) With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement. The Securities Administrator shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Securities Administrator and the Depositor.

               (m) Upon the occurrence of a Swap Early Termination (i) to the extent that the Securities Administrator, on behalf of the Supplement Interest Trust, receives a Swap Termination Payment from the Swap Provider, if the Securities Administrator acquires a replacement interest rate swap agreement, the Securities Administrator shall apply all or a portion of such Swap Termination Payment as may be necessary to acquire a replacement swap provider under the replacement interest rate swap agreement prior to distribution of such Swap Termination Payment in accordance with the priorities set forth in this Agreement and (ii) to the extent that a Swap Termination Payment is owed to the Swap Provider, if the Securities Administrator acquires a replacement interest rate swap agreement, the Securities Administrator shall apply all or a portion of the amount received from any replacement swap provider under a replacement interest rate swap agreement to pay the Swap Termination Payment owed to the Swap Provider.

               Section 3.05 Permitted Withdrawals from the Collection Account. The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

               (i) to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to
       Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

               (ii) first, to the extent the Servicer has not previously reimbursed the Trustee pursuant to Section 4.07(e), to reimburse the Trustee for any unreimbursed Advances made by the Trustee and second, to reimburse itself for any unreimbursed Advances and Servicing Advances; the Servicer's right to reimburse itself and the Trustee pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made or (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

               (iii) first, to the extent the Servicer has not previously reimbursed the Trustee pursuant to Section 4.07(e), to reimburse the Trustee for any unreimbursed Advances made by the Trustee and second to reimburse itself for any unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances, in each case, to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself and the Trustee for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section 3.13 hereof;

               (iv) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

               (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(a)(ii);

               (vi) to reimburse itself for any amounts paid pursuant to Section
       6.03 (and not otherwise previously reimbursed);

               (vii) to reimburse the Servicer (if the Servicer is not an Affiliate of the repurchasing party), the Securities Administrator or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

               (viii) to reimburse the Depositor or the Servicer for expenses and costs reimbursable to them pursuant to Section 3.24(b); and

               (ix) to clear and terminate the Collection Account upon the termination of this Agreement.

               The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall notify the Securities Administrator of the amount, purpose and party of any payment or reimbursement of expenses made pursuant to Sections 3.05(iv), (vi), (vii) and (viii).

               Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such account certification agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

               The Servicer shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and
(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

               Section 3.07 Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of Escrow Payments, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any Insurance Proceeds. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

               In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

               Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder; Primary Mortgage Insurance. (a) With respect to each Mortgage Loan subject to an Escrow Agreement, the Servicer shall maintain accurate records reflecting the status of taxes, which are or may become a lien upon the Mortgaged Property and the status of fire, flood (if applicable) and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Escrow Agreement or Applicable Regulations. To the extent that a Mortgage Loan is not subject to an Escrow Agreement, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

               (b) For any Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80%, if the Mortgage Loan Schedule indicates that such Mortgage Loan has primary mortgage insurance, the Servicer shall maintain coverage under a primary mortgage insurance policy until the Loan-to-Value Ratio on any such Mortgage Loan is reduced to 78% or lower as a result of principal payments on such Mortgage Loan or based upon an appraisal of the related Mortgaged Property after the Closing Date. Notwithstanding anything to the contrary herein, the Servicer shall be responsible for the payment of all primary mortgage insurance premiums out of the Servicer's own funds, without any right to reimbursement therefor. The Servicer shall not assign its obligation under any primary mortgage insurance policy without the consent of each Rating Agency and the related primary insurance policy provider. In the event that Wells Fargo Bank is no longer Servicer hereunder, Wells Fargo Bank agrees to continue to pay all primary mortgage insurance premiums for the Mortgage Loans.

               Section 3.09 Transfer of Accounts. The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Securities Administrator (and the Securities Administrator shall provide to the Depositor and the Trustee), a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

               Section 3.10 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property and (y) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

               Section 3.11 Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Securities Administrator for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Securities Administrator, the Servicer shall cause to be delivered to the Custodian, the Trustee and the Securities Administrator a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

               Section 3.12 Fidelity Bond, Errors and Omissions Insurance. (a) The Servicer shall maintain, at all times and at its own expense, a Servicer Errors and Omissions Policy in an amount and with an insurer acceptable to Fannie Mae or Freddie Mac. The Servicer Errors and Omissions Policy shall insure the Servicer, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Servicer in the performance of its duties as a Servicer pursuant to this Agreement. The Servicer shall maintain in effect the Servicer Errors and Omissions Policy at all times and the Servicer Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without the acquisition of comparable coverage by the Servicer. The terms of the Servicer Errors and Omissions Policy shall provide for a deductible amount that is acceptable to Fannie Mae or Freddie Mac with respect to its approved mortgage loan servicers. The Servicer Errors and Omissions Policy shall be obtained by the Servicer from an insurer which satisfies Fannie Mae or Freddie Mac standards in this regard.

               (b) The Servicer must maintain, at all times, at its own expense, a Fidelity Bond in an amount and with an insurer acceptable to Fannie Mae or Freddie Mac and having terms that are acceptable to Fannie Mae or Freddie Mac. The amount of Fidelity Bond coverage shall be an amount acceptable to Fannie Mae or Freddie Mac. The coverage of the Fidelity Bond must explicitly insure the Servicer, its successors and assigns, against any losses resulting from dishonest, fraudulent or criminal acts on the part of officers, employees or other persons acting on behalf of the Servicer. The Servicer must maintain in effect the Fidelity Bond at all times and the Fidelity Bond may not be canceled, permitted to lapse or otherwise terminated without thirty Business Days' prior written notice by registered mail to the Securities Administrator and the Depositor. Further, the Fidelity Bond must provide that, or the insurer must state in writing to the Securities Administrator and the Depositor that, the Fidelity Bond shall not be cancelable without the giving of notice as provided for in the prior sentence. The terms of the Fidelity Bond must provide for a deductible amount that does not exceed Fannie Mae or Freddie Mac requirements. The Fidelity Bond must be obtained from a company which satisfies Fannie Mae or Freddie Mac standards in this regard.

               Section 3.13 Title, Management and Disposition of REO Property.
(a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. Pursuant to the power of attorney granted in Section 3.01, the Servicer is hereby authorized to acquire, transfer and dispose of any REO Property taken in the name of the Trustee pursuant to this Section 3.13 without further documentation of its authority as attorney in fact for the Trustee on behalf of the Trust.

               (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed and delivered to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

               Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

               The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and possession thereof and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

               With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited, on a daily basis, within three Business Days of receipt, into the Collection Account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

               The Servicer shall furnish to the Securities Administrator and the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month, if applicable. Such operation statement shall be accompanied by such other information as the Securities Administrator or the Trustee shall reasonably request.

               The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

               Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The Servicer shall be entitled to an REO Disposition Fee upon each REO Disposition, and may withhold and retain the REO Disposition Fee from Liquidation Proceeds. The proceeds from the REO Disposition, net of any payments to the Servicer as provided above, shall be deposited in the Collection Account and shall be distributed to the Trust in the month following receipt thereof in accordance with Section 4.01.

               Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

               Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. Except as otherwise provided in
Section 3.01, in connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

               Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

               Section 3.15 Duties of the Credit Risk Manager.

               For and on behalf of the Trust, the Credit Risk Manager shall provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, are in default, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan-level information and data relating to the servicing of the Mortgage Loans.

               The Credit Risk Manager may be removed at any time by a vote of Certificateholders holding Certificates evidencing at least 66 2/3% of the aggregate Voting Interests of the Certificates. After any such termination, the Credit Risk Manager shall have no further obligations hereunder, and shall no longer be entitled to the Credit Risk Manager Fee.

               Section 3.16 Optional Purchases of 60+ Day Delinquent Loans. (a) The Depositor may, at its option, purchase any 60+ Day Delinquent Loan or any Mortgage Loan or REO Property for which the Servicer has accepted a deed in lieu of foreclosure during the following time periods: (i) beginning on the first day of the second month following the month in which the Servicer has reported that it has initiated foreclosure proceedings with respect to such 60+ Day Delinquent Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Servicer has reported that such defaulted Mortgage Loan has become an REO Property, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which the Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the 60+ Day Delinquent Loan or REO Property, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the 60+ Day Delinquent Loan or REO Property.

               Prior to purchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly Advances pursuant to Section 4.07. The Depositor shall not use any procedure in selecting Mortgage Loans to be purchased which is materially adverse to the interests of the Certificateholders. The Depositor shall purchase any such 60+ Day Delinquent Loan or REO Property that it elects to purchase at a price equal to the Purchase Price. The Purchase Price for the repurchased Mortgage Loan or REO Property shall be deposited in the Collection Account, and the Custodian, on behalf of the Trustee, upon receipt of written certification from the Depositor of such deposit, shall release to, or at the direction of, the Depositor, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan or REO Property released pursuant hereto and neither the Trustee nor the Custodian shall have further responsibility with regard to such Mortgage File.

               Section 3.17 Custodian to Cooperate; Release of Files. (a) Upon the payment in full of any Mortgage Loan (including any liquidation of any Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall confirm to the Trustee and the Securities Administrator that all amounts required to be remitted to the Distribution Account in connection with such Mortgage Loan have been so deposited, and the Servicer shall deliver two copies of such Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage File (and Retained Mortgage File, if applicable) to the Servicer, as requested by the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account.

               From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer shall deliver to the Custodian two copies of a Request for Release. The Custodian shall, within five Business Days, release the related Owner Mortgage File (and Retained Mortgage File, if applicable) to the Servicer. Any such Request for Release shall obligate the Servicer to return the Owner Mortgage File (and Retained Mortgage File, if applicable) to the Custodian by the sixtieth day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Distribution Account or
(ii) the Owner Mortgage File (or Retained Mortgage File, if applicable) or any documents contained therein have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall amend its records.

               Upon the occurrence of the event specified in clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Servicer, as directed by the Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such direction shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and a certification that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

               (b) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (w) either (A) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions or (B) other evidence satisfactory to the Servicer; (x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by, and furnished to it by, the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

               Section 3.18 Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment penalties that are not Prepayment Penalties, Servicer Prepayment Penalty Payment Amounts, Originator Prepayment Penalty Payment Amounts or REO Disposition Fees, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors. In addition, the Servicer shall be entitled to the investment income on funds on deposit in the Collection Account.

               Section 3.19 Annual Statement as to Compliance. (a) The Securities Administrator shall deliver in electronic format or otherwise make available to the Depositor, and the Trustee and the Servicer shall deliver and the Securities Administrator, the Trustee and the Servicer shall cause each Additional Servicer engaged by it to deliver in electronic form, or otherwise make available to the Securities Administrator (and the Securities Administrator shall forward to the Trustee and each Rating Agency) on or before March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2007, a copy of a certificate in the form required by Item 1123 of Regulation AB, to the effect that (i) an authorized officer of the Securities Administrator, the Servicer or the Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement or such other applicable agreement in the case of an Additional Servicer, during the prior calendar year or portion thereof and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. If any of the certificates delivered pursuant to this Section 3.19 disclose that there has been a failure to fulfill any obligation in any material respect then the Securities Administrator shall promptly notify the Depositor and forward a copy of such certificate to the Depositor, and the Depositor shall review such certificate and, if applicable, consult with the Servicer as to the nature of any failure to fulfill any obligation under this Agreement or such other applicable agreement in the case of an Additional Servicer, in any material respect.

               (b) Delivery of such reports, information and documents to the Securities Administrator is for informational purposes only and the Trustee's, Securities Administrator's and Depositor's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee, the Securities Administrator and the Depositor are entitled to rely exclusively on Officer's Certificates).

               Section 3.20 Assessment of Servicing Compliance; Registered Public Accounting Firm Attestation Reports.(a)

               (a) The Securities Administrator, at its own expense, shall furnish to the Depositor and the Trustee, and the Servicer, the Trustee and the Custodian, at their own expense, shall furnish, or otherwise make available, and the Securities Administrator and each such party shall cause any Servicing Function Participant engaged by any such party to furnish, to the Securities Administrator, not later than March 5 of each year, or if such day is not a Business Day, the next Business Day (with a 10 day cure period, but in no event later than March 15), commencing in March 2007, a copy of a report, signed by an authorized officer of the Securities Administrator, the Trustee, the Custodian, the Servicing Function Participant or the Servicer, as applicable, on assessment of compliance with, at a minimum, the Relevant Servicing Criteria that contains:

               (i) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it;

               (ii) a statement that such party used the Servicing Criteria applicable to it to assess compliance with the Servicing Criteria;

               (iii) such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the preceding fiscal year, including, if there had been any material instance of noncompliance with the Servicing Criteria applicable to it, identifying each such failure and the nature and status thereof; and

               (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the preceding fiscal year.

               No later than 30 days following the end of each fiscal year, the Securities Administrator shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Securities Administrator submits its assessments to the Depositor, it will also at such time include the assessment (and attestation pursuant to Section 3.20(b)) of each Servicing Function Participant engaged by it.

               No later than 30 days following the end of each fiscal year, each of the Servicer, the Trustee and the Custodian (so long as the Custodian is not the Securities Administrator) shall forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer, the Trustee and the Custodian (so long as the Custodian is not the Securities Administrator) submit their assessments to the Securities Administrator, each such party will also at such time include the assessment (and attestation pursuant to Section 3.20(b)) of each Servicing Function Participant engaged by it.

               The Securities Administrator shall confirm that the assessments address the Relevant Servicing Criteria for each party as set forth on Exhibit S and shall notify the Depositor of any exceptions and deliver the assessment of compliance containing such exceptions. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Securities Administrator, the Trustee, the Custodian, the Servicer and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Securities Administrator, the Trustee, the Custodian, the Servicer or any Servicing Function Participant engaged by such parties.

               (b) The Securities Administrator, at its own expense, shall cause a registered public accounting firm which is a member of the Institute of Certified Public Accountants to furnish to the Depositor, and each of the Trustee, the Servicer and the Custodian at their own expense, shall cause, and the Securities Administrator and each such party shall cause any Servicing Function Participant engaged by any such party, at such party's expense, to cause a registered public accounting firm which is a member of the Institute of Certified Public Accountants to furnish to the Securities Administrator, not later than March 5 of each year, or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2007, an electronic report to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Securities Administrator or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Certificates and the Trust's Form 10-K.

               Promptly after receipt of such report from the Securities Administrator or any Servicing Function Participant engaged by the Securities Administrator, the Depositor shall review the report and, if applicable, consult with the Securities Administrator if any such report (i) states that the party's assessment of compliance was not fairly stated in a material respect or (ii) is unable to state an overall opinion.

               Promptly after receipt of such report from the Trustee, the Custodian, the Servicer or any Servicing Function Participant engaged by such parties, the Securities Administrator shall review the report and shall promptly notify the Depositor if any such report (i) states that the party's assessment of compliance was not fairly stated in a material respect or (ii) is unable to state an overall opinion and the Depositor shall promptly review each such report and the Depositor and the Securities Administrator shall consult with the parties to which such report relates.

               (c) The Securities Administrator shall make available any report from the Securities Administrator, the Trustee, the Custodian, the Servicer, or any Servicing Function Participant furnished pursuant to Section 3.19 and this
Section 3.20, as well as any documents incorporated by reference into the Prospectus (to the extent such documents are either in its possession or have been filed with the Commission), to any Certificateholder requesting such information.

               Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Trustee, the Securities Administrator, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

               Upon request, the Servicer shall furnish to the Securities Administrator its most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement as it possesses. The Securities Administrator shall deliver such financial statements to the Depositor and the Trustee immediately upon receipt. To the extent such information is not otherwise available to the public, the Depositor, the Securities Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding sentence without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, each of the Depositor, the Securities Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information.

               Section 3.22 Obligations of the Servicer in Respect of Compensating Interest. With respect to each Distribution Date, not later than the close of business on the related Servicer Remittance Date, the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for such Distribution Date resulting from Principal Prepayments on the Mortgage Loans during the related Prepayment Period and (B) its aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Securities Administrator in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date.

               Section 3.23 Investment of Funds in the Collection Account and the Distribution Account. (a) The Servicer may direct in writing any depository institution maintaining the Collection Account and the Securities Administrator may direct in writing any depository institution maintaining the Distribution Account (for purposes of this Section 3.23, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the same. The Servicer or the Securities Administrator, as applicable, shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Securities Administrator:

                       (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                            (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                       (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Securities Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

               (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Securities Administrator. The Securities Administrator shall deposit in the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

               (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may and, subject to Section
8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

               Section 3.24 Liability of Servicer; Indemnification. (a) Subject to clause (b) below and Section 6.03, the Servicer (except the Securities Administrator if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Securities Administrator and the Depositor (and their respective officers, directors and Affiliates) and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Securities Administrator, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties hereunder and service the Mortgage Loans in compliance with the Servicing Standards, including, but not limited to the Servicer's obligation to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB or
(b) any material breach by the Servicer of any of the representations and warranties contained in Section 2.05. The Servicer shall immediately notify the Trustee, the Securities Administrator, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of such party or parties who are the subject of any such claim) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Securities Administrator, the Depositor and/or Certificateholder in respect of such claim. The provisions of this
Section 3.24 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

               (b) None of the Depositor, the Servicer, or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

               The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). In such event, unless the Depositor or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in
Section 3.05, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

               Section 3.25 Reports of Foreclosure and Abandonment of Mortgaged Properties. On or before April 30 of each year beginning in 2007, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this Section
3.25 to the Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

               Section 3.26 Limitation of Liability of the Credit Risk Manager.

               Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Securities Administrator, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

               Section 3.27 No Personal Solicitation. From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided, further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

               Section 3.28 Exchange Act Reports.

               (a) Within 15 days after each Distribution Date, the Securities Administrator shall prepare, an authorized officer of the Servicer shall sign (and return an electronic copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator no later than the 13th calendar day after the related Distribution Date provided that the Securities Administrator provides such Form 10-D for signature to the Servicer no later than the 11th calendar day after the related Distribution
Date), and the Securities Administrator shall file with the Commission, on behalf of the Trust, any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit T and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than with respect to itself) absent such reporting, direction and approval. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.28(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D.

               For so long as the Trust is subject to the Exchange Act reporting requirements, within five (5) calendar days after the related Distribution Date, the parties identified on Exhibit T shall (i) provide to the Securities Administrator and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit W, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure. After preparing the Form 10-D, if the Form 10-D contains any Additional Form 10-D Disclosure, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 3.28(a) relating to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.28(a). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or the Custodian, needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

               (b) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007 (the "Form 10-K Filing Deadline"), the Securities Administrator shall prepare and the Securities Administrator shall file with the Commission, on behalf of the Trust, a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable timeframes set forth in this Agreement or the Custodial Agreement:

               (i) an annual compliance statement for the Securities Administrator, the Servicer and any Additional Servicer, as described under Section 3.19;

               (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for the Securities Administrator, the Trustee, the Servicer, the Custodian, and each Servicing Function Participant, as described under Section 3.20(a), and (B) if any party's report on assessment of compliance with Servicing Criteria described under Section 3.20(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any party's report on assessment of compliance with servicing criteria described under Section 3.20(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation of why such report is not included;

               (iii) (A) the registered public accounting firm attestation report for each of the Securities Administrator, the Trustee, the Servicer, the Custodian, and each Servicing Function Participant, as described under Section 3.20(b), and (B) if any registered public accounting firm attestation report described under Section 3.20(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation of why such report is not included; and

               (iv) the Sarbanes-Oxley Certification.

               Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit U and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than with respect to itself) absent such reporting, direction and approval. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 3.28(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K.

               No later than March 5 (with a 10 calendar day cure period, but in no event later than March 15) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) the parties identified on Exhibit U shall provide to the Securities Administrator and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the parties identified on Exhibit U shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit W, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

               After preparing the Form 10-K, no later than the close of business on the 7th Business Day prior to the Form 10-K Filing Deadline, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. No later than the close of business on the fourth Business Day prior to the Form 10-K Filing Deadline, a senior officer of the Servicer in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification in the form attached hereto as Exhibit O or in such other form as may be required by Rules 13a-14 and 15d-14 under the Exchange Act, as applicable, and any directives or interpretations thereof by the Commission (the "Sarbanes-Oxley Certification") and required to be included with each Form 10-K (with an original executed hard copy of each to follow by overnight mail) to the Securities Administrator.

               Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 3.28(b) relating to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable timeframes in the performance of their duties under Sections 3.19, 3.20 or this Section 3.28(b). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Custodian needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               (c) Within four (4) Business Days (or, in the case of any information disclosed pursuant to Item 7.01 of Form 8-K, within the time period required by Regulation FD) after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if directed by the Depositor, the Securities Administrator shall prepare, an authorized officer of the Servicer shall sign (and return an electronic copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator by noon on the fourth Business Day after such Reportable Event provided that the Securities Administrator provides such Form 8-K for signature to the Servicer no later than noon on the third Business Day after such Reportable Event), and the Securities Administrator shall file with the Commission, on behalf of the Trust, any Form 8-K, as required by the Exchange Act, provided that the Depositor shall prepare and file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit V and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than with respect to itself) absent such reporting, direction and approval. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.28(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator.

               For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the second Business Day after the occurrence of a Reportable Event (i) the parties identified on Exhibit V shall provide to the Securities Administrator and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the parties identified on Exhibit V shall include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit W and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

               After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Servicer for review. Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 3.28(c) relating to the timely preparation and filing of Form 8-K is contingent upon such party strictly observing all applicable timeframes in the performance of its duties under this Section 3.28(c). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Custodian needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

               (d) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor and, in the case of Form 10-D or 10-K, the Depositor, the Servicer and the Securities Administrator will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. Any Form 12b-25 relating to a Form 10-K shall be signed by a senior officer of the Servicer and any Form 12b-25 relating to a Form 10-D shall be signed by an authorized officer of the Servicer. Within five days following the due date of any Form 10-D as to which it has filed a Form 12b-25, the Securities Administrator shall prepare, the Servicer shall sign, and the Securities Administrator shall file the related Form 10-D. Within 15 days following the due date of any Form 10-K as to which it has filed a Form 12b-25, the Securities Administrator shall prepare, cause the Servicer to sign, and file the related Form 10-K. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and at the direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Securities Administrator will notify the Depositor and each party whose cooperation is required in connection with the preparation of such amendment and each of such parties shall cooperate to prepare any necessary amendment to Form 8-K, Form 10-D or Form 10-K; provided however that such notice shall not be required in connection with an amendment to Form 10-D due to a revision made to any Distribution Date Statement. Any amendment to Form 10-D or Form 8-K shall be signed by an authorized officer of the Servicer and any amendment to the Form 10-K shall be signed by a senior officer of the Servicer in charge of the servicing function. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this
Section 3.28(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Custodian needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               (e) Not later than 15 calendar days before the date on which the Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall sign and deliver to the Servicer a certification in the form attached hereto as Exhibit P (the "Securities Administrator's Certification") for the benefit of the Servicer and its officers, directors and Affiliates as to items 1 through 3 of the Sarbanes-Oxley Certification; provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K. In addition, the Securities Administrator shall indemnify and hold harmless the Servicer and each Person, if any, who "controls" the Servicer within the meaning of the 1933 Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under this Section 3.28(e) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith or any inaccuracy in the Securities Administrator's Certification. If the indemnification provided for in this Section 3.28(e) is unavailable or insufficient to hold harmless such Persons, then the Securities Administrator shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Servicer on the one hand and the Securities Administrator on the other. The Securities Administrator acknowledges that the Servicer is relying on the Securities Administrator's performance of its obligations under this Section 3.28(e) in order to perform its obligations under Section 3.28(b) above.

               (f) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare, an authorized officer of the Servicer shall sign, and the Securities Administrator shall file with the Commission, on behalf of the Trust, a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. At the beginning of any year after the filing of a Form 15, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-D, 10-K and 8-K as required pursuant to this Section.

               (g) To the extent the Securities Administrator is obligated to give any notice to the Depositor pursuant to this Section 3.28, such notice may, notwithstanding the provisions of Section 11.05 in this Agreement, be delivered via facsimile to 301-816-8152 or via electronic mail to Structuredfinance-frederick@wellsfargo.com (a)

                                   ARTICLE IV

                                  FLOW OF FUNDS

               Section 4.01 Interest Distributions. On each Distribution Date, the Paying Agent shall withdraw, from the Distribution Account, the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Securities Administrator may conclusively rely), and the calculations required to be made by the Securities Administrator, to the extent available:

               (i) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

               (ii) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

               (iii) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (iv) to the Class M-1 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (v) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (vi) to the Class M-2 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (vii) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (viii) to the Class M-3 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (ix) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (x) to the Class M-4 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (xi) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xii) to the Class M-5 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (xiii) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xiv) to the Class M-6 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (xv) to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xvi) to the Class M-7 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (xvii) to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xviii) to the Class M-8 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (xix) to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xx) to the Class M-9 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

               (xxi) to the Class M-10 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xxii) to the Class M-10 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date; and

               (xxiii) to the Credit Risk Manager, the Credit Risk Manager Fee.

               Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts. (a) On each Distribution Date, the Paying Agent shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Securities Administrator), to the extent of the Principal Distribution Amount:

               (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

               first, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates;

               second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates; and

               third, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
Section 4.02(b).

               (ii) With respect to each Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, sequentially, as follows:

               first, (a) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to the Senior Principal Distribution Amount and (b) with respect to any Distribution Date on or after the Subordination Depletion Date, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to the Principal Distribution Amount;

               second, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount;

               third, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount;

               fourth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount;

               fifth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount;

               sixth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount;

               seventh, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount;

               eighth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount;

               ninth, to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount;

               tenth, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount;

               eleventh, to the Class M-10 Certificates, up to the Class M-10 Principal Distribution Amount; and

               twelfth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
Section 4.02(b).

               (b) On each Distribution Date, any Monthly Excess Cashflow Amount remaining after distributions made pursuant to Section 4.02(f) on such Distribution Date shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

               (i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such Classes for such Distribution Date;

               (ii) to the Class A Certificates, pro rata, any remaining Interest Carry Forward Amounts for such Classes for such Distribution Date;

               (iii) to the Class M-1 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (iv) to the Class M-1 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (v) to the Class M-2 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (vi) to the Class M-2 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (vii) to the Class M-3 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (viii) to the Class M-3 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (ix) to the Class M-4 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (x) to the Class M-4 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xi) to the Class M-5 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (xii) to the Class M-5 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xiii) to the Class M-6 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (xiv) to the Class M-6 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xv) to the Class M-7 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (xvi) to the Class M-7 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xvii) to the Class M-8 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (xviii) to the Class M-8 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xix) to the Class M-9 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (xx) to the Class M-9 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xxi) to the Class M-10 Certificates, any remaining unpaid Accrued Certificate Interest thereon for such Distribution Date;

               (xxii) to the Class M-10 Certificates, any remaining Interest Carry Forward Amount thereon for such Distribution Date;

               (xxiii) to the Class M-1 Certificates, the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

               (xxiv) to the Class M-2 Certificates, the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

               (xxv) to the Class M-3 Certificates, the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

               (xxvi) to the Class M-4 Certificates, the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

               (xxvii) to the Class M-5 Certificates, the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

               (xxviii) to the Class M-6 Certificates, the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

               (xxix) to the Class M-7 Certificates, the Class M-7 Realized Loss Amortization Amount for such Distribution Date;

               (xxx) to the Class M-8 Certificates, the Class M-8 Realized Loss Amortization Amount for such Distribution Date;

               (xxxi) to the Class M-9 Certificates, the Class M-9 Realized Loss Amortization Amount for such Distribution Date;

               (xxxii) to the Class M-10 Certificates, the Class M-10 Realized Loss Amortization Amount for such Distribution Date;

               (xxxiii) to the Excess Reserve Fund Account, any Cap Carryover Amounts (without regard to Net Swap Payments made by the Swap Provider to the Supplemental Interest Trust) for such Distribution Date;

               (xxxiv) to the Supplemental Interest Trust Account, any Swap Termination Payments resulting from a Swap Provider Trigger Event for such Distribution Date; and

               (xxxv) to the Class CE Certificates, up to the Class CE Distributable Amount for such Distribution Date.

               On each Distribution Date, there shall be distributed (i) to the Holder of the Class R-2 Certificate in respect of the Class PT1-R Interest, the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest and
(ii) to the Holder of the Class R-1 Certificate in respect of the Class CE REMIC any remaining amount in the Distribution Account with respect to the related Trust REMIC on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i) through (xxxv).

               Notwithstanding anything to the contrary contained in this Agreement, if the Principal Balance of a Class of Certificates is reduced to zero, such Class shall be entitled to any remaining Cap Carryover Amount and any applicable unpaid Realized Loss Amortization Amount on future Distribution Dates.

               (c) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Penalties collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Originator Prepayment Penalty Payment Amounts or Servicer Prepayment Penalty Payment Amounts and shall distribute such amounts to the Holders of the Class P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust.

               (d) Any amounts distributed to the Certificates (other than the Class CE, Class P and Residual Certificates) in respect of interest pursuant to
Section 4.02(b)(xxxiii) that constitute Cap Carryover Amounts shall be deemed distributed (i) in the case of any Class of Class A and Class M Certificates, to the extent the source of such funds is either a distribution from the Supplemental Interest Trust Account or Excess Reserve Fund Account, as applicable, from the Grantor Trust and (ii) otherwise, as first, a distribution by Upper-Tier REMIC in respect of the Class CE Interest, and then by Class CE REMIC as a distribution to the Class CE Certificates and then, a distribution to the applicable Certificates from the Grantor Trust, in either case, as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates or any amounts remaining in the Supplemental Interest Trust Account shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.

               (e) On each Distribution Date, Unpaid Realized Loss Amounts on the Class M Certificates will be reduced by the amount of any Subsequent Recoveries received during the related Prepayment Period in the following order of priority on such Distribution Date: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

               (f) On each Distribution Date, prior to any distributions of the Monthly Excess Cashflow Amount pursuant to Section 4.02(b), any Monthly Excess Interest Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date: (i) concurrently, based on each Class' Interest Percentage of the Current Interest Shortfall for such Distribution Date, to the Class A Certificates, pro rata, and (ii) sequentially, up to each Class' Interest Percentage of the Current Interest Shortfall for such Distribution Date, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9, Class M-10 Certificates.

               Section 4.03 Allocation of Losses. Realized Losses shall be allocated, through the priority of distributions in Section 4.02, first against the Monthly Excess Interest Amount and then against the Overcollateralization Amount until such amount has been reduced to zero. If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Principal Balance of the Certificates (other than the Class CE, Class P and Residual Certificates) exceeds the Pool Balance as of the end of the related Collection Period, the resulting Applied Realized Loss Amount will be allocated against the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Principal Balances thereof are reduced to zero.

               Section 4.04 Method of Distribution. The Paying Agent shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates (i) by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date, such Person is the registered owner of such Certificates and such Certificates evidence at least a $100,000 initial Principal Balance or (ii) by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

               Section 4.05 Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of Securities Administrator, the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

               Section 4.06 Statements. (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Securities Administrator shall prepare and make available on its website at www.ctslink.com, a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

               (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates from Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts;

               (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

               (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

               (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period;

               (v) the aggregate amount of Advances for the related Collection Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

               (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

               (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

               (viii) the number and aggregate principal balances of the Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), grouping such delinquent Mortgage Loans in 30 day increments, up to 180 days delinquent (determined in accordance with the Mortgage Bankers' Association delinquency methodology), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date;

               (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance of the REO Property as of the close of business on the last Business Day of such calendar month and the principal balance of such Mortgage Loan as of the date it became an REO Property;

               (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

               (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

               (xii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

               (xiii) the Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

               (xiv) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

               (xv) the aggregate amount of any Prepayment Interest Shortfalls and of any Compensating Interest for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

               (xvi) the Interest Percentage for each Class of Certificates, the amount of any Current Interest Shortfall and the amount of the distribution made to each Class of Certificates pursuant to Section 4.02(f) for such Distribution Date;

               (xvii) the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Cap Carryover Amounts covered by withdrawals from the Excess Reserve Fund Account and the Supplemental Interest Trust Account on such Distribution Date;

               (xviii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

               (xix) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

               (xx) the Available Funds;

               (xxi) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

               (xxii) the information contained in the Liquidation Report for such Distribution Date;

               (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Servicer or the Depositor during the related Prepayment Period and indicating the section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

               (xxiv) the aggregate Principal Balance of the Mortgage Loans repurchased by the Depositor during the related Prepayment Period in connection with Section 3.16;

               (xxv) the amount of the Credit Risk Manager Fee paid;

               (xxvi) the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Penalty that was the subject of a Principal Prepayment in full during the related Collection Period, the Prepayment Penalty listed on each related Mortgage Note and the Prepayment Penalty collected, and the Servicer Prepayment Penalty Payment Amount and the Originator Prepayment Penalty Payment Amount paid with respect to each such Mortgage Loan;

               (xxvii) the pool factors for such Distribution Date;

               (xxviii) the amount of any Net Swap Payments for such Distribution Date;

               (xxix) the amount of Subsequent Recoveries received during the related Prepayment Period;

               (xxx) any expenses or indemnification amounts paid by the Trust Fund, the specific purpose of each payment and the parties to whom these payments are made;

               (xxxi) the applicable Determination Date, the Record Date and Interest Accrual Period for calculating the distribution and the actual Distribution Date for the distribution;

               (xxxii) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date;

               (xxxiii) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants or representations and warranties; and

               (xxxiv) any other customary information as is required to enable Certificateholders to prepare their tax returns.

               Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. The Securities Administrator shall provide such information to parties that are unable to use the above distribution option by mailing to them via first class mail a paper copy of the Distribution Date Statement, upon request of any such party made by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

               The Securities Administrator may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

               In the case of information furnished pursuant to subclauses (i),
(ii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

               (b) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate or a Class CE Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiv) and (xvii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

               (c) On each Distribution Date, the Securities Administrator shall forward to the Residual Certificateholders a copy of the reports forwarded to the holder of any Regular Certificate in respect of such Distribution Date with such other information as the Securities Administrator deems necessary or appropriate. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Residual Certificateholders by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

               Section 4.07 Remittance Reports; Advances. (a) On the 15th calendar day of each month, or the following Business Day if such 15th calendar day is not a Business Day, the Servicer shall deliver to the Securities Administrator by telecopy (or by such other means as the Servicer and the Securities Administrator may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Securities Administrator in such medium as may be agreed between the Servicer and the Securities Administrator the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the Securities Administrator to perform the calculations necessary to make the distributions and allocations contemplated by Section 4.01, 4.02 and 4.03 and to prepare the Distribution Date Statement. The Securities Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

               (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

               On the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this
Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the sum of (a) the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and 4.02 on such Distribution Date and (b) any Net Swap Payments owed to the Swap Provider for such Distribution Date, if such amounts held for future distributions had not been so used to make Advances. The Securities Administrator will provide notice to the Servicer by telecopy by 4:00 p.m. New York City time on any Servicer Remittance Date in the event that (i) the Servicer fails to remit the Advances required to be made by the Servicer for the related Distribution Date or (ii) the amount remitted by the Servicer to the Securities Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

               (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

               (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Securities Administrator.

               (e) In the event that the Servicer fails to remit any Advances as required pursuant to this Section 4.07, the Securities Administrator shall notify the Trustee by 4:00 p.m. on the Servicer Remittance Date identifying for each Advance the related Mortgage Loan and the amount of the Advance. On or before 11:00 a.m. New York City time on the Distribution Date immediately following the Servicer Remittance Date, the Trustee shall remit in immediately available funds to the Securities Administrator such Advances that the Servicer was required but failed to make for the related Distribution Date; provided that the Trustee may conclusively rely upon any determination by the Servicer that an Advance if made would be a Nonrecoverable Advance; provided, further, that the Trustee is not obligated to make any Advance that the Trustee, in its good faith business judgment, determines would constitute a Nonrecoverable Advance, such determination to be evidenced by an Officer's Certificate of the Trustee delivered to the Securities Administrator. So long as the Trustee has not terminated all of the rights and obligations of the Servicer pursuant to Section 7.01(b) as a result of a Servicer Event of Termination pursuant to 7.01(a)(i)(A), the Servicer shall pay to the Trustee an amount equal to the Advance made by the Trustee plus interest at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law, on any Advances made by the Trustee. Such interest shall be solely an obligation of the Servicer and shall not be payable or reimbursable from any assets of the Trust Fund.

               Section 4.08 Tax Treatment of Cap Carryover Amounts, the Supplemental Interest Trust and the Interest Rate Swap Agreement. The Trustee shall treat the rights that each Class of Regular Certificates has to receive payments of Cap Carryover Amounts as rights to receive payments under a limited recourse interest rate cap contract written by the Class CE Certificateholders in favor of each such Class. Accordingly, each Class of Certificates (excluding the Class CE, Class P and the Residual Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class CE Certificate will be comprised of four components
- two Upper-Tier Regular Interests (the Class CE Interest and the Class IO Interest), ownership of the Excess Reserve Fund Account, subject to an obligation to pay Cap Carryover Amounts, and ownership of the Supplemental Interest Trust and the Interest Rate Swap Agreement, subject to the obligation to pay Cap Carryover Amounts. The Trustee shall allocate the issue price for a Class of Regular Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a Regular Certificate to receive the related Cap Carryover Amounts and, without duplication, the related Cap Carryover Amount for purposes of allocating the purchase price of an initial Regular Certificateholder between such rights and the related Upper-Tier Regular Interest.

               Holders of Regular Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) over (ii) the sum of amounts payable on the Class CE Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the Regular Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such Regular Certificates based on the amount of interest otherwise payable to such Class of Regular Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of Regular Certificates then Outstanding.

               Any payments of Class IO Shortfalls shall be treated solely for tax purposes as having been received by the Holders of such Class of Regular Certificates in respect of the Corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class CE Certificates through the Supplemental Interest Trust.

                                   ARTICLE V

                                THE CERTIFICATES

               Section 5.01 The Certificates. Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P, Class R-1 and Class R-2 Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Class A and Class M Certificates (other than the Class M-10 Certificates) shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $100,000 and integral multiples of $1 in excess thereof. Each of the Class M-10 Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $250,000 and integral multiples of $1 in excess thereof. The Class CE and Class P Certificates are issuable only in minimum Percentage Interests of 10% and incremental Percentage Interests of 1% in excess thereof. The Class R-1 and Class R-2 Certificates are issuable only as single certificates.

               The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Certificates (other than the Class CE, Class P, Class R-1 and Class R-2 Certificates) shall be Book-Entry Certificates. The Class CE, Class P, Class R-1 and Class R-2 Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

               Section 5.02 Registration of Transfer and Exchange of Certificates. (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Securities Administrator as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Securities Administrator. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Securities Administrator, the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

               Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Residual Certificates and the Class M-10, Class CE and Class P Certificates, upon satisfaction of the conditions set forth below, the Securities Administrator on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

               At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

               (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph
(c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Securities Administrator and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

               All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute one or more letter of representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such letter of representation and this Agreement, the terms of this Agreement shall control.

               (c) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and the Securities Administrator or the Depositor is unable to locate a qualified successor and upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall, at the Trust's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the "Definitive Certificates"). None of the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Securities Administrator, the Certificate Registrar, the Servicer, the Securities Administrator, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

               (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter in substantially in the form attached hereto as Exhibit J acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The transferor of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar, the Trustee, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. For purposes of this Section 5.02(d) the representations required in any transferor certificate (in substantially the form attached hereto as Exhibit L) and any investment letter (substantially in the form of Exhibit J hereto) shall be deemed to have been made in connection with the transfer of any Private Certificate that is a Book-Entry Certificate.

               No transfer of an ERISA Restricted Certificate shall be made unless the Certificate Registrar shall have received either (A) a representation from the transferee of such Certificate substantially in the form of Exhibit I to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement (collectively, a "Plan") to effect such transfer,
(B) in the case of a Class M-10 Certificate, the purchaser of which is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (C) in the case of a Class M-10 Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Trustee, the Securities Administrator, the Depositor, the Servicer or the Trust Fund, addressed to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Certificate Registrar, the Trustee, the Securities Administrator, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to a Class M-10 Certificate, in the event the representation letter referred to in either clause (A) or (B) in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Certificate Registrar by the transferee's (including an initial acquirer's) acceptance of the ERISA Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of a Class M-10 Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate, Class CE Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

               The Residual, Class CE and Class P Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to
Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf of or with plan assets of such Plan.

               To the extent permitted under applicable law (including, but not limited to, ERISA), the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.

               As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate (other than an ERISA Restricted Certificate), or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

               Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R-1 or Class R-2 Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Class R-1 or Class R-2 Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Class R-1 or Class R-2 Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Class R-1 or Class R-2 Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

               A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in a Class R-1 or Class R-2 Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

               B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to a Class R-1 or Class R-2 Certificate.

               (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of a Class R-1 or Class R-2 Certificate, then the prior Holder of such Class R-1 or Class R-2 Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R-1 or Class R-2 Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R-1 or Class R-2 Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Class R-1 or Class R-2 Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R-1 or Class R-2 Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause
       (iii). The Securities Administrator shall be entitled to recover from any Holder of a Class R-1 or Class R-2 Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R-1 or Class R-2 Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Class R-1 or Class R-2 Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R-1 or Class R-2 Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of a Class R-1 or Class R-2 Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of a Class R-1 or Class R-2 Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of a Class R-1 or Class R-2 Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of a Class R-1 or Class R-2 Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R-1 or Class R-2 Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R-1 or Class R-2 Certificate in violation of the restrictions in this Section, then the Securities Administrator will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Securities Administrator shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any Trust REMIC to fail to qualify as a REMIC.

               (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

               Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 5.04 Persons Deemed Owners. The Servicer, the Depositor, the Trustee, the Securities Administrator, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Securities Administrator, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee, the Securities Administrator nor any agent of any of them shall be affected by notice to the contrary.

               Section 5.05 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Securities Administrator. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Securities Administrator. The Securities Administrator may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Securities Administrator as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the
Paying Agent to the same extent as they apply to the Securities Administrator. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Securities Administrator, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent. If Wells Fargo Bank is no longer acting as Securities Administrator, the successor securities administrator shall pay, from its own funds, the compensation of any Paying Agent other than Wells Fargo Bank.

               The Trustee shall cause any Paying Agent that is not the Securities Administrator or HSBC Bank USA, National Association to execute and deliver to the Trustee an instrument (a "Paying Agent Agreement") in which such Paying Agent agrees with the Trustee that such Paying Agent shall (i) hold all amounts remitted to it by the Securities Administrator for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided; (ii) give the Depositor notice of any default by the Securities Administrator in remitting any required amount; (iii) at any time during the continuance of any such default, upon the written request of the Depositor, forthwith pay to the Depositor all amounts held in trust by such Paying Agent; and (iv) provide to the Securities Administrator the assessment of compliance and accountants report provided for in Section 3.20 with respect to the Servicing Criteria set forth in Item 1122(d) of Regulation AB applicable to the duties of the Paying Agent. ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

               Section 6.01 Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

               Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor. Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any organization succeeding to the business of the Servicer or the Depositor through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (a) the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer and (b) the Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof (unless giving such prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon eastern time one Business Day after such merger or consolidation).

               Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.05. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

               Section 6.04 Servicer Not to Resign. Subject to the provisions of
Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions:
(a) the Servicer has proposed a successor servicer to the Trustee and the Securities Administrator in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Securities Administrator and the proposed successor executes and delivers to the Trustee and the Securities Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Securities Administrator, which contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; and (b) each Rating Agency shall have delivered a letter to the Trustee and the Securities Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Securities Administrator.

               Section 6.05 Delegation of Duties.(a) (a) In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section
3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Trustee and the Rating Agencies with 60 days written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

               (b) Notwithstanding anything contained herein to the contrary, to the extent the Servicer engages any affiliate or third party vendor, in connection with the performance of any of its duties under this Agreement, the Servicer shall immediately notify the Depositor in writing of such engagement; provided however, that prior to engaging any affiliate or third party vendor in connection with the performance of any of its duties under this Agreement, the Servicer shall determine (i) if such affiliates or third party vendors would be a Servicing Function Participant and (ii) if such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB (an "Additional Servicer") and meets the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB. If the Servicer has determined that such affiliates or third party vendors are a Servicing Function Participant, the Servicer shall cause such Servicing Function Participant to prepare and deliver to the Securities Administrator a separate assessment and attestation report, as contemplated by Section 3.20 of this Agreement. In addition, if the Servicer has determined that any such affiliate or third party vendor would be an Additional Servicer and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, the Servicer shall cause such Additional Servicer to prepare and deliver to the Securities Administrator a separate compliance statement as contemplated by Section 3.19 of this Agreement. In addition, if the Servicer determines any such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall not engage such affiliate or third party vendor unless it provides the Securities Administrator and the Depositor the information required by Section 1108(b) and 1108(c) of Regulation AB prior to such engagement.

               In the event of any assignment of rights or delegation of duties of the Servicer, the Securities Administrator shall report such event on Form 8-K within four Business Days after the effective date thereof provided that the Servicer provides notice of such occurrence to the Securities Administrator within 2 days of such effective date.

                                  ARTICLE VII

                                     DEFAULT

               Section 7.01 Servicer Events of Termination. (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

               (i) (A) The failure by the Servicer to make any Advance, Servicing Advance or to pay Compensating Interest and such failure described in this clause (A) continues unremedied until 1:00 p.m. New York City time on the Business Day immediately following the Distribution Date following such failure; or

                   (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement, which failure described in this clause (B) continues unremedied for a period of three Business Days after the first date on which written notice of such failure is given to the Servicer;

               (ii) any failure on the part of the Servicer to observe or perform in any material respect any of its covenants or agreements under Sections 3.19, 3.20 or 3.28 hereof, subject to any cure period set forth in such sections;

               (iii) The failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements (other than any covenants or agreements of the Servicer under Sections 3.19, 3.20 or 3.28) of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Securities Administrator or by any Holder of a Certificate (other than a Residual Certificate) evidencing at least 25% of the Voting Interests or
       (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

               (iv) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

               (v) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

               (vi) the Servicer and any Subservicer appointed by it becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

               (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 1:00 p.m. New York City time on the Business Day immediately following the Distribution Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee shall assume upon such termination (or, pursuant to Section 4.07(e), prior to such termination in the case of the obligation to make Advances), the duties of a successor servicer pursuant to Section 7.02 (including, but not limited to, the duty to make Advances required pursuant to this Agreement) and (y) in the case of (i)(B), (iii), (iv), (v) and (vi) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates and the Class CE Certificates evidencing Voting Interests aggregating not less than 66 2/3%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Securities Administrator, each Rating Agency, the Depositor and the Swap Provider. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer) of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within twenty Business Days subsequent to such notice, the transfer within two Business Days subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from funds in the Collection Account).

               Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding Advances and Servicing Advances properly made prior to the date of termination.

               Section 7.02 Trustee to Act; Appointment of Successor. (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the parties indicated in Section 3.24 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

               The predecessor Servicer and successor Servicer shall notify the Securities Administrator, Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Securities Administrator, the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment and the Securities Administrator shall report such event on Form 8-K within four business days of the occurrence of such event.

               (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

               Section 7.03 Waiver of Defaults. The Holders of Certificates entitled to at least 66 2/3% of the Voting Interests allocated to the Classes of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Securities Administrator and the Rating Agencies.

               Section 7.04 Notification to Certificateholders. (a) On any termination or appointment of a successor to the Servicer pursuant to this
Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

               (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Securities Administrator and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

               Section 7.05 Survival of Servicer Liabilities. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

               Section 8.01 Duties of Trustee and Securities Administrator. The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, and the Securities Administrator, each undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Event of Termination has occurred (which has not been cured), of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, the Trustee and the Securities Administrator shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee or the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

               Any good faith interpretation of the Securities Administrator of any provisions of this Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Securities Administrator concludes are ambiguous or unclear shall be binding on Certificateholders.

               No provision of this Agreement shall be construed to relieve the Trustee and the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee or Securities Administrator, as applicable, has actual knowledge, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement;

               (ii) neither the Trustee nor the Securities Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Securities Administrator, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

               (iii) neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement; and

               (iv) neither the Trustee nor the Securities Administrator shall be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of
       Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee or the Securities Administrator obtains actual knowledge of such failure or the Trustee or the Securities Administrator receives written notice of such failure from the Servicer or the Majority Certificateholders.

               Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

               Section 8.02 Certain Matters Affecting the Trustee and the Securities Administrator. (a) Except as otherwise provided in Section 8.01:

               (i) the Trustee and the Securities Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee and the Securities Administrator may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Securities Administrator, as the case may be, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

               (iv) neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee or Securities Administrator, as applicable, has actual knowledge, and after the curing of all Servicer Events of Termination which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee and the Securities Administrator may require indemnity satisfactory to the Trustee or the Securities Administrator, as applicable, against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee or the Securities Administrator, shall be reimbursed by the Servicer upon demand from the Servicer's own funds. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) neither the Trustee nor the Securities Administrator shall be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

               (vii) each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

               (viii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

               (ix) neither Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

               Section 8.03 Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than (i) the signature and authentication of the Securities Administrator on the Certificates, in the case of the Securities Administrator and (ii) the authentication of the Securities Administrator, acting as Certificate Registrar, on the Certificates, in the case of the Securities Administrator) or of any Mortgage Loan or Related Document. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation (except, in the case of the Trustee, after receipt of notice of any non-compliance therewith or any breach thereof); any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trust; the failure of the Servicer to act or perform any duties required of it as agent of the Trust hereunder (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); or any action by the Trustee or the Securities Administrator taken at the instruction of the Servicer (other than the Trustee's responsibility if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee and the Securities Administrator of their obligation to perform their respective duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

               Section 8.04 Trustee and Securities Administrator May Own Certificates. Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee or Securities Administrator and may transact any banking and trust business or otherwise deal with the Servicer, the Depositor or their Affiliates.

               Section 8.05 Trustee and Securities Administrator Fees and Expenses. The Securities Administrator shall be entitled to the investment income on funds on deposit in the Distribution Account as set forth in Section
3.23. This shall constitute compensation to the Securities Administrator for its activities hereunder. The fees and expenses of the Trustee shall be paid by the Securities Administrator, without reimbursement from the Trust Fund, in accordance with a side letter agreement between the Trustee and the Securities Administrator. The Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its gross negligence or bad faith or which is the responsibility of the Trustee or Securities Administrator hereunder or that does not constitute an "unanticipated expense" of a REMIC within the meaning of Treasury Regulation
Section 1.860G(b)(3)(ii). In addition, the Trustee, the Securities Administrator and their respective officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee or the Securities Administrator, as applicable, under this Agreement, (ii) incurred by reason of willful misfeasance, bad faith or gross negligence of the Trustee or Securities Administrator, as applicable, in the performance of its respective duties hereunder or by reason of the Trustee's or the Securities Administrator's, as the case may be, reckless disregard of its obligations and duties hereunder or (iii) that does not constitute an "unanticipated expense" of a REMIC within the meaning of Treasury Regulation Section 1.860G(b)(3)(ii). The Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Custodian in any way related to or arising out of the Custodial Agreement or any action taken or not taken by the Custodian and which the Trustee had paid to the Custodian pursuant to the terms of the Custodial Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Custodian under the Custodial Agreement or (ii) or incurred by reason of willful misfeasance, bad faith or negligence of the Custodian in the performance of its duties under the Custodial Agreement or by reason of the Custodian's reckless disregard of its obligations under the Custodial Agreement. Subject to the provisions of this Article VIII, the Trustee and its officers, directors, employees and agents shall be indemnified by the Securities Administrator from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred by the Trustee in connection with or arising out of the willful misfeasance, bad faith or negligence of the Securities Administrator in the performance of its duties under this Agreement. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee or Securities Administrator hereunder and payment of the Certificates.

               Section 8.06 Eligibility Requirements for Trustee and Securities Administrator. Each of the Trustee and the Securities Administrator shall at all times be (i) an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or a member of a bank holding system, the aggregate combined capital surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in
Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a minimum long-term debt rating of BBB by S&P and Fitch and Baa3 by Moody's and a long term debt rating of at least A1 or better by Moody's, and subject to supervision or examination by federal or state authority. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Securities Administrator at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator, at such entity's expense, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.07. The Securities Administrator (i) may not be the Originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least A/F1 by Fitch and A-1 by S&P and the equivalent rating by Moody's (or such other rating acceptable to Fitch, S&P and Moody's pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 8.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

               Section 8.07 Resignation or Removal of Trustee and Securities Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Securities Administrator, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as the case may be. If no successor Trustee or Securities Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

               If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or Servicer may remove the Trustee or the Securities Administrator, as the case may be. If the Depositor or the Servicer removes the Trustee or the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Securities Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed and one copy to the successor Trustee or Securities Administrator.

               In addition, if (a) the Trustee or Securities Administrator fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports required pursuant to
Section 3.20 or (b) any Servicing Function Participant engaged by the Trustee or Securities Administrator fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports, the Servicer, may, after consultation with the Depositor, remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed and one copy to the successor trustee or securities administrator.

                  The Majority Certificateholders may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Servicer, the Depositor, the Securities Administrator and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Securities Administrator, as the case may be in accordance with this Section.

               Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Securities Administrator as provided in Section 8.08.

               Section 8.08 Successor Trustee and Successor Securities Administrator. Any successor Trustee or Securities Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective, and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator. The Depositor, the Servicer and the predecessor Trustee or Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Securities Administrator all such rights, powers, duties and obligations.

               If the predecessor trustee or securities administrator has been removed for cause or has resigned, all costs associated with the appointment of a successor trustee or securities administrator shall be paid to the Person that incurred them by the predecessor trustee or securities administrator. Without limiting the predecessor trustee's or securities administrator's obligation, if the predecessor trustee or securities administrator fails to pay such costs, such costs shall be reimbursed by the Trust; provided however, that if the predecessor trustee or securities administrator has been terminated without cause pursuant to the fourth paragraph of Section 8.07, all reasonable expenses incurred in complying with this Section 8.08 shall be reimbursed by the Trust to the Person that incurred them.

               No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Securities Administrator shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

               Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 8.08, the successor Trustee or Securities Administrator shall mail notice of the appointment of a successor Trustee or Securities Administrator hereunder to the Swap Provider and all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

               Section 8.09 Merger or Consolidation of Trustee or Securities Administrator. Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or Securities Administrator hereunder, provided such entity (i) shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) shall notify the Depositor of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof (unless such notice is otherwise prohibited by law, in which case such notice shall be provided on the effective date thereof) and shall provide the Depositor and the Securities Administrator (if such entity is not replacing the Securities Administrator) with all information required by the Depositor to comply with its reporting obligations under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation and the Securities Administrator shall report such event on Form 8-K within four business days of the occurrence of such event.

               Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Securities Administrator and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Securities Administrator, the Rating Agencies and the Servicer.

               Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

               Section 8.11 Limitation of Liability. The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

               Section 8.12 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee or Securities Administrator, as the case may be, or their agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

               (b) The Trustee shall afford the Depositor, the Servicer, the Securities Administrator and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicer, the Depositor, the Securities Administrator and such Certificateholder and shall make available to the Servicer, the Depositor, the Securities Administrator and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Servicer, the Securities Administrator and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

               (c) The Securities Administrator shall afford the Depositor, the Trustee, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. The Securities Administrator shall cooperate fully with the Servicer, the Trustee, the Depositor and such Certificateholder and shall make available to the Servicer, the Trustee, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Securities Administrator's duties hereunder. The Depositor, the Trustee, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and are not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

               Section 8.13 Suits for Enforcement. In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

               Section 8.14 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

               Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

               Section 8.16 Appointment of Custodian. Wells Fargo Bank has been appointed Custodian by the Trustee pursuant to the Custodial Agreement. If such entity resigns or is terminated as Custodian pursuant to the Custodial Agreement, the Trustee shall serve as Custodian or the Trustee may, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in the form of the Custodial Agreement or otherwise in a form acceptable to the Depositor and the Servicer. Subject to this Article VIII, the Trustee agrees to comply with the terms of the Custodial Agreement and any such custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian will be a depositary institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and afforded the same protections hereunder as the Trustee.

               Section 8.17 Indemnification of the Securities Administrator and Depositor by the Trustee

               The Trustee shall indemnify and hold harmless the Securities Administrator and the Depositor and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Trustee or by reason of reckless disregard of its obligation to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB. Any payment pursuant to this Section made by the Trustee to the Securities Administrator or the Depositor shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 8.17 shall survive the termination of this Agreement.

               Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) resulting from the Trustee's nonperformance of its duties or obligations to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

               Section 8.18 Trustee Errors and Omissions Policy.

               The Trustee shall maintain, at all times and at its own expense, a Trustee Errors and Omissions Policy, which policy shall have such terms and coverage amounts as are comparable to those of errors and omissions policies maintained by trustees generally.

               The Trustee Errors and Omissions Policy shall insure the Trustee, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Trustee in the performance of its duties as Trustee pursuant to this Agreement.

               The Trustee shall maintain in effect the Trustee Errors and Omissions Policy at all times and the Trustee Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without thirty Business Days' prior written notice by registered mail to the Securities Administrator and the Depositor.

               Section 8.19 Securities Administrator Errors and Omissions
Policy.

               The Securities Administrator shall maintain, at all times and at its own expense, a Securities Administrator Errors and Omissions Policy, which policy shall have such terms and coverage amounts as are comparable to those of errors and omissions policies maintained by trustees of mortgage loans generally.

               The Securities Administrator Errors and Omissions Policy shall insure the Securities Administrator, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Securities Administrator in the performance of its duties as Securities Administrator pursuant to this Agreement.

               The Securities Administrator shall maintain in effect the Securities Administrator Errors and Omissions Policy at all times and the Securities Administrator Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without the acquisition of comparable coverage by the Securities Administrator.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

               Section 9.01 REMIC Administration. (a) The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. For the avoidance of doubt, the Class P Certificates shall not represent a regular or residual interest in any Trust REMIC. The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of section 860G(a)(9) of the Code. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date in July 2036, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class CE Certificates (prior to any reduction for any Cap Carryover Amounts or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class CE REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class CE REMIC in respect of the Class CE Interest and the Class IO Interest to the Holders of the Class CE Certificates prior to distribution of any Cap Carryover Amounts to the Regular Certificates or Net Swap Payments or Swap Termination Payments payable to the Swap Provider.

               For federal income tax purposes, any amount distributed on the Regular Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Regular Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust.

               (b) The Trustee shall make or cause to be made REMIC elections for each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC, and the Class CE REMIC as set forth in the Preliminary Statement on Forms 1066 as prepared by the Securities Administrator or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Securities Administrator shall prepare such Forms 1066 and any other appropriate federal tax or information return and deliver them to the Trustee on a timely basis for the Trustee's execution. The Trustee shall execute and the Securities Administrator shall file such forms.

               (c) The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each Trust REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such Trust REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder. The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause
(i) above from the Trust.

               (d) The Securities Administrator shall prepare or cause to be prepared, and cause the Trustee to sign and the Securities Administrator shall file or cause to be filed, each Trust REMIC's federal and state tax and information returns as such Trust REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator. The Securities Administrator will apply for an Employer Identification Number from the Internal Revenue Service via a form SS-4 or any other acceptable method for all Trust REMICs and other tax entities and will also file a Form 8811 with respect to all such Trust REMICs with the Internal Revenue Service.

               (e) The Holder of the Class R-2 Certificates shall act as the "tax matters person" for Pooling-Tier REMIC 1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and the Holder of the Class R-1 Certificates shall act as "tax matters person" for the Class CE REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby irrevocably designated as agent of such Certificateholders for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the "tax matters person" in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

               To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the Servicer is required to provide to the Securities Administrator pursuant to this Agreement.

               (f) The Trustee, the Securities Administrator, the Servicer, and the Holders of Certificates shall take any action or cause any Trust REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer, the Securities Administrator or the Holder of the Class R-1 or Class R-2 Certificate shall take any action or cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon such Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator, the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any Trust REMIC or the assets therein, or causing such Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Class R-1 or Class R-2 Certificate will consult with the Securities Administrator, the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and no such Person shall take any such action or cause such Trust REMIC to take any such action as to which the Securities Administrator, the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

               (g) The Holder of the Class R-2 Certificate shall pay when due any and all taxes imposed on Pooling-Tier REMIC 1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC by federal or state governmental authorities, but only from amounts, if any, distributable thereon. The Holder of the Class R-1 Certificate shall pay when due any and all taxes imposed on the Class CE REMIC by federal or state governmental authorities, but only from amounts, if any, distributable thereon. To the extent that such REMIC taxes are not paid by the Class R-1 or Class R-2 Certificateholder, as applicable, the Securities Administrator shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of the Class R-1 or Class R-2 Certificate, as applicable, or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

               (h) The Securities Administrator, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

               (i) No additional contributions of assets shall be made to any Trust REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

               (j) None of the Trustee, the Securities Administrator or the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services.

               (k) On or before April 15 of each calendar year, beginning in 2007, the Securities Administrator shall deliver to each Rating Agency an Officer's Certificate stating the Securities Administrator's compliance with those provisions of this Section 9.01 applicable to it.

               (l) The Securities Administrator shall treat (i) the rights of the Regular Certificates to receive Cap Carryover Amounts as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of the Regular Certificates and (ii) the rights of the Class CE Certificates under the Interest Rate Swap Agreement in accordance with the terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Securities Administrator shall account for such as property held separate and apart from the regular interests it holds in each of the Trust REMICs. The provisions of this paragraph are intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Regular Certificates receive interest in excess of the Upper-Tier REMIC WAC Rate, such interest will be treated as distributed to the Class CE Certificates, together with any amount deposited in the Supplemental Interest Trust Account in respect of the Interest Rate Swap Agreement, and then paid to the respective Classes of Regular Certificates pursuant to the related interest rate cap agreement.

               Section 9.02 Prohibited Transactions and Activities. (a) None of the Depositor, the Servicer, the Securities Administrator or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any Trust REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (vi) an optional purchase by the Depositor pursuant to Section
3.16 of this Agreement, nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such Trust REMIC as a REMIC or of the interests therein other than the Class R-1 or Class R-2 Certificates, as applicable, and as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such Trust REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

               (b) No Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Securities Administrator has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause any Trust REMIC to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax, or cause any Trust REMIC to fail to qualify as a REMIC while any Certificates are outstanding.

               Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status. In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer, the Trustee or the Securities Administrator of its duties and obligations set forth herein, such person shall indemnify the Trust Fund and the Holder of the Class R-1 or Class R-2 Certificate, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that no such person shall be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R-1 or Class R-2 Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R-1 or Class R-2 Certificate, as applicable, on which such person has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R-1 or Class R-2 Certificate, as applicable, now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer, the Trustee or the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

               Section 9.04 [Reserved].

               Section 9.05 Grantor Trust Administration. The parties intend that the portions of the Trust Fund consisting of the right of the Class P Certificates to receive Prepayment Penalties, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts, the right of the Regular Certificates to receive Cap Carryover Amounts and the right of the Class CE Certificates to receive Net Swap Payments from the Swap Provider subject to the obligation of the Class CE Certificates to pay Cap Carryover Amounts and any Net Swap Payments and Swap Termination Payments to the Swap Provider, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall furnish or cause to be furnished (i) the Holders of the Class P Certificates, (ii) to the Holders of the Regular Certificates and (iii) to the Holders of the Class CE Certificates and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

               Section 10.01 Termination. (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee, the Securities Administrator and the Certificate Registrar created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Securities Administrator to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee and the Securities Administrator upon the earliest of (i) the Distribution Date on which the Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Majority Class CE Certificateholder, or if there is no Majority Class CE Certificateholder, the Depositor, of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               The Majority Class CE Certificateholder or Depositor may, at its option, terminate the Trust Fund and retire the Certificates on the second Distribution Date following the Distribution Date on which the Pool Balance is reduced to less than 5% of the Pool Balance as of the Cut-off Date by purchasing all of the outstanding Mortgage Loans (and REO Properties) in the Trust Fund at a price equal to the sum of (i) the sum of the outstanding unpaid principal balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans, (ii) the fair market value of the REO Properties as determined in good faith by the Servicer and
(iii) the amount of any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (the "Termination Price"). If the Majority Class CE Certificateholder (or, if there is no Majority Class CE Certificateholder, the Depositor or an affiliate of the Depositor) is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

               Any such purchase shall be accomplished by delivery by the party exercising the optional purchase right on the Determination Date before such Distribution Date of the Termination Price to the Securities Administrator for deposit into the Distribution Account as part of Available Funds.

               (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator upon the Securities Administrator receiving notice of such date from the Majority Class CE Certificateholder or Depositor, as applicable, by letter to the Certificateholders and the Securities Administrator mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Securities Administrator shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust.

               (c) Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

               (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Securities Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Holder of the Class R-2 Certificates shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Securities Administrator upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Holder of the Class R-2 Certificates for payment.

               Section 10.02 Additional Termination Requirements. (a) In the event that the Majority Class CE Certificateholder or the Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates (other than the Class P Certificates) are outstanding:

               (i) The Securities Administrator shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class CE REMIC and shall specify such date in the final federal income tax return of each such Trust REMIC;

               (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Trust to the Majority Class CE Certificateholder or Depositor, as applicable, for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited in the order of priority set forth in
       Section 4.02 and then (A) to the Class R-2 Certificateholder, all cash on hand in respect of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC and (B) to the Class R-1 Certificateholder, all cash on hand in respect of the Class CE REMIC after such payment in clause (A) (other than cash retained to meet claims) and the Trust shall terminate at such time.

               (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and
(ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

               Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer, the Securities Administrator and the Trustee without the consent of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus or the Private Placement Memorandum, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which are not materially inconsistent with the provisions of this Agreement, (iv) to conform the obligations of the parties under this Agreement, or to add obligations of the parties to this Agreement, if necessary, to comply with the requirements of Regulation AB or (v) to comply with any requirements imposed by the Code; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (a) delivery to the Depositor, the Servicer, the Securities Administrator and the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating confirmation for each outstanding Class of Certificates (other than the Class CE, Class P and Residual Certificates) to the effect that such amendment will not cause such Rating Agency to lower or withdrawal of the then current rating of such outstanding Classes of Certificates with respect to which it is a Rating Agency, or (b) an Opinion of Counsel delivered to the Servicer, the Securities Administrator and the Trustee.

               In addition, this Agreement may be amended from time to time by the Depositor, the Servicer, the Securities Administrator and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class aggregating at least 66 2/3% of the Voting Interests evidenced by such Class, or (z) reduce the percentage of Voting Interests required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator will not consent to any amendment of the applicable Agreement unless it shall first have received an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Each of the Securities Administrator and Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or Securities Administrator's own rights, duties or immunities under this Agreement.

               Notwithstanding any provision of this Agreement to the contrary, neither the Securities Administrator, nor the Trustee shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

               Promptly after the execution of any such amendment the Securities Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer, or otherwise at the expense of the Trust (but in no event at the expense of the Trustee), a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

               It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

               Notwithstanding any of the other provisions of this Section 11.01, so long as the Interest Rate Swap Agreement is in effect, none of the Depositor, the Servicer, the Securities Administrator or the Trustee shall enter into any amendment to, or otherwise modify the operation of, the following without the prior written consent of the Swap Provider: (i) the definitions of Available Funds, Interest Remittance Amount, Principal Remittance Amount, Swap Provider Trigger Event, Supplemental Interest Trust Account and Termination Price, (ii) Sections 11.01 and 11.10, (iii) Sections 4.01 and 4.02 and (iv) Sections 3.04(b)(iii) and 3.04(h).

               Section 11.02 Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Interests shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 11.04 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

               Section 11.05 Notices. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, or, in the case of the Securities Administrator, sent by facsimile, to (a) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: WFHET 2006-2, or such other address as may hereafter be furnished to the Depositor, the Securities Administrator and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, Attention: Vice President, Structured Finance, or such other address as may be furnished to the Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (c) in the case of the Servicer, Wells Fargo Bank, N.A., 405 Southwest 5th Street, Des Moines, Iowa 50309, Attention: Senior Vice President, Servicing, and Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328 0001, Attention: John B. Brown, MAC X2401 042, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Securities Administrator by the Servicer in writing and (d) in the case of the Securities Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager-WFHET, Series 2006-2, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Servicer by the Securities Administrator in writing or by facsimile at (410) 715-2380. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

               Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 11.07 Article and Section References.

               All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

               Section 11.08 Notice to the Rating Agencies. (a) Each of the Trustee and the Securities Administrator shall be obligated to use its reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Securities Administrator, as the case may be, has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

               (iii) assignment by the Servicer of its rights and delegation of its duties pursuant to Section 6.02 or 6.05;

               (iv) the resignation or termination of the Servicer, the Securities Administrator or the Trustee;

               (v) the appointment of any successor to the Servicer pursuant to Sections 6.04 or 7.01; and

               (vi) if the Trustee is acting as successor servicer pursuant to
       Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

       (b) The Securities Administrator shall be obligated to use its reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

               (i) the final payment to Holders of the Certificates of any Class;

               (ii) any change in the location of any Account; and

               (iii) the resignation of the Custodian or the appointment of a successor Custodian pursuant to the Custodial Agreement.

       (c) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

                      (A) each annual statement as to compliance described in
               Section 3.19 hereof;

                      (B) each annual independent public accountants' servicing
               report described in Section 3.20 hereof; and

                      (C) each notice delivered pursuant to Section 7.01(a)
               hereof which relates to the fact that the Servicer has not made an Advance.

               Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to:
Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention:
Managing Director, Residential Mortgage-Backed Securities; Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Group.

               Section 11.09 Further Assurances. Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders, the Holders of the Class CE Certificates, the Securities Administrator nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

               Section 11.10 Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except that the Custodian is an express third party beneficiary of this Agreement for purposes of Section 8.05.

               The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

               Section 11.11 Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Securities Administrator and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities Administrator, the Trustee and the Trust, if made in the manner provided in this Section 11.11.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

               Section 11.12 Recharacterization.

               The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Trust Fund pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund. The Securities Administrator shall take all actions, including, without limitation, filing any Uniform Commercial Code continuation statements, as shall be necessary to perfect or maintain the perfection of such security interest.

               Section 11.13 Regulation AB Compliance; Intent of Parties; Reasonableness.

               The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor or the Securities Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the parties hereto shall cooperate fully with the Securities Administrator and the Depositor to deliver to the Securities Administrator and/or the Depositor, any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor or the Securities Administrator to permit the Depositor or the Securities Administrator to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor or the Securities Administrator to be necessary in order to effect such compliance.

               IN WITNESS WHEREOF, the Depositor, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       WELLS FARGO ASSET SECURITIES
                                         CORPORATION, as Depositor



                                       By: /s/ Bradley A. Davis
                                           --------------------
                                           Name:  Bradley A. Davis
                                           Title: Vice President


                                       WELLS FARGO BANK, N.A., as
                                         Servicer


                                       By: /s/ Bradley A. Davis
                                           --------------------
                                           Name:  Bradley A. Davis
                                           Title: Vice President



                                       WELLS FARGO BANK, N.A., as
                                         Securities Administrator


                                       By: /s/ Jennifer L. Richardson
                                           --------------------------
                                           Name:  Jennifer L. Richardson
                                           Title: Assistant Vice President



                                       HSBC BANK USA, NATIONAL ASSOCIATION, as
                                         Trustee


                                       By: /s/ Fernando Acebedo
                                           --------------------
                                           Name:  Fernando Acebedo
                                           Title: Vice President

STATE OF MARYLAND    )
                     ) ss.:
COUNTY OF FREDERICK  )

               On the 29th day of June, 2006 before me, a notary public in and for said State, personally appeared Bradley A. Davis, known to me to be a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

STATE OF MARYLAND    )
                     ) ss.:
COUNTY OF FREDERICK  )

                  On the 29th day of June, 2006 before me, a notary public in and for said State, personally appeared Bradley A. Davis, known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

STATE OF MARYLAND        )
                         ) ss.:
COUNTY OF ANNE ARUNDEL   )

               On the 29th day of June, 2006, before me, a notary public in and for said State, personally appeared Jennifer Richardson, known to me to be an Assistant Vice President of Wells Fargo Bank, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.


                                       Notary Public

STATE OF NEW YORK    )
                       ss.:
COUNTY OF NEW YORK   )

               On this 29th day of June, 2006, before me, a notary public in and for the State of New York, personally appeared Fernando Acebedo, known to me who, being by me duly sworn, did depose and say that he resides at Huntington, New York; that he is a Vice President of HSBC Bank USA, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                       [FORM OF THE CLASS A-1 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS A-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class A-1                      Original Principal Balance of the
                                              Class A-1 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $369,249,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AA 9

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class A-1 Certificates for each Distribution Date will be the lesser of (i) the Class A-1 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

               The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                         Wells Fargo Bank, N.A., as Securities
                                           Administrator


                                         By:
                                             -----------------------------------
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                         Wells Fargo Bank, N.A., as Certificate
                                           Registrar


                                         By:
                                            ------------------------------------
                                            Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-2

                       [FORM OF THE CLASS A-2 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class A-2                      Original Principal Balance of the
                                              Class A-2 Certificates as of the
Pass-Through Rate:  Floating                  Closing Date:  $89,966,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer: Wells Fargo Bank, N.A.
First Distribution Date:  July 25, 2006
                                              Trustee:  HSBC Bank USA, National
No.                                           Association

CUSIP:  9497EA AB 7                           Closing Date:  June 29, 2006

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class A-2 Certificates for each Distribution Date will be the lesser of (i) the Class A-2 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

               The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-3

                       [FORM OF THE CLASS A-3 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS A-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class A-3                      Original Principal Balance of the
                                              Class A-3 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $134,092,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AC 5

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class A-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class A-3 Certificates for each Distribution Date will be the lesser of (i) the Class A-3 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class A-3 Certificates during each Interest Accrual Period at the Pass-Through Rate.

                  This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3 Certificates.

               The Class A-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-4

                       [FORM OF THE CLASS A-4 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS A-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class A-4                      Original Principal Balance of the
                                              Class A-4 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $66,317,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AD 3

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class A-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class A-4 Certificates for each Distribution Date will be the lesser of (i) the Class A-4 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class A-4 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-4 Certificates.

               The Class A-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-1

                         [FORM OF CLASS M-1 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                   WELLS FARGO ASSET SECURITIES CORPORATION,
                     HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-1                      Original Principal Balance of the
                                              Class M-1 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $30,001,000.009

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AE 1


         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-1 Certificates for each Distribution Date will be the lesser of (i) the Class M-1 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

               The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-2

                         [FORM OF CLASS M-2 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-2                      Original Principal Balance of the
                                              Class M-2 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $25,542,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AF 8


         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-2 Certificates for each Distribution Date will be the lesser of (i) the Class M-2 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

               The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior Certificates and Class M-1 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-3

                         [FORM OF CLASS M-3 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-3                      Original Principal Balance of the
                                              Class M-3 Certificates as of the
Pass-Through Rate:  Floating                  Closing Date: $14,595,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AG 6

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-3 Certificates for each Distribution Date will be the lesser of (i) the Class M-3 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

               The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1 and Class M-2 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-4

                         [FORM OF CLASS M-4 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-4                      Original Principal Balance of the
                                              Class M-4 Certificates as of the
Pass-Through Rate:  Floating                  Closing Date: $12,974,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AH 4

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-4 Certificates for each Distribution Date will be the lesser of (i) the Class M-4 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

               The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2 and Class M-3 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-5

                         [FORM OF CLASS M-5 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-5                      Original Principal Balance of the
                                              Class M-5 Certificates as of the
Pass-Through Rate:  Floating                  Closing Date: $12,974,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AJ 0

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-5 Certificates for each Distribution Date will be the lesser of (i) the Class M-5 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

               The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-6

                         [FORM OF CLASS M-6 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-6                      Original Principal Balance of the
                                              Class M-6 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $11,757,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AK 7

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-6 Certificates for each Distribution Date will be the lesser of (i) the Class M-6 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

               The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-7

                         [FORM OF CLASS M-7 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-7                      Original Principal Balance of the
                                              Class M-7 Certificates as of the
Pass-Through Rate:  Floating                  Closing Date: $11,352,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AL 5

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-7 Certificates for each Distribution Date will be the lesser of (i) the Class M-7 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at the Pass-Through Rate.

                  This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-7 Certificates.

               The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-8

                         [FORM OF CLASS M-8 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-8

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-8                      Original Principal Balance of the
                                              Class M-8 Certificates as of the
Pass-Through Rate:  Floating                  Closing  Date: $8,919,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer:  Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date:  June 29, 2006
CUSIP:  9497EA AM 3

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-8 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-8 Certificates for each Distribution Date will be the lesser of (i) the Class M-8 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-8 Certificates.

               The Class M-8 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-9

                         [FORM OF CLASS M-9 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7 AND CLASS M-8 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-9

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-9                      Original Principal Balance of the
                                              Class M-9 Certificates as of the
Pass-Through Rate:  Floating                  Closing Date: $4,460,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer: Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date: June 29, 2006
CUSIP:  9497EA AN 1

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-9 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-9 Certificates for each Distribution Date will be the lesser of (i) the Class M-9 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-9 Certificates.

               The Class M-9 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT B-10

                        [FORM OF CLASS M-10 CERTIFICATE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8 AND CLASS M-9 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         THE INITIAL PURCHASER IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE AGREEMENT.

         UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR AND DEPOSITOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN
         SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH
         RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE CERTIFICATE REGISTRAR AND DEPOSITOR. THE AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS M-10

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class M-10                     Original Principal Balance of the
                                              Class M-10 Certificates as of the
Pass-Through Rate: Floating                   Closing Date: $8,108,000.00

Date of Pooling and Servicing Agreement:      Initial Principal Balance: $
June 29, 2006
                                              Servicer: Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2006
                                              Trustee: HSBC Bank USA, National
                                              Association
No.
                                              Closing Date: June 29, 2006
CUSIP: 9497EA AP 6

         DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Principal Balance of this Certificate by the Original Principal Balance of the Class M-10 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-10 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-10 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               The Pass-Through Rate for the Class M-10 Certificates for each Distribution Date will be the lesser of (i) the Class M-10 Formula Rate and (ii) the Pool Cap. Interest will accrue on the Class M-10 Certificates during each Interest Accrual Period at the Pass-Through Rate.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-10 Certificates.

               The Class M-10 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               This certificate is subordinated in right of payment to the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates as described in the Agreement.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of this Certificate is to be made without registration under the 1933 Act, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) certain certificate(s) required pursuant to Section 5.02 of the Agreement (as to which, so long as this Certificate is a Book-Entry Certificate, the representations and agreements made therein will be deemed to have been made by the prospective transferor and/or the prospective transferee, as applicable). None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any transferor desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

         THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

         THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE AGREEMENT.

         THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 2006-2, CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class CE                       Servicer: Wells Fargo Bank, N.A.

ate of Pooling and Servicing Agreement:       Trustee: HSBC Bank USA, National
June 29, 2006                                 Association

First Distribution Date: July 25, 2006        Closing Date: June 29, 2006

                                              Percentage Interest: 100%
No.

CUSIP:  9497EA AQ 4

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that __________________________________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

               The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of this Certificate is to be made without registration under the 1933 Act, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) certain certificate(s) required pursuant to Section 5.02 of the Agreement. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any transferor desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assume no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.

Date of Authentication:


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-2

                          [FORM OF CLASS P CERTIFICATE]

         THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         THIS CLASS P CERTIFICATE IS ONLY ENTITLED TO PREPAYMENT PENALTIES ON THE MORTGAGE LOANS, ORIGINATOR PREPAYMENT PENALTY PAYMENT AMOUNTS AND SERVICER PREPAYMENT PENALTY PAYMENT AMOUNTS, ALL AS MORE SPECIFICALLY DESCRIBED IN THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                             SERIES 2006-2, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class P                        Servicer: Wells Fargo Bank, N.A.

Date of Pooling and Servicing Agreement:      Trustee: HSBC Bank USA, National
June 29, 2006                                 Association

First Distribution Date:  July 25, 2006       Closing Date: June 29, 2006

No.                                           Percentage Interest: 100%

CUSIP:  9497EA AR 2


         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that __________________________________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from Prepayment Penalties, Servicer Prepayment Penalty Payment Amounts and Originator Prepayment Penalty Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

               The Class P Certificates are limited in right of payment to Prepayment Penalties received on the Mortgage Loans, Originator Prepayment Penalty Payment Amounts and Servicer Prepayment Penalty Payment Amounts, all as more specifically set forth in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of this Certificate is to be made without registration under the 1933 Act, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) certain certificate(s) required pursuant to Section 5.02 of the Agreement. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any transferor desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.

Date of Authentication:

                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-3

                         [FORM OF CLASS R-1 CERTIFICATE]

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CLASS R-1 CERTIFICATE IS SUBORDINATE TO THE SENIOR, CLASS M AND CLASS CE CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

         THIS CLASS R-1 CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE AGREEMENT.

         THIS CLASS R-1 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-1 CERTIFICATE MAY BE MADE ONLY IF (1) THE PROPOSED TRANSFEREE PROVIDES AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) AN AGENT OF A DISQUALIFIED ORGANIZATION OR (E) ANY PERSON THAT CAUSES INCOME FROM THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF THAT PERSON OR ANY OTHER U.S. PERSON AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND
         (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-1 CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R-1 CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-1 CERTIFICATE.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS R-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class R-1                      Servicer: Wells Fargo Bank, N.A.

Date of Pooling and Servicing Agreement:      Trustee: HSBC Bank USA, National
June 29, 2006                                 Association

First Distribution Date:  July 25, 2006       Closing Date: June 29, 2006

No.                                           Percentage Interest: 100%

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _______________________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by the Class R-1 Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R-1 Certificate on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-1 Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

               The Class R-1 Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of this Certificate is to be made without registration under the 1933 Act, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) certain certificate(s) required pursuant to Section 5.02 of the Agreement. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any transferor desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as five separate REMICs or cause the imposition of a tax upon the Trust.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.

Date of Authentication:

                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-4

                         [FORM OF CLASS R-2 CERTIFICATE]

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN EACH OF FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CLASS R-2 CERTIFICATE IS SUBORDINATE TO THE SENIOR, CLASS M AND CLASS CE CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

         THIS CLASS R-2 CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE AGREEMENT.

         THIS CLASS R-2 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-2 CERTIFICATE MAY BE MADE ONLY IF (1) THE PROPOSED TRANSFEREE PROVIDES AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) AN AGENT OF A DISQUALIFIED ORGANIZATION OR (E) ANY PERSON THAT CAUSES INCOME FROM THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF THAT PERSON OR ANY OTHER U.S. PERSON AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND
         (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-2 CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R-2 CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-2 CERTIFICATE.

                    WELLS FARGO ASSET SECURITIES CORPORATION,
                      HOME EQUITY ASSET-BACKED CERTIFICATES
                            SERIES 2006-2, CLASS R-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

Series 2006-2, Class R-2                       Servicer: Wells Fargo Bank, N.A.

Date of Pooling and Servicing Agreement:       Trustee: HSBC Bank USA, National
June 29, 2006                                  Association

First Distribution Date:  July 25, 2006        Closing Date: June 29, 2006

No.                                            Percentage Interest: 100%

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WELLS FARGO ASSET SECURITIES CORPORATION, THE SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

               This certifies that _______________________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by the Class R-2 Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R-2 Certificate on such Distribution Date pursuant to the Agreement.

               All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least seven Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-2 Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

               The Class R-2 Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Interests identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator, the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable in fully registered form only without coupons in Percentage Interests representing denominations as specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of this Certificate is to be made without registration under the 1933 Act, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) certain certificate(s) required pursuant to Section 5.02 of the Agreement. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any transferor desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as five separate REMICs or cause the imposition of a tax upon the Trust.

               No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Depositor, the Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

               The recitals contained herein shall be taken as statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                           Wells Fargo Bank, N.A., as Securities
                                              Administrator


                                           By:
                                               --------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

               This is one of the Certificates referred to in the within-mentioned Agreement.


                                           Wells Fargo Bank, N.A., as
                                             Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication:

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                                 ---------
TEN ENT  -  as tenants by the entireties                         (Cust) (Minor)
                                                                 under Uniform
JT TEN   -  as joint tenants with right                          Gifts to Minors
            of survivorship and not as                           Act
            tenants in common                                    _______________
                                                                     (State)

               Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________.

or, if mailed by check, to ____________________________________________________,

Applicable statements should be mailed to_______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT D

                 Addresses for Requesting Mortgage Loan Schedule

In the case of the Depositor:

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland 21703
Attention: Vice President - Structured Finance

In the case of the Securities Administrator:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Client Manager - WFHET 2006-2

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

Wells Fargo Bank, N.A.
1015 10th Avenue Southeast
Minneapolis, Minnesota 55414
Attention: WFHET Series 2006-2


        Re: Pooling and Servicing Agreement dated as of June 29, 2006 among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, National Association, as securities administrator and HSBC Bank USA, National Association, as trustee
              -----------------------------------------------------------

               All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

               In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------------------

_____    1.   Mortgage Paid in Full

_____    2.   Foreclosure

_____    3.   Substitution

_____    4.   Other Liquidation (Repurchases, etc.)

_____    5.   Nonliquidation         Reason: _________________________

                                     By:______________________________
                                        (authorized signer)

                                     Issuer:__________________________

                                     Address:_________________________

                                     _________________________________

                                     Date:____________________________

Custodian
---------

[_______________________________]

               Please acknowledge the execution of the above request by your signature and date below:

 _____________________________                  ______________
         Signature                                   Date

Documents returned to Custodian:

______________________________                  ______________
         Custodian                                   Date

                                   EXHIBIT F-1

                    FORM OF CUSTODIAN'S INITIAL CERTIFICATION

                                                                            Date

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21405
Attention: Client Manager- WFHET Series 2006-2

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

Wells Fargo Bank, N.A.
7430 New Technology Way
Frederick, Maryland  21703

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention:  WFHET 2006-2


        Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 29, 2006 among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, National Association, as securities administrator and HSBC Bank USA, National Association, as trustee, with respect to Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 2006-2
                -----------------------------------------------------------

Ladies and Gentlemen:

               In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received original Mortgage Note (as described in Section 2.01(a)(i)) relating to each Mortgage Loan listed in the Mortgage Loan Schedule as defined in the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

               The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

               Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.


                                       WELLS FARGO BANK, N.A.
                                           as Custodian


                                       By:
                                          ______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT F-2

                     FORM OF CUSTODIAN'S FINAL CERTIFICATION

                                                                          [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21405
Attention: Client Manager- WFHET Series 2006-2

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

Wells Fargo Bank, N.A.
7430 New Technology Way
Frederick, Maryland  21703

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention:  WFHET 2006-2


        Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 29, 2006 among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, National Association, as securities administrator and HSBC Bank USA, National Association, as trustee, with respect to Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 2006-2
              -----------------------------------------------------------

Ladies and Gentlemen:

               In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule as defined in the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has received the applicable documents listed in Section 2.01(a) of the Pooling and Servicing Agreement.

               The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedules, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the applicable documents listed in Section
2.01 of the Pooling and Servicing Agreement and has determined that each such document appears to have been executed and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address.

               The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.


                                       WELLS FARGO BANK, N.A.,
                                           as Custodian


                                       By:
                                          ______________________________________
                                           Name:
                                           Title:

                                    EXHIBIT G

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

     [Included as Exhibit 10.1 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

               Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________,
successor by merger to _________________________________________ ("Seller") and
who has personal knowledge of the facts set out in this affidavit.

               On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

               That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

               Seller executes this Affidavit for the purpose of inducing [_______________________________], as trustee on behalf of Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 2006-2, to accept the transfer of the above described loan from Seller.

               Seller agrees to indemnify and hold harmless
[____________________________] and Wells Fargo Asset Securities Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.



                                                  By:___________________________
                                                  ______________________________


STATE OF                            )
                                    )   SS:
COUNTY OF                           )


               On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

               Witness my hand and Notarial Seal this ____ day of _______ 20__.

__________________________________
__________________________________
__________________________________

My commission expires____________.

                                    EXHIBIT I

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Client Manager - WFHET, Series 2006-2

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

              Re:   Wells Fargo Asset Securities Corporation,
                    Home Equity Asset Backed Certificates, Series 2006-2
                    ----------------------------------------------------

Ladies and Gentlemen:

               1. [The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

               2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Wells Fargo Asset Securities Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, National Association, as securities administrator, and HSBC Bank USA, National Association, as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

               3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the Trustee of any such plan or other than (except in the case of the Class CE, Class P, Class R-1 or Class R-2 Certificates) an insurance company that represents (or is deemed to represent) that (i) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in Section V(e) of PTE 95-60, 60 Fed. Reg. 35925 (July 12, 1995)), (ii) that there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and
(iii) all Plans that have an interest in such general account are Plans to which PTE 95-60 applies, or (y) (except in the case of the Class CE, Class P, Class R-1 or Class R-2 Certificates) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or otherwise result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code (or similar provisions of Similar Law) and will not subject the Trustee, the Securities Administrator or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Securities Administrator, the Depositor or the Certificate Registrar.

               Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

               IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                       _________________________________________
                                       [Transferee]


                                       By:______________________________________
                                           Name:
                                           Title:

                                    EXHIBIT J

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Client Manager - WFHET, Series 2006-2

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

              Re:   Wells Fargo Asset Securities Corporation,
                    Home Equity Asset Backed Certificates, Series 2006-2
                    ----------------------------------------------------

Ladies and Gentlemen:

               In connection with our acquisition of the Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 2006-2 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                       Very truly yours,


                                       [NAME OF TRANSFEREE]


                                       By:______________________________________
                                           Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

               The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

               i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

               ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

               ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               ___ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

               ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

               ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

               ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

               ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

               iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

               iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

               v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

               vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

----------------------
(1) Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.


                                        ________________________________________
                                        Print Name of Buyer


                                         By:____________________________________
                                             Name:
                                             Title:


                                         Date:__________________________________

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

               The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

               ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ________________________________________
                                        Print Name of Buyer or Adviser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        IF AN ADVISER:



                                        ________________________________________
                                        Print Name of Buyer


                                       Date:____________________________________

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

                    WELLS FARGO ASSET SECURITIES CORPORATION,
              HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 2006-2



STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


               The undersigned, being first duly sworn, deposes and says as follows:

               1. The undersigned is [an officer of] , the proposed Transferee of an Ownership Interest in the Class [R-1][R-2] Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, National Association, as securities administrator, and [_______________________________], as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

               2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or
(ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

               3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

               4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

               5. The Transferee has reviewed the provisions of Section 5.02 of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

               6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

               7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

               8. The Transferee's taxpayer identification number is .

               9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

               10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

               11. That the Transferee will not cause income from the Class [R-1][R-2] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

               12. That, if the Transferee is purchasing the Class [R-1][R-2] Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

               13. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

               IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this day of , 20 .


                                        [NAME OF TRANSFEREE]


                                        By:_____________________________________
                                            Name:
                                            Title:

[Corporate Seal]

ATTEST:



[Assistant] Secretary


               Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

               Subscribed and sworn before me this ____ day of ________, 20 __.


                                         _____________________________
                                         NOTARY PUBLIC



                                        My Commission expires
                                        the ____ day of _________, 20__.

                                  ATTACHMENT A

                                       to

                   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

[ ]     The consideration paid to the Transferee to acquire the Class [R-1][R-2]
Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

                  OR

[ ]     The transfer of the Class [R-1][R-2] Certificate complies with U.S.
Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

               (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class [R-1][R-2] Certificate will only be taxed in the United States;

               (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

               (iii) the Transferee will transfer the Class [R-1][R-2] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

               (iv) the Transferee has determined the consideration paid to it to acquire the Class [R-1][R-2] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

               (v) in the event of any transfer of the Class [R-1][R-2] Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class [R-1][R-2] Certificate.

                                    EXHIBIT L

         FORM OF TRANSFEROR CERTIFICATE FOR THE CLASS M-10, CLASS CE AND
                              CLASS P CERTIFICATES

                                                                          [DATE]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Client Manager - WFHET, Series 2006-2

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

       Re:   Wells Fargo Asset Securities Corporation,
             Home Equity Asset Backed Certificates, Series 2006-2
             ----------------------------------------------------

Ladies and Gentlemen:

               In connection with our disposition of the Wells Fargo Asset Securities Corporation, Home Equity Asset Backed Certificates, Series 2006-2, Class [_] (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us to a "qualified institutional buyer" as defined under the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.


                                        Very truly yours,


                                        [_____________________]


                                        By: _____________________________

                                    EXHIBIT M

                                   [Reserved]

                                    EXHIBIT N

                      Form of Interest Rate Swap Agreement

     [Included as Exhibit 10.2 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

                                    EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                    WELLS FARGO ASSET SECURITIES CORPORATION,
              HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 2006-2

               I, [__________________] certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under
       Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicer has fulfilled its obligations under the pooling and servicing agreement, dated [ ], 20 , among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank N.A., as securities administrator, Wells Fargo Bank, N.A., as servicer, and HSBC Bank USA, National Association, as trustee; and

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.


                                          By:___________________________________
                                              Name:
                                              Title:

                                    EXHIBIT P

      Form of Certification to be Provided by the Securities Administrator
                                to the Servicer

                    WELLS FARGO ASSET SECURITIES CORPORATION,
              HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 2006-2

               I, [identify the certifying individual], certify to Wells Fargo Bank, N.A. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3. To my knowledge, the distribution information required to be provided by the Securities Administrator under the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated [ ], 20 , among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank N.A., as securities administrator, Wells Fargo Bank, N.A., as servicer, and HSBC Bank USA, National Association, as trustee, for inclusion in the Reports is included in the Reports;

4. I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5. The report on assessment of compliance with servicing criteria for asset-backed securities of the Securities Administrator and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.


                                          By:___________________________________
                                              Name:
                                              Title:

                                    EXHIBIT Q

                           List of Recordation States

                                    Maryland

                                     Florida

                                    EXHIBIT R

                           FORM OF CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of June 29, 2006, by and among HSBC BANK USA, NATIONAL ASSOCIATION, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Depositor"), WELLS FARGO BANK, N.A. (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Servicer") and WELLS FARGO BANK, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H  T H A T
                           - - - - - - - - - -  - - - -

               WHEREAS, the Depositor, the Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of June 29, 2006 relating to the issuance of Home Equity Asset-Backed Certificates, Series 2006-2 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

               Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and any other documents constituting part of the Owner Mortgage Loan File or Retained Mortgage Loan File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders. The Depositor shall give written notice to the Custodian within 10 business days of the occurrence of a Document Transfer Event.

               Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling and Servicing Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes that have not been recorded, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

               Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits F-1 and F-2 to the Pooling and Servicing Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

               Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor or the Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

               Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Servicer.

               From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer shall deliver to the Custodian two copies of a Request for Release of a Servicing Officer requesting that possession of the Custodial File be released to the Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Servicer. The Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

               The Custodian shall maintain records (i) identifying all requests made by Servicers (other than requests relating to Custodial Files already released by the Custodian) for the release by the Custodian of Custodial Files with respect to the Mortgage Loans and (ii) all Custodial Files released by the Custodian.

               Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

               Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodial File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. All provisions of the Pooling and Servicing Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of
Section 2.5 of this Agreement and the provisions of the Pooling and Servicing Agreement, no Mortgage Note or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Depositor or the Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Depositor hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Depositor, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

               Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

               Section 3.4. Servicer to Pay Custodian's Fees and Expenses. The Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

               Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Depositor, the Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee, upon 60 days written notice, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

               Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Depositor and the Servicer.

               Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               The Custodian and such successor or surviving Person shall notify the Depositor, the Servicer, the Securities Administratror and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor, the Servicer and the Securities Administrator with all information required by the Depositor to comply with its reporting obligations not later than the effective date of such merger, conversion or consolidation (unless giving prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon eastern time one Business Day after such merger or consolidation).

               Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodial File.


                                   ARTICLE IV

           DOCUMENTS AND NOTICES REQUIRED TO BE DELIVERED BY CUSTODIAN

               Section 4.1 Assessment of Servicing Compliance; Registered Public Accounting Firm Attestation Reports; Exchange Act Reporting. (a) The Custodian shall furnish, or cause to be furnished in the case of clause (iii), to the Securities Administrator, no later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2007, the following:

               (i) a report (in form and substance reasonably satisfactory to the Securities Administrator and the Depositor) regarding the Custodian's assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Securities Administrator and signed by an authorized officer of the Custodian, and shall address, at a minimum, each of the Servicing Criteria applicable to the Custodian, as specified in the table in Exhibit S to the Pooling and Servicing Agreement;

               (ii) a report of a registered public accounting firm reasonably acceptable to the Securities Administrator and the Depositor that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. If requested by the Securities Administrator or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Certificates and the Trust's Form 10-K; and

               (iii) an assessment of compliance and accountants' attestation as described in paragraphs (i) and (ii) of this Section 4.1(a) with respect to each Subcontractor determined by the Custodian pursuant to Section
        4.2 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

               An assessment of compliance provided by a Subcontractor pursuant to Section 4.1(a)(iii) need not address any elements of the Servicing Criteria applicable to it other than those specified by the Custodian pursuant to Section 4.2.

               No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Custodian shall forward to the Securities Administrator the name of each Subcontractor engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subcontractor. When the Custodian submits its assessment to the Securities Administrator, it will also at such time include the assessment (and attestation pursuant to Section 4.1(a)(ii) hereof) of each Subcontractor engaged by it.

               (b) Within five (5) calendar days after a Distribution Date, the Custodian shall provide to the Securities Administrator, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Custodian, the form and substance of any Additional Form 10-D Disclosure applicable to the Custodian, as indicated in the table in Exhibit T to the Pooling and Servicing Agreement. The Custodian acknowledges that the performance by the Securities Administrator of its duties under Section 3.28(a) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 10-D is contingent upon the Custodian strictly observing all applicable deadlines in the performance of its duties under this Section 4.1(b).

               (c) No later than March 5 (with a 10 calendar day cure period, but in no event later than March 15) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 2007, the Custodian shall provide to the Securities Administrator, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Custodian, the form and substance of any Additional Form 10-K Disclosure applicable to the Custodian, as indicated in the table in Exhibit U to the Pooling and Servicing Agreement. The Custodian acknowledges that the performance by the Securities Administrator of its duties under Section 3.28(b) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 10-K is contingent upon the Custodian strictly observing all applicable deadlines in the performance of its duties under this Section 4.1(c).

               (d) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event applicable to the Custodian, the Custodian shall provide to the Securities Administrator, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Custodian, the form and substance of any Form 8-K Disclosure Information applicable to the Custodian, as indicated in the table in Exhibit V to the Pooling and Servicing Agreement. The Custodian acknowledges that the performance by the Securities Administrator of its duties under Section 3.12(c) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 8-K is contingent upon the Custodian strictly observing all applicable deadlines in the performance of its duties under this Section 4.1(d).

               (e) The Custodian shall indemnify the Securities Administrator, each affiliate of the Securities Administrator, the Trust, each broker dealer acting as underwriter or initial purchaser of the Certificates, each Person who controls any of such parties and the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor (each such entity, an "Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                      (i) (A) any untrue statement of a material fact contained
               or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Section 4.1 or Section 4.2 hereof by or on behalf of the Custodian, or provided under Sections 4.1 or 4.2 by or on behalf of any Subcontractor (collectively, the "Custodian Information"), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Custodian Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Custodian Information or any portion thereof is presented together with or separately from such other information; or

                      (ii) any failure by the Custodian or any Subcontractor
               engaged by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 4.1 or 4.2, including any failure by the Custodian to identify pursuant to Section 4.2 any Subcontractor "participating in the servicing function" within the meaning of
               Item 1122 of Regulation AB.

        In the case of any failure of performance described in clause (ii) of this Section, the Custodian shall promptly reimburse the Securities Administrator and the Depositor, as applicable, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Custodian or any Subcontractor. If the indemnification provided for herein is unavailable to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities of such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other in connection with a breach of the Custodian's obligations under this
Section 4.1 or the Custodian's negligence, bad faith or willful misconduct in connection therewith.

               4.2 Engagement of Affiliates or Third-Parties. The Custodian shall not hire or otherwise utilize the services of any Subcontractor to fulfill any of the obligations of the Custodian as servicer under this Agreement unless the Custodian complies with the provisions of this Section.

               It shall not be necessary for the Custodian to seek the consent of the Securities Administrator or the Depositor to the utilization of any Subcontractor. The Custodian shall promptly upon request provide to the Securities Administrator (or any designee of Securities Administrator) a written description (in form and substance satisfactory to the Securities Administrator and the Depositor) of the role and function of each Subcontractor utilized by the Custodian, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

               As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Custodian shall cause any such Subcontractor used by the Custodian, for the benefit of the Securities Administrator and the Depositor to comply with the provisions of Section 4.1 of this Agreement to the same extent as if such Subcontractor were the Custodian. The Custodian shall be responsible for obtaining from each Subcontractor and delivering to the Securities Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 4.1, in each case as and when required to be delivered.

               4.3 Errors and Omissions Policy. The Custodian shall maintain, at all times and at its own expense, an insurance policy covering losses caused by errors or omissions of the Custodian and its personnel (such policy, an "Errors and Omissions Policy"), which policy shall have such terms and coverage amounts as are comparable to those of errors and omissions policies maintained by custodians of mortgage loans generally.

               The Errors and Omissions Policy shall insure the Custodian, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Custodian in the performance of its duties as Custodian pursuant to this Agreement.

               The Custodian shall maintain in effect the Errors and Omissions Policy at all times and the Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without the acquisition of comparable coverage by the Custodian.

               4.4 Compliance with Article IV. If (a) the Custodian fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports required pursuant to this
Article IV or (b) any Subcontractor engaged by the Custodian fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports, the Securities Administrator, may, after consultation with the Depositor, remove the Custodian and appoint a successor custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the Custodian so removed and one copy to the successor custodian.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

               Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement, or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

               Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

               Section 5.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

               Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

               Section 5.6. Regulation AB Compliance; Intent of Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor, the Securities Administrator or the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the parties hereto shall cooperate fully with the Servicer, the Securities Administrator and the Depositor to deliver to the Servicer, the Securities Administrator and/or the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor, the Securities Administrator or the Servicer to permit the Depositor, the Securities Administrator or the Servicer to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor, the Securities Administrator or the Servicer to be necessary in order to effect such compliance.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                               HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as Trustee


452 Fifth Avenue
New York, New York, 10018              By:______________________________________
                                       Name: Fernando Acebedo
                                       Title:   Vice President


Address:                               WELLS FARGO ASSET SECURITIES CORPORATION,
                                          as Depositor



7430 New Technology Way                By:______________________________________
Frederick, Maryland 21703              Name:  Bradley A. Davis
                                       Title: Vice President


Address:                               WELLS FARGO BANK, N.A.,
                                          as Servicer


1 Home Campus
Des Moines, Iowa 50328-0001            By:______________________________________
                                       Name:  Bradley A. Davis
                                       Title: Vice President


Address:                               WELLS FARGO BANK, N.A.,
                                          as Custodian


1015 10th Avenue South East
Minneapolis, Minnesota 55414           By:______________________________________
                                       Name:  Mary B. Hogan
                                       Title: Vice President

STATE OF MARYLAND            )
                               ss.:
COUNTY OF FREDERICK          )




               On this 29th day of June, 2006, before me, a notary public in and for the State of Maryland, personally appeared Bradley A. Davis, known to me who, being by me duly sworn, did depose and say that he resides at Cooksville, Maryland; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND          )
                             ss.:
COUNTY OF FREDERICK        )



                  On this 29th day of June, 2006, before me, a notary public in and for the State of Maryland, personally appeared Bradley A. Davis, known to me who, being by me duly sworn, did depose and say that he resides at Cooksville, Maryland; that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that she signed his/her name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK           )
                              ss.:
COUNTY OF NEW YORK          )

               On this 29th day of June, 2006, before me, a notary public in and for the State of New York, personally appeared Fernando Acebedo, known to me who, being by me duly sworn, did depose and say that he resides at Huntington, New York; that he is a Vice President of HSBC Bank USA, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA          )
                              ss.:
COUNTY OF HENNEPIN          )


               On this 29th day of June, 2006, before me, a notary public in and for the State of Minnesota, personally appeared Mary B. Hogan, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT S

         Servicing Criteria to be Addressed in Assessment of Compliance

-------------------------------------------------------------------------------------- ---------------------------------------------
                                           SERVICING CRITERIA                                APPLICABLE SERVICING CRITERIA
---------------  --------------------------------------------------------------------- ---------------------------------------------
                                                                                         Securities
  Reference                                     Criteria                                Administrator  Trustee  Servicer  Custodian
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                                  General Servicing Considerations
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Policies and procedures are instituted to monitor any performance            X           X(1)      X
                 or other triggers and events of default in accordance with the
1122(d)(1)(i)    transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 If any material servicing activities are outsourced to third                 X                     X
                 parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing
1122(d)(1)(ii)   activities.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Any requirements in the transaction agreements to maintain
1122(d)(1)(iii)  a back-up servicer for the mortgage loans are maintained.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 A fidelity bond and errors and omissions policy is in effect on the          X            X        X          X
                 party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
1122(d)(1)(iv)   agreements.
------------------------------------------------------------------------------------------------------------------------------------
                                  Cash Collection and Administration
------------------------------------------------------------------------------------------------------------------------------------
                 Payments on mortgage loans are deposited into the appropriate                X                     X
                 custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of
1122(d)(2)(i)    days specified in the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Disbursements made via wire transfer on behalf of an obligor or to           X                     X
1122(d)(2)(ii)   an investor are made only by authorized personnel.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Advances of funds or guarantees regarding collections, cash flows                        X(2)      X
                 or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the
1122(d)(2)(iii)  transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                 overcollateralization, are separately maintained (e.g., with                 X                     X
                 respect to commingling of cash) as set forth in the transaction
1122(d)(2)(iv)   agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Each custodial account is maintained at a federally insured                  X                     X
                 depository institution as set forth in the transaction agreements.
                 For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
1122(d)(2)(v)    13k-1(b)(1) of the Securities Exchange Act.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Unissued checks are safeguarded so as to prevent unauthorized                                      X
1122(d)(2)(vi)   access.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Reconciliations are prepared on a monthly basis for all                      X                     X
                 asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                 These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days
1122(d)(2)(vii)  specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                                 Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------------------------------
                 Reports to investors, including those to be filed with the                   X                     X
                 Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
                 (B) provide information calculated in accordance with the
                 terms specified in the transaction agreements; (C) are
                 filed with the Commission as required by its rules and
                 regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number
1122(d)(3)(i)    of mortgage loans serviced by the Servicer.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Amounts due to investors are allocated and remitted in accordance            X                     X
                 with timeframes, distribution priority and other terms set forth in
1122(d)(3)(ii)   the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Disbursements made to an investor are posted within two business
                 days to the Servicer's investor records, or such other number of             X                     X
1122(d)(3)(iii)  days specified in the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Amounts remitted to investors per the investor reports agree with
                 cancelled checks, or other form of payment, or custodial bank                X                     X
1122(d)(3)(iv)   statements.
------------------------------------------------------------------------------------------------------------------------------------
                                     Pool Asset Administration
------------------------------------------------------------------------------------------------------------------------------------
                 Collateral or security on mortgage loans is maintained as required           X                     X          X
1122(d)(4)(i)    by the transaction agreements or related mortgage loan documents.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Mortgage loan and related documents are safeguarded as required by                                 X          X
1122(d)(4)(ii)   the transaction agreements
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Any additions, removals or substitutions to the asset pool are                            X        X
                 made, reviewed and approved in accordance with any conditions or
1122(d)(4)(iii)  requirements in the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Payments on mortgage loans, including any payoffs, made in                                         X
                 accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)   loan documents.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 The Servicer's records regarding the mortgage loans agree with the                                 X
                 Servicer's records with respect to an obligor's unpaid principal
1122(d)(4)(v)    balance.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Changes with respect to the terms or status of an obligor's                                        X
                 mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with
1122(d)(4)(vi)   the transaction agreements and related pool asset documents.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Loss mitigation or recovery actions (e.g., forbearance plans,                                      X
                 modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements
1122(d)(4)(vii)  established by the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Records documenting collection efforts are maintained during the                                   X
                 period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at
                 least a monthly basis, or such other period specified in
                 the transaction agreements, and describe the entity's
                 activities in monitoring delinquent mortgage loans
                 including, for example, phone calls, letters and payment
                 rescheduling plans in cases where delinquency is deemed
1122(d)(4)(viii) temporary (e.g., illness or unemployment).
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Adjustments to interest rates or rates of return for mortgage loans                                X
                 with variable rates are computed based on the related mortgage loan
1122(d)(4)(ix)   documents.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Regarding any funds held in trust for an obligor (such as escrow                                   X
                 accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                 interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                 and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
1122(d)(4)(x)    number of days specified in the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Payments made on behalf of an obligor (such as tax or insurance                                    X
                 payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such
1122(d)(4)(xi)   other number of days specified in the transaction agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Any late payment penalties in connection with any payment to be                                    X
                 made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the
1122(d)(4)(xii)  obligor's error or omission.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Disbursements made on behalf of an obligor are posted
                 within two business days to the obligor's records
                 maintained by the Servicer,
                 or such other number of days specified in the transaction                                          X
1122(d)(4)(xiii) agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Delinquencies, charge-offs and uncollectible accounts are                    X                     X
                 recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)  agreements.
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------
                 Any external enhancement or other support, identified in
                 Item 1114(a)(1) through (3) or Item 1115 of Regulation AB,
1122(d)(4)(xv)   is maintained as set forth in the transaction agreements.                    X
---------------  --------------------------------------------------------------------- -------------- --------- --------- ----------

[_______________________]


Date: _________________________

By:_____________________________
   Name:
   Title:

(1) This Servicing Criterion applies to the Trustee with respect to Events of Default as set forth in the Pooling and Servicing Agreement.

(2) This Servicing Criterion applies to the Trustee if the Trustee was required during the preceding calendar year to make an Advance in accordance with
     Section 7.01 of the Pooling and Servicing Agreement.

                                  EXHIBIT T

                       ADDITIONAL FORM 10-D DISCLOSURE

-------------------------------------------------------------------------------
                       ADDITIONAL FORM 10-D DISCLOSURE

-------------------------------------------------------------------------------
           Item on Form 10-D                      Party Responsible
-------------------------------------------------------------------------------
     Item 1: Distribution and Pool
        Performance Information
-------------------------------------------------------------------------------
      Information included in the              Securities Administrator
      Distribution Date Statement
-------------------------------------------------------------------------------
Any information required by 1121 which         Securities Administrator
  is NOT included on the Distribution
            Date Statement
-------------------------------------------------------------------------------
       Item 2: Legal Proceedings

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:
-------------------------------------------------------------------------------
o Issuing Entity (Trust Fund)                  Securities Administrator
-------------------------------------------------------------------------------
o Sponsor (Seller)                                    Depositor
-------------------------------------------------------------------------------
o Depositor                                           Depositor
-------------------------------------------------------------------------------
o Trustee                                              Trustee
-------------------------------------------------------------------------------
o Securities Administrator                     Securities Administrator
-------------------------------------------------------------------------------
o Custodian                                           Custodian
-------------------------------------------------------------------------------
o 1110(b) Originator                                  Depositor
-------------------------------------------------------------------------------
o Any 1108(a)(3) Servicer (other than                  Servicer
the Master Servicer or Securities
Administrator)
-------------------------------------------------------------------------------
o Any other party contemplated by                     Depositor
1100(d)(1)
-------------------------------------------------------------------------------
 Item 3: Sale of Securities and Use of                Depositor
               Proceeds

Information from Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of securities
by the sponsor, depositor or issuing
entity, that are backed by the same
asset pool or are otherwise issued by
the issuing entity, whether or not
registered, provide the sales and use of
proceeds information in Item 701 of
Regulation S-K. Pricing information can
be omitted if securities were not
registered. If information has been
previously included in a Current Report
on Form 8-K, it need not be furnished.
-------------------------------------------------------------------------------
     Item 4: Defaults Upon Senior              Securities Administrator
              Securities

Information from Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any grace
period and provision of any required
notice)
-------------------------------------------------------------------------------
  Item 5: Submission of Matters to a           Securities Administrator
       Vote of Security Holders

Information from Item 4 of Part II of
Form 10-Q
-------------------------------------------------------------------------------
 Item 6: Significant Obligors of Pool                 Depositor
                Assets

Information from Item 1112(b) -
Significant Obligor Financial
Information*
-------------------------------------------------------------------------------
*This information need only be reported
on the Form 10-D for the distribution
period in which updated information is
required pursuant to the Item.
-------------------------------------------------------------------------------
    Item 7: Significant Enhancement
         Provider Information

Information from Item 1114(b)(2) -
Credit Enhancement Provider Financial
Information*
-------------------------------------------------------------------------------
o Determining applicable disclosure                   Depositor
threshold
-------------------------------------------------------------------------------
o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference
-------------------------------------------------------------------------------
    Information from Item 1115(b) -
   Derivative Counterparty Financial
             Information*
-------------------------------------------------------------------------------
o Determining current maximum probable                Depositor
exposure
-------------------------------------------------------------------------------
o Determining current significance                    Depositor
percentage
-------------------------------------------------------------------------------
o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference
-------------------------------------------------------------------------------
*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Items.
-------------------------------------------------------------------------------
       Item 8: Other Information            Any party responsible for the
                                         applicable Form 8-K Disclosure item
Disclose any information required to
be reported on Form 8-K during the
period covered by the Form 10-D but
not reported
-------------------------------------------------------------------------------
           Item 9: Exhibits
-------------------------------------------------------------------------------
    Distribution Date Statement to             Securities Administrator
          Certificateholders
-------------------------------------------------------------------------------
   Exhibits required by Item 601 of       Depositor (unless previously filed
            Regulation S-K                under Current Report on Form 8-K)
-------------------------------------------------------------------------------

                                  EXHIBIT U

                       ADDITIONAL FORM 10-K DISCLOSURE

-------------------------------------------------------------------------------
                       ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------
           Item on Form 10-K                      Party Responsible
-------------------------------------------------------------------------------
  Item 1B: Unresolved Staff Comments                  Depositor

-------------------------------------------------------------------------------
    Item 9B: Other Information            Any party responsible for disclosure
                                                      items on Form
Disclose any information required to
8-K be reported on Form 8-K during
the fourth quarter covered by the
Form 10-K but not reported
-------------------------------------------------------------------------------
     Item 15: Exhibits, Financial              Securities Administrator
          Statement Schedules                         Depositor
-------------------------------------------------------------------------------
   Reg AB Item 1112(b): Significant
        Obligors of Pool Assets
-------------------------------------------------------------------------------
Significant Obligor Financial                         Depositor
Information*
-------------------------------------------------------------------------------
*This information need only be reported
on the Form 10-K if updated information
is required pursuant to the Item.
-------------------------------------------------------------------------------
    Reg AB Item 1114(b)(2): Credit
    Enhancement Provider Financial
             Information*
-------------------------------------------------------------------------------
o Determining applicable disclosure                   Depositor
threshold
-------------------------------------------------------------------------------
o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference
-------------------------------------------------------------------------------
*This information need only be reported
on the Form 10-K if updated information
is required pursuant to the Item.

-------------------------------------------------------------------------------
    Reg AB Item 1115(b): Derivative
  Counterparty Financial Information*
-------------------------------------------------------------------------------
o Determining current maximum probable                Depositor
exposure
-------------------------------------------------------------------------------
o Determining current significance                    Depositor
percentage
-------------------------------------------------------------------------------
o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference
-------------------------------------------------------------------------------
*This information need only be
reported on the Form 10-K if updated
information is required pursuant to
the Item.
-------------------------------------------------------------------------------
  Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated
by governmental authorities:
-------------------------------------------------------------------------------
o Issuing Entity (Trust Fund)
                                               Securities Administrator
-------------------------------------------------------------------------------
o Sponsor (Seller)                                    Depositor
-------------------------------------------------------------------------------
o Depositor                                           Depositor
-------------------------------------------------------------------------------
o Trustee                                              Trustee
-------------------------------------------------------------------------------
o Securities Administrator                     Securities Administrator
-------------------------------------------------------------------------------
o Custodian                                           Custodian
-------------------------------------------------------------------------------
o 1110(b) Originator                                  Depositor
-------------------------------------------------------------------------------
o Any 1108(a)(3) Servicer (other than                  Servicer
the Master Servicer or Securities
Administrator)
-------------------------------------------------------------------------------
o Any other party contemplated by
1100(d)(1)                                            Depositor
-------------------------------------------------------------------------------
Reg AB Item 1119: Affiliations and
Relationships
-------------------------------------------------------------------------------
Whether (a) the Sponsor (Seller),         Depositor as to (a) with respect to
Depositor or Issuing Entity is an             the Depositor and the Sponsor
affiliate of the following parties,       Securities Administrator as to (a)
and (b) to the extent known and             with respect to the Issuing Entity
material, any of the following
parties are affiliated with one
another:
-------------------------------------------------------------------------------
o Securities Administrator                     Securities Administrator
-------------------------------------------------------------------------------
o Trustee                                              Trustee
-------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                        Servicer
-------------------------------------------------------------------------------
o Any 1110 Originator                                 Depositor
-------------------------------------------------------------------------------
o Any 1112(b) Significant Obligor                     Depositor
-------------------------------------------------------------------------------
o Any 1114 Credit Enhancement Provider                Depositor
-------------------------------------------------------------------------------
o Any 1115 Derivative Counterparty                    Depositor
Provider
-------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                 Depositor
-------------------------------------------------------------------------------
Whether there are any "outside the       Depositor as to (a) with respect to
ordinary course business arrangements"      the Depositor and the Sponsor
other than would be obtained in an        Securities Administrator as to (a)
arm's length transaction between (a)      with respect to the Issuing Entity
the Sponsor (Seller), Depositor or
Issuing Entity on the one hand, and
(b) any of the following parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material
to a Certificateholder's understanding
of the Certificates:
-------------------------------------------------------------------------------
o Securities Administrator                     Securities Administrator
-------------------------------------------------------------------------------
o Trustee                                              Trustee
-------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                        Servicer
-------------------------------------------------------------------------------
o Any 1110 Originator                                 Depositor
-------------------------------------------------------------------------------
o Any 1112(b) Significant Obligor                     Depositor
-------------------------------------------------------------------------------
o Any 1114 Credit Enhancement Provider                Depositor
-------------------------------------------------------------------------------
o Any 1115 Derivate Counterparty                      Depositor
Provider
-------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                 Depositor
-------------------------------------------------------------------------------
Whether there are any specific           Depositor as to (a) with respect to
relationships involving the                 the Depositor and the Sponsor
transaction or the pool assets between    Securities Administrator as to (a)
(a) the Sponsor (Seller), Depositor or    with respect to the Issuing Entity
Issuing Entity on the one hand, and
(b) any of the following parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material:
-------------------------------------------------------------------------------
o Master Servicer                                  Master Servicer
-------------------------------------------------------------------------------
o Securities Administrator                     Securities Administrator
-------------------------------------------------------------------------------
o Trustee                                              Trustee
-------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                        Servicer
-------------------------------------------------------------------------------
o Any 1110 Originator                                 Depositor
-------------------------------------------------------------------------------
o Any 1112(b) Significant Obligor                     Depositor
-------------------------------------------------------------------------------
o Any 1114 Credit Enhancement Provider                Depositor
-------------------------------------------------------------------------------
o Any 1115 Derivate Counterparty                      Depositor
Provider
-------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                 Depositor
-------------------------------------------------------------------------------

                                  EXHIBIT V

                       FORM 8-K DISCLOSURE INFORMATION

-------------------------------------------------------------------------------
                       FORM 8-K DISCLOSURE INFORMATION
-------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
-------------------------------------------------------------------------------
   Item 1.01- Entry into a Material         All parties to the Pooling and
         Definitive Agreement           Servicing Agreement and the Custodian
                                        as to each agreement to which it is a
                                        party

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is
nota party.

Examples: servicing agreement,
custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus
-------------------------------------------------------------------------------
 Item 1.02- Termination of a Material       All parties to the Pooling and
         Definitive Agreement           Servicing Agreement and the Custodian
                                        as to each agreement to which it is a
                                        party

Disclosure is required regarding
termination of any definitive agreement
that is material to the securitization
(other than expiration in accordance
with its terms), even if depositor is
not a party.

Examples: servicing agreement,
custodial agreement.
-------------------------------------------------------------------------------
 Item 1.03- Bankruptcy or Receivership                Depositor

Disclosure is required regarding the
bankruptcy or receivership, with respect
to any of the following:
-------------------------------------------------------------------------------
o Sponsor (Seller)                                    Depositor
-------------------------------------------------------------------------------
o Depositor                                           Depositor
-------------------------------------------------------------------------------
o Any other 1108(a)(3) servicer                        Servicer
-------------------------------------------------------------------------------
o Trustee                                              Trustee
-------------------------------------------------------------------------------
o Securities Administrator                     Securities Administrator
-------------------------------------------------------------------------------
o Significant Obligor                                 Depositor
-------------------------------------------------------------------------------
o Credit Enhancer (10% or more)                       Depositor
-------------------------------------------------------------------------------
o Derivative Counterparty                             Depositor
-------------------------------------------------------------------------------
o Custodian                                           Custodian
-------------------------------------------------------------------------------
   Item 2.04- Triggering Events that           Securities Administrator
    Accelerate or Increase a Direct
 Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events other
than waterfall triggers which are
disclosed in the monthly statements to
the certificateholders.
-------------------------------------------------------------------------------
  Item 3.03- Material Modification to          Securities Administrator
      Rights of Security Holders

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders, including
the Pooling and Servicing Agreement.
-------------------------------------------------------------------------------
 Item 5.03- Amendments of Articles of          Securities Administrator
  Incorporation or Bylaws; Change of                  Depositor
             Fiscal Year

Disclosure is required of any amendment
"to the governing documents of the
issuing entity".
-------------------------------------------------------------------------------
   Item 6.01- ABS Informational and                   Depositor
        Computational Material
-------------------------------------------------------------------------------
   Item 6.02- Change of Servicer or            Securities Administrator
       Securities Administrator                        Servicer

Requires disclosure of any removal,
replacement, substitution or addition of
any master servicer, affiliated
servicer, other servicer servicing 10%
or more of pool assets at time of
report, other material servicers or
trustee.
-------------------------------------------------------------------------------
Reg AB disclosure about any new
Securities Administrator servicer or
master servicer is also Servicer
required.
-------------------------------------------------------------------------------
Reg AB disclosure about any successor
successor Trustee Trustee is also
required.
-------------------------------------------------------------------------------
      Item 6.03- Change in Credit                     Depositor
    Enhancement or External Support            Securities Administrator

Covers termination of any enhancement in
manner other than by its terms, the
addition of an enhancement, or a
material change in the enhancement
provided. Applies to external credit
enhancements as well as derivatives.
-------------------------------------------------------------------------------
Reg AB disclosure about any new
Depositor enhancement provider is also
required.
-------------------------------------------------------------------------------
 Item 6.04- Failure to Make a Required         Securities Administrator
             Distribution
-------------------------------------------------------------------------------
  Item 6.05- Securities Act Updating                  Depositor
              Disclosure

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure about
the actual asset pool.
-------------------------------------------------------------------------------

If there are any new servicers or
Depositor originators required to be
disclosed under Regulation AB as a
result of the foregoing, provide the
information called for in Items 1108 and
1110 respectively.
-------------------------------------------------------------------------------
     Item 7.01- Reg FD Disclosure           All parties to the Pooling and
                                        Servicing Agreement and the Custodian
-------------------------------------------------------------------------------
        Item 8.01- Other Events                       Depositor
                                               Securities Administrator
   Any event, with respect to which
  information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
          certificateholders.
-------------------------------------------------------------------------------
  Item 9.01- Financial Statements and                 Depositor
               Exhibits                        Securities Administrator
-------------------------------------------------------------------------------

                                    EXHIBIT W

                       Additional Disclosure Notification


**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO
CTS.SEC.NOTIFICATIONS@WELLSFARGO.COM AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland  21703

Wells Fargo Bank, N.A., as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Attn:  Client Manager-  [DEAL NAME]--SEC REPORT PROCESSING

RE:**[Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]** Required


Ladies and Gentlemen:

               In  accordance with Section [ ] of the Pooling and Servicing
Agreement, , dated as of [   ][   ], 2006, among [   ], as [      ], [       ],
  as [       ],       [       ], as [          ] and [    ], as [    ]. the
undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-D][10-K][8-K].

Description of [Additional Form [10-D][10-K]  Disclosure][Form 8-K Disclosure
------------------------------------------------------------------------------
Information]:
------------





List of any Attachments hereto to be included in the [Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]:





            Any inquiries related to this  notification  should be directed to
[      ],       phone       number:       [      ];       email       address:
[                   ].



                                                [NAME OF PARTY],
                                                as [role]


                                                By: __________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT X

                           Prepayment Penalty Matrices


               Wells Fargo Home Mortgage Prepayment Penalty Guide
                         For Retail and Wholesale Loans

Maximum allowable prepayment penalty options
Fixed and Balloon Loans: The maximum allowed on 30 year fixed, 15 year fixed and 30/15 balloon loans is 3 years unless otherwise limited by state mandate. The allowable limit for each state is noted in the table.

ARM Loans: For these loans, Wells Fargo Home Mortgage has established the following limits:
      1 yr ARM - not allowed
      2/6 ARM - maximum 2 year prepayment penalty option
      3/6 ARM - maximum 3 year prepayment penalty option

Note: Prepayment penalty options are not available on table-funded transactions (loans closed in the broker's or joint venture's name).

Estimating the penalty amount
Included in this guide you will find several examples of how to calculate a prepayment penalty. Please remember that these examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.


                                                                      02/28/2005

Alabama                Louisiana           Ohio
Alaska                 Maine               Oklahoma
Arizona                Maryland            Oregon
Arkansas               Massachusetts N/O   Pennsylvania
California             Massachusetts O/O   Rhode Island
Colorado               Michigan            South Carolina
Connecticut            Minnesota           South Dakota
Delaware               Mississippi         Tennessee
District of Columbia   Missouri            Texas
Florida                Montana             Utah
Georgia                Nebraska            Vermont
Hawaii                 Nevada              Virginia
Idaho                  New Hampshire       Washington
Illinois               New Jersey          West Virginia
Indiana                New Mexico          Wisconsin
Iowa                   New York            Wyoming
Kansas                 North Carolina
Kentucky               North Dakota

This guide is intended solely for use by Wells Fargo Home Mortgage originators, broker and lender clients. It is not intended for distribution to real estate agents, applicants, borrowers or any other third party. It is provided to assist you in explaining to applicants the Wells Fargo Home Mortgage prepayment penalty products available in their state.

Information is accurate as of date of printing and is subject to change without notice.


                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Alabama                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.

                       Minimum loan amount is $2,000                            2/6 max 2 yrs; 3/6 max 3 yrs
------------------------------------------------------------------------------------------------------------------------------------
Alaska                 Not Permitted                                            If within the first (option #) years full prepayment
                                                                                is made, the prepayment charge is an amount equal to
Example #1                                                                      the payment of 6 months' advance interest, at the
                                                                                interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Arizona                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.

                       Minimum loan amount is $5,000.                           Minimum loan amount is $5,000
------------------------------------------------------------------------------------------------------------------------------------
Arkansas               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #13            2 year - If within the first year full prepayment is     2 year - If within the first year full prepayment is
                       made, the prepayment charge is an amount equal to two    made, the prepayment charge is an amount equal to
                       percent (2%) of the unpaid principal balance. If         two percent (2%) of the unpaid principal balance. If
                       within the second year full prepayment is made, the      within the second year full prepayment is made, the
                       prepayment charge is an amount equal to one percent      prepayment charge is an amount equal to one percent
                       (1%) of the unpaid principal balance.                    (1%) of the unpaid principal balance.

                       3 year - If within the first year full prepayment is     3 year - If within the first year full prepayment is
                       made, the prepayment charge is an amount equal to        made, the prepayment charge is an amount equal to
                       three percent (3%) of the unpaid principal balance. If   three percent (3%) of the unpaid principal balance.
                       within the second year a full prepayment is made, the    If within the second year a full prepayment is made,
                       prepayment charge is an amount equal to two percent      the prepayment charge is an amount equal to two
                       (2%) of the unpaid principal balance. If within the      percent (2%) of the unpaid principal balance. If
                       third year full prepayment is made, the prepayment       within the third year full prepayment is made, the
                       charge is an amount equal to one percent (1%) of the     prepayment charge is an amount equal to one percent
                       unpaid principal balance.                                (1%) of the unpaid principal balance.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
California             Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Colorado               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Connecticut            Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Delaware               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
District of Columbia   Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #12 (F & B)    If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
Example #1 (ARM)       the payment of 2 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       aggregate amount of all prepayments in excess of 1/3     amount prepaid which is in excess of twenty percent
                       of the original loan amount made in any twelve month     (20%) of the original principal amount.
                       period.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Florida                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Georgia                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.

                       Prohibited on 0/0 properties with loan amounts less      Prohibited on 0/0 properties with loan amounts less
                       than or equal to $359,650.                               than or equal to $359,650.
------------------------------------------------------------------------------------------------------------------------------------
Hawaii                 Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Idaho                  Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Illinois               Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #2                                                                      If within the first (option #) years full prepayment
                                                                                is made within any 12-month period the total amount
                                                                                of which exceeds twenty percent (20%) of the
                                                                                original principal amount of the loan, the
                                                                                prepayment charge is an amount equal to the payment
                                                                                of 60 days' advance interest, at the interest rate
                                                                                provided for under the Note, on the amount by which
                                                                                the total of the prepayment(s) within that 12-month
                                                                                period exceeds twenty percent (20%) of the original
                                                                                principal amount.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Indiana                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Iowa                   Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #1                                                                      If within the first (option #) years full prepayment
                                                                                is made, the prepayment charge is an amount equal to
                                                                                the payment of 6 months' advance interest, at the
                                                                                interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Kansas                 Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #1                                                                      If within the first (option #) years full prepayment
                                                                                is made, the prepayment charge is an amount equal to
                                                                                the payment of 6 months' advance interest, at the
                                                                                interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Kentucky               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Louisiana              Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #9 (F & B)     If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge may not exceed (i) 5%     is made, the prepayment charge is an amount equal to
Example #1 (ARM)       of the unpaid principal balance if prepaid during the    the payment of 6 months' advance interest, at the
                       first year; (ii) 4% of the unpaid principal balance if   interest rate provided for under the Note, on the
                       prepaid during the second year; (iii) 3% of the unpaid   amount prepaid which is in excess of twenty percent
                       principal balance if prepaid during the third year;      (20%) of the original principal amount.
                       (iv) 2% of the unpaid principal balance if prepaid
                       during the fourth year; (v) 1% of the unpaid principal
                       balance if prepaid during the fifth year. No penalty
                       may be assessed after the fifth year.

                       Minimum loan amount is $25,000.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Maine                  Max 3 years                                              Not Permitted

Example #1             If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Maryland               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #10 (F & B)    If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to 2   is made, the prepayment charge is an amount equal to
Example #1 (ARM)       months' advance interest, at the interest rate           the payment of 6 months' advance interest, at the
                       provided for under the Note, on the aggregate amount     interest rate provided for under the Note, on the
                       of all prepayments in excess of 1/3 of the original      amount prepaid which is in excess of twenty percent
                       loan amount made in any 12-month period.                 (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Massachusetts          Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Non-Owner Occupied     If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
Example #1             is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.

                                                                                Minimum loan amount is $6,001.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Massachusetts          Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Owner Occupied and     If within the first year full prepayment is made, the    If within the first year full prepayment is made,
Second Homes           prepayment charge is an amount equal to three months'    the prepayment charge is an amount equal to three
Example #3             interest or the balance of the first year's interest,    months' interest or the balance of the first years'
                       whichever is less, at the interest rate provided for     interest, whichever is less, at the interest rate
                       under the Note. If full prepayment is made within the    provided for under the Note. If full prepayment is
                       first (option #) year(s) for the purpose of              made within the first (option #) year(s) for the
                       refinancing with another lender, an additional           purpose of refinancing with another lender, an
                       prepayment charge in an amount equal to three months'    additional prepayment charge in an amount equal to
                       interest can be charged.                                 three months' interest can be charged.

                       Balloon loans not allowed.                               Minimum loan amount is $6001. Minimum property value
                                                                                is $40,000.
                       Prohibited on O/O properties.
                                                                                Prohibited on O/O properties.
                       This is a two-part rule. The first part of the rule
                       applies only to the first year of the loan. The second   This is a two-part rule. The first part of the rule
                       part of the rule applies only in the event that the      applies only to the first year of the loan. The
                       borrower refinances with another lender.                 second part of the rule applies only in the event
                       o     Assuming a 3-year prepayment penalty option, if    that the borrower refinances with another lender.
                             the borrower refinances with another lender        o     Assuming a 3-year prepayment penalty option,
                             within the first year, a charge may be assessed          if the borrower refinances with another
                             under the first part of the rule and the second          lender within the first year, a charge may be
                             part of the rule.                                        assessed under the first part of the rule and
                       o     Assuming a 3-year prepayment penalty option, if          the second part of the rule.
                             the borrower refinances with another lender        o     Assuming a 3-year prepayment penalty option,
                             during the second or third years, a charge may           if the borrower refinances with another
                             be assessed only under the second part of the            lender during the second or third years, a
                             rule.                                                    charge may be assessed only under the second
                       o     Assuming a 3-year prepayment penalty option, if          part of the rule.
                             the borrower refinances with Wells Fargo, pays     o     Assuming a 3-year prepayment penalty option,
                             off or sells the property within the first               if the borrower refinances with Wells Fargo,
                             year, a charge may be assessed under the first           pays off or sells the property within the
                             part of the rule.                                        first year, a charge may be assessed under
                       o     Assuming a 3-year prepayment penalty option, if          the first part of the rule.
                             the borrower refinances with Wells Fargo, pays     o     Assuming a 3-year prepayment penalty option,
                             off or sells the property during the second or           if the borrower refinances with Wells Fargo,
                             third years a charge may not be assessed.                pays off or sells the property during the
                                                                                      second or third years, a charge may not be
                                                                                      assessed.
------------------------------------------------------------------------------------------------------------------------------------
Michigan               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #4             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       one percent (1%) of the prepayment amount.               one percent (1%) of the prepayment amount.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Minnesota              Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #5                                                                      If within the first (option #) months full
                                                                                prepayment is made for a purpose other than the sale
                                                                                of the property, the prepayment charge is an amount
                                                                                equal to two percent (2%) of the unpaid principal
                                                                                balance or 60 days' interest on the unpaid principal
                                                                                balance, at the interest rate provided for under the
                                                                                Note, whichever is less.
------------------------------------------------------------------------------------------------------------------------------------
Mississippi            Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #9 (F & B)     If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge may not exceed (i) 5%     is made, the prepayment charge is an amount equal to
Example #1 (ARM)       of the unpaid principal balance if prepaid during the    the payment of 6 months' advance interest, at the
                       first year; (ii) 4% of the unpaid principal balance if   interest rate provided for under the Note, on the
                       prepaid during the second year; (iii) 3% of the unpaid   amount prepaid which is in excess of twenty percent
                       principal balance if prepaid during the third year;      (20%) of the original principal amount.
                       (iv) 2% of the unpaid principal balance if prepaid
                       during the fourth year; (v) 1% of the unpaid principal
                       balance if prepaid during the fifth year. No penalty
                       may be assessed after the fifth year.
------------------------------------------------------------------------------------------------------------------------------------
Missouri               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #11 (F & B)    If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
Example #1 (ARM)       two percent (2%) of the unpaid principal balance at      the payment of 6 months' advance interest, at the
                       the time of the prepayment.                              interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Montana                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Nebraska               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Nevada                 Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
New Hampshire          Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
New Jersey             Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #1                                                                      If within the first (option #) years full prepayment
                                                                                is made, the prepayment charge is an amount equal to
                                                                                the payment of 6 months' advance interest, at the
                                                                                interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.

                                                                                Prohibited on O/O properties with loan amounts less
                                                                                than or equal to $365,675.
------------------------------------------------------------------------------------------------------------------------------------
New Mexico             Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #1                                                                      If within the first (option #) years full prepayment
                                                                                is made, the prepayment charge is an amount equal to
                                                                                the payment of 6 months' advance interest, at the
                                                                                interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.

                                                                                Prohibited on O/O properties with loan amounts less
                                                                                than or equal to $359,650.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
New York               Max 1 year                                               2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.

                       Prohibit on balloon loans.
------------------------------------------------------------------------------------------------------------------------------------
North Carolina         Max 2 years                                              2/6 max 2 yrs; 3/6 max 2 yrs

Example #6             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       two percent (2%) of the unpaid principal balance at      two percent (2%) of the unpaid principal balance at
                       the time of the prepayment.                              the time of the prepayment. Wholesale minimum loan
                                                                                amount is $150,001.

                       Minimum loan amount is $150,001.                         Wholesale minimum loan amount is $150,001.

                       Baloon loans not allowed.
------------------------------------------------------------------------------------------------------------------------------------
North Dakota           Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Ohio                   Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #7             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       one percent (1%) of the original loan amount.            one percent (1%) of the original loan amount.
------------------------------------------------------------------------------------------------------------------------------------
Oklahoma               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

Prepayment Penalty Guide, continued

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Oregon                 Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Pennsylvania           Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount. Minimum loan     (20%) of the original principal amount.
                       amount is $50,001.
------------------------------------------------------------------------------------------------------------------------------------
Rhode Island           PURCHASES: Max 1 year. If within the first year full     2/6 max 2 yrs; 3/6 max 3 yrs
                       year prepayment is made, the prepayment charge is an
Example #6 (F & B)     amount equal to the payment of 2% of the balance due     If within the first (option #) years full prepayment
                       as of the date of the payoff.                            is made, the prepayment charge is an amount equal to
Example #1 (ARM)                                                                the payment of 6 months' advance interest, at the
                       REFINANCES: Max 3 years. If within the first (option     interest rate provided for under the Note, on the
                       #) years full year prepayment is made, the prepayment    amount prepaid which is in excess of twenty percent
                       charge is an amount equal to the payment of 2% of the    (20%) of the original principal amount.
                       balance due as of the date of the payoff.
------------------------------------------------------------------------------------------------------------------------------------
South Carolina         Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1 (F & B)     If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
Example #6 (ARM)       the payment of 6 months' advance interest, at the        two percent (2%) of the unpaid principal balance at
                       interest rate provided for under the Note, on the        the time of the prepayment.
                       amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  Prohibited on O/O properties with loan amounts less
                                                                                than or equal to $359,650.
                       Prohibited on O/O properties with loan amounts less
                       than or equal to $359,650.                               Minimum loan amount for N/O/O and second homes is
                                                                                $150,001.
                       Minimum loan amount for N/O/O and second homes is
                       $150,001.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
South Dakota           Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Tennessee              Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Texas                  Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.

                       Prohibited on home equity loans.                         Prohibited on home equity loans.

                       Prohibited on loans with APR rates >12%
------------------------------------------------------------------------------------------------------------------------------------
Utah                   Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Vermont                Not Permitted                                            2/6 max 2 yrs; 3/6 max 3 yrs

Example #1                                                                      If within the first (option #) years full prepayment
                                                                                is made, the prepayment charge is an amount equal to
                                                                                the payment of 6 months' advance interest, at the
                                                                                interest rate provided for under the Note, on the
                                                                                amount prepaid which is in excess of twenty percent
                                                                                (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

State                  Fixed and Balloon Loans                                  ARM Loans
------------------------------------------------------------------------------------------------------------------------------------
Virginia               Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #8             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made and the original loan amount is less than        is made and the original loan amount is less than
                       $75,000, the prepayment charge is an amount equal to     $75,000, the prepayment charge is an amount equal to
                       the payment of one percent (1%) of the unpaid            the payment of one percent (1%) of the unpaid
                       principal balance.                                       principal balance.

                       If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made and the original loan amount is $75,000 or       is made and the original loan amount is $75,000 or
                       greater, the prepayment charge is an amount equal to     greater, the prepayment charge is an amount equal to
                       the payment of two percent (2%) of the amount of such    the payment of two percent (2%) of the amount of
                       prepayment amount.                                       such prepayment amount.
------------------------------------------------------------------------------------------------------------------------------------
Washington             Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
West Virginia          Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #7             PURCHASES: If within the first (option #) years full     If within the first (option #) years full prepayment
                       prepayment is made, the prepayment charge is an amount   is made, the prepayment charge is an amount equal to
                       equal to one percent (1%) of the original loan amount.   one percent (1%) of the original loan amount.

                       Not permitted on refinances.
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin              Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #2             When full prepayment is made within any 12-month         When full prepayment is made within any 12-month
                       period the total amount of which exceeds twenty          period the total amount of which exceeds twenty
                       percent (20%) of the original principal amount of the    percent (20%) of the original principal amount of
                       loan, the prepayment charge is an amount equal to the    the loan, the prepayment charge is an amount equal
                       payment of 60 days' advance interest, at the interest    to the payment of 60 days' advance interest, at the
                       rate provided for under the Note, on the amount by       interest rate provided for under the Note, on the
                       which the total of the prepayment(s) within that         amount by which the total of the prepayment(s)
                       12-month period exceeds twenty percent (20%) of the      within that 12-month period exceeds twenty percent
                       original principal amount.                               (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------
Wyoming                Max 3 years                                              2/6 max 2 yrs; 3/6 max 3 yrs

Example #1             If within the first (option #) years full prepayment     If within the first (option #) years full prepayment
                       is made, the prepayment charge is an amount equal to     is made, the prepayment charge is an amount equal to
                       the payment of 6 months' advance interest, at the        the payment of 6 months' advance interest, at the
                       interest rate provided for under the Note, on the        interest rate provided for under the Note, on the
                       amount prepaid which is in excess of twenty percent      amount prepaid which is in excess of twenty percent
                       (20%) of the original principal amount.                  (20%) of the original principal amount.
------------------------------------------------------------------------------------------------------------------------------------

                                                                      02/28/2005

Example #1

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                       Your #s
------------------------------------------------------------------------------------------------
(1)      $100,000.00                      Original principal balance
(2)              10%                               Note rate
(3)                3                        Number of option years
(4)               12                      Number of payments received
(5)        99,444.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)        20,000.00                   20% of original principal balance
        ------------
(7)        79,444.10                       Amount subject to penalty
(8)            x 10%                       Multiply (7) by note rate
(9)     divide by 12     Divide result of (8) by 12 to obtain monthly interest figure
(10)             x 6    Multiply result of (9) by number of months of penalty interest
           $3,972.21                            Penalty amount


                                                                      02/28/2005

Example #2 - Illinois, Wisconsin

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step       Example #s                                                                     Your #s
-------------------------------------------------------------------------------------------------
(1)       $100,000.00                     Original principal balance
(2)               10%                              Note rate
(3)                 3                       Number of option years
(4)                12                     Number of payments received
(5)         99,444.10   Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)        -20,000.00                  20% of original principal balance
        -------------
(7)         79,444.10                      Amount subject to penalty
(8)             x 10%                      Multiply (7) by note rate
(9)     divide by 365     Divide result of (8) by 365 to obtain daily interest figure
(10)             x 60    Multiply result of (9) by number of days of penalty interest
            $1,305.93                           Penalty amount


                                                                      02/28/2005

Example #3 - Massachusetts (O/O and second homes)

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step        Example #s                                                                            Your #s
---------------------------------------------------------------------------------------------------------
(1)        $100,000.00                         Original principal balance
(2)                10%                                 Note rate
(3)                  3                           Number of option years
(4)                  6                        Number of payments received
(5)          99,729.00       Full prepayment of unpaid principal balance (prior to 7th pmt)
(6)              x 10%                                 Note rate
(7)       divide by 12                        Number of months in one year
(8)                x 3                    Number of months of penalty interest
(9)          $2,493.23                             3 months' interest
(10)
(11)         99,729.00       Full prepayment of unpaid principal balance (prior to 7th pmt)
(12)             x 10%                                 Note rate
(13)     divide by 365                         Number of days in one year
(14)             x 181                   Number of remaining days in first year
(15)         $4,945.47                      Balance of first years' interest
             $2,493.23   Penalty amount (lesser of 3 months' interest or first years' interest)

                          Continued on next page . . .



                                                                      02/28/2005

If loan is paid off to refinance with another lender, borrower is subject to this additional charge:

Step      Example #s                                                                     Your #s
------------------------------------------------------------------------------------------------
(1)        99,729.00   Full prepayment of unpaid principal balance (prior to 13th pmt)
(2)            x 10%                              Note rate
(3)     divide by 12                    Number of months in one year
(4)              x 3                Number of months of penalty interest
           $2,493.23                      Additional penalty amount
           $4,986.46            Total penalty amount ($2,493.23 + $2,493.23)


                                                                      02/28/2005

Example #4 - Michigan

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                      Your #s
-----------------------------------------------------------------------------------------------
(1)    $100,000.00                      Original principal balance
(2)            10%                               Note rate
(3)              3                        Number of option years
(4)             12                      Number of payments received
(5)      99,440.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)           x 1%                             Penalty rate
           $994.40                            Penalty amount


                                                                      02/28/2005

Example #5 - Minnesota

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step     Example #s                                                                                     Your #s
---------------------------------------------------------------------------------------------------------------
(1)     $100,000.00                              Original principal balance
(2)             10%                                      Note rate
(3)               3                                Number of option years
(4)              12                             Number of payments received
(5)       99,440.10           Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)            x 2%                                     Penalty rate
(7)       $1,988.80                            2% of unpaid principal balance
(8)       99,440.10           Full prepayment of unpaid principal balance (prior to 13th pmt)
(9)           x 10%                                      Note rate
(10)  divide by 365                              Number of days in one year
(11)           x 60                                Number of penalty days
          $1,634.63                                  60 days' interest
          $1,634.63    Penalty Amount (lesser of 2% of unpaid principal balance or 60 days' interest)


                                                                      02/28/2005

Example #6 - North Carolina, Rhode Island (F & B), South Carolina (ARM)

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                      Your #s
-----------------------------------------------------------------------------------------------
(1)    $100,000.00                      Original principal balance
(2)            10%                               Note rate
(3)              2                        Number of option years
(4)             12                      Number of payments received
(5)      99,440.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)           x 2%                             Penalty rate
         $1,988.80                            Penalty amount


                                                                      02/28/2005

Example #7 - Ohio, West Virginia

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                  Your #s
-----------------------------------------------------------
(1)    $100,000.00    Original principal balance
(2)            10%             Note rate
(3)              3      Number of option years
(4)             12    Number of payments received
(5)     100,000.00    Original principal balance
(6)           x 1%           Penalty rate
         $1,000.00          Penalty amount


                                                                      02/28/2005

Example #8 - Virginia

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                      Your #s
-----------------------------------------------------------------------------------------------
(1)     $70,000.00                      Original principal balance
(2)            10%                               Note rate
(3)              3                        Number of option years
(4)             12                      Number of payments received
(5)      69,610.90    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)           x 1%                             Penalty rate
           $696.11                            Penalty amount

(1)    $100,000.00                      Original principal balance
(2)            10%                               Note rate
(3)              3                        Number of option years
(4)             12                      Number of payments received
(5)      99,440.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)           x 2%                             Penalty rate
         $1,988.80                            Penalty amount


                                                                      02/28/2005

Example #9 - Louisiana (F & B), Mississippi (F & B)

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                     Your #s
----------------------------------------------------------------------------------------------
(1)    $100,000.00                     Original principal balance
(2)            10%                              Note rate
(3)                                      Number of option years
(4)                                    Number of payments received
(5)      98,151.60   Full prepayment of unpaid principal balance (prior to 37th pmt)
(6)           x 3%              Penalty rate for prepayment in third year
         $2,944.55                           Penalty amount


                                                                      02/28/2005

Example #10 - Maryland (F & B)

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step      Example #s                                                                      Your #s
-------------------------------------------------------------------------------------------------
(1)      $100,000.00                      Original principal balance
(2)              10%                               Note rate
(3)                3                        Number of option years
(4)               12                      Number of payments received
(5)        99,444.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)       -33,333.33                   1/3 of original principal balance
         -----------
(7)        66,110.77                       Amount subject to penalty
(8)            x 10%                               Note rate
(9)     divide by 12                     Number of Months in One Year
(10)             x 2                 Number of Months of Penalty Interest
           $1,101.85                            Penalty amount


                                                                      02/28/2005

Example #11 Missouri (F & B)

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                      Your #s
-----------------------------------------------------------------------------------------------
(1)    $100,000.00                      Original principal balance
(2)            10%                               Note rate
(3)              2                        Number of option years
(4)             30                      Number of payments received
(5)      98,499.30    Full prepayment of unpaid principal balance (prior to 31st pmt)
(6)           x 2%                             Penalty rate
         $1,969.99                            Penalty amount


                                                                      02/28/2005

Example #12 - District of Columbia (F & B)

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step     Example #s                                                                      Your #s
------------------------------------------------------------------------------------------------
(1)     $100,000.00                      Original principal balance
(2)             10%                               Note rate
(3)               3                        Number of option years
(4)              12                      Number of payments received
(5)       99,444.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)      -33,333.33                   1/3 of original principal balance
        -----------
(7)       66,110.77                       Amount subject to penalty
(8)           x 10%                               Note rate
(9)    divide by 12                     Number of Months in One Year
(10)            x 2                 Number of Months of Penalty Interest
          $1,101.85                            Penalty amount


                                                                      02/28/2005

Example #13 - Arkansas

These examples are provided as a helpful tool for estimating potential penalties when a customer is considering the option of a prepayment penalty. The examples are specifically NOT to be used to calculate payoff amounts.

Step    Example #s                                                                      Your #s
-----------------------------------------------------------------------------------------------
(1)    $100,000.00                      Original principal balance
(2)            10%                               Note rate
(3)              3                        Number of option years
(4)             12                      Number of payments received
(5)      99,440.10    Full prepayment of unpaid principal balance (prior to 13th pmt)
(6)           x 3%                             Penalty rate
          $2983.20                            Penalty amount


                                                                      02/28/2005